                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): January 27, 1999




                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)




       NORTH CAROLINA                340-23520                 56-1714315
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
      of incorporation)                                   Identification Number)




             4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 200,
                       DURHAM, NORTH CAROLINA 27703-8411
                    (Address of principal executive offices)



                                 (919) 998-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS.

         In connection with the proposed acquisition by Quintiles Transnational Corp. (the "Company") of all of the outstanding shares of capital stock of (i) Pharmaceutical Marketing Services, Inc., a Delaware corporation ("PMSI"), which acquisition is described in greater detail in the Company's Current Report on Form 8-K dated December 16, 1998, and (ii) ENVOY Corporation, a Tennessee corporation ("ENVOY"), which acquisition is described in greater detail in the Company's Current Report on Form 8-K dated December 17, 1998, and in accordance with Rule 3-05 and Article 11 of Regulation S-X, the Company provides the historical financial statements of each of ENVOY and PMSI and pro forma financial information described below.

     Item Description                                                     Page
     ----------------                                                     ----

     1)  Consolidated Financial Statements of ENVOY

              a.  Reports of Independent Auditors                           5

              b.  Consolidated Balance Sheets as of December 31,
              1997 and 1996                                                 8

              c.  Consolidated Statements of Operations for each
              of the three years in the period ended December 31,
              1997                                                         10

              d.  Consolidated Statements of Shareholders' Equity
              for each of the three years in the period ended
              December 31, 1997                                            12

              e.  Consolidated Statements of Cash Flows for each
              of the three years in the period ended December 31,
              1997                                                         13

              f.  Notes to Consolidated Financial Statements               15

              g.  Consolidated Balance Sheets as of September
              30, 1998 and December 31, 1997 (Unaudited)                   42

              h.  Consolidated Statements of Operations for the
              Three Months Ended September 30, 1998 and 1997
              and the Nine Months Ended September 30, 1998
              and 1997 (Unaudited)                                         43

              i.  Consolidated Statements of Cash Flows for the
              Nine Months Ended September 30, 1998 and 1997
              (Unaudited)                                                  44

              j.  Notes to Consolidated Financial Statements (Unaudited)   45

     Item Description                                                     Page
     ----------------                                                     ----

     2)  Consolidated Financial Statements of PMSI

              a.  Report of Independent Accountants                        51

              b.  Consolidated Balance Sheets as of June 30, 1997
              and 1998                                                     52

              c.  Consolidated Statements of Operations for the
              Years Ended June 30, 1996, 1997 and 1998                     53

              d.  Consolidated Statements of Stockholders' Equity
              for the Years Ended June 30, 1996, 1997 and 1998             54

              e.  Consolidated Statements of Cash Flows for the
              Years Ended June 30, 1996, 1997 and 1998                     55

              f.  Notes to Consolidated Financial Statements               57

              g.  Consolidated Balance Sheet as of September
              30, 1998 (Unaudited)                                         80

              h.  Consolidated Statements of Operations for the
              Three Months Ended September 30, 1998 and 1997
              (Unaudited)                                                  81

              i.  Consolidated Statements of Comprehensive
              Income for the Three Months Ended September 30,
              1998 and 1997 (Unaudited)                                    82

              j.  Consolidated Statements of Cash Flows for the
              Three Months Ended September 30, 1998 and 1997
              (Unaudited)                                                  83

              k.  Notes to Consolidated Financial Statements (Unaudited)   84

     3) Unaudited Pro Forma Combined Condensed Financial Statements of the Company, PMSI and ENVOY

              a.  Introduction to Unaudited Pro Forma Combined Condensed
              Financial Data                                               86

              b.  Unaudited Pro Forma Combined Condensed Balance Sheet
              as of September 30, 1998                                     88

              c.  Notes to Unaudited Pro Forma Combined Condensed
              Balance Sheet as of September 30, 1998                       89

     Item Description                                                     Page
     ----------------                                                     ----

              d. Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine Months ended September
              30, 1998                                                     92

              e.  Notes to Unaudited Pro Forma Combined Condensed
              Statement of Operations for the Nine Months Ended
              September 30, 1998                                           93

              f.  Unaudited Pro Forma Combined Condensed Statement of
              Operations for the Year Ended December 31, 1997              95

              g.  Notes to Unaudited Pro Forma Combined Condensed
              Statement of Operations for the Year Ended
              December 31, 1997                                            96

     4) Unaudited Pro Forma Combined Condensed Financial Statements of the Company and ENVOY

              a.  Introduction to Unaudited Pro Forma Combined
              Condensed Financial Data                                     98

              b.  Unaudited Pro Forma Combined Condensed Balance
              Sheet as of September 30, 1998                               99

              c.  Unaudited Pro Forma Combined Condensed Statements
              of Operations for the Nine Months Ended September 30,
              1998 and 1997                                               100

              d.  Unaudited Pro Forma Combined Condensed Statements
              of Operations for each of the Three Years Ended
              December 31, 1997, 1996 and 1995                            102

                         Report of Independent Auditors


Board of Directors and Shareholders
ENVOY Corporation

We have audited the accompanying consolidated balance sheets of ENVOY Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the accompanying financial statement schedule filed herewith. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We did not audit the financial statements of Professional Office Services, Inc. and XpiData, Inc., which statements reflect total assets constituting 6% in 1997 and 4% in 1996, and total revenues constituting 18% in 1997, 16% in 1996, and 24% in 1995 of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for Professional Office Services, Inc. and XpiData, Inc., is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ENVOY Corporation and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed more fully in Note 2, the Company and the staff of the Securities and Exchange Commission have had discussions with respect to the methods used by the Company to value acquired in-process technology. As a result of these discussions, the Company has modified the methods used to value acquired in-process technology recorded and written off in connection with the Company's 1996 acquisition of National Electronic Information Corporation and 1997 acquisitions of Healthcare Data Interchange Corporation and Diverse Software Solutions and accordingly, has restated the consolidated financial statements for the years ended December 31, 1997 and 1996 to reflect this change. Additionally, as discussed more fully in Note 2, the Company has given retroactive effect to the change in accounting for its convertible securities having a beneficial conversion feature.


                                             /s/ Ernst & Young LLP
                                                 Ernst & Young LLP
Nashville, Tennessee
March 5, 1998, except for the business
combinations accounted for as poolings
of interests referred to in Notes 1 and 4,
as to which the date is April 29, 1998;
the restatement for the beneficial conversion
feature referred to in Note 2, as to
which the date is June 26, 1998; the
restatement related to acquired in-process
technology referred to in Note 2 and the
subsequent event referred to in Note 22,
as to which the date is November 9, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Professional Office Services, Inc.:

We have audited the balance sheets of PROFESSIONAL OFFICE SERVICES, INC., not separately presented herein, as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Office Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                              /s/ ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP

Nashville, Tennessee
February 11, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To XpiData, Inc.:

We have audited the balance sheets of XPIDATA, INC., not separately presented herein, as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XpiData, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                              /s/ ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP

Nashville, Tennessee
January 30, 1998

                                ENVOY Corporation

                           Consolidated Balance Sheets

                        (In thousands, except share data)


                                                                              DECEMBER 31,

                                                                   1997                         1996
                                                       -----------------------      ------------------------
                                                       (Restated - see Note 2)      (Restated - see Note 2)
Assets
Current assets:
    Cash and cash equivalents                                $8,598                       $36,737
    Trade accounts receivable, less allowance for
       doubtful accounts of $3,641 and $2,228 in
       1997 and 1996, respectively                           33,510                        24,549
    Inventories                                               2,585                         2,975
    Deferred income taxes                                     1,797                         1,309
    Other                                                     1,811                         3,000
                                                       ------------                   -----------
Total current assets                                         48,301                        68,570

Property and equipment:
    Equipment                                                35,890                        26,791
    Furniture and fixtures                                    2,433                         3,197
    Leasehold improvements                                    2,766                         2,156
                                                       ------------                   -----------
                                                             41,089                        32,144
Less accumulated depreciation and amortization              (21,581)                      (15,507)
                                                       ------------                   -----------
                                                             19,508                        16,637
Other assets:
   Goodwill, net of amortization                             67,001                        42,992
   Other intangibles, net of amortization                    27,384                        25,682
   Other                                                      4,431                         2,487
                                                       ------------                   -----------
Total assets                                               $166,625                      $156,368
                                                       ============                   ===========

See accompanying notes.

                                ENVOY Corporation

                        (In thousands, except share data)


                                                                           DECEMBER 31,
                                                               1997                          1996
                                                      ------------------------       ----------------------
Liabilities and shareholders' equity                  (Restated - see Note 2)        (Restated - see Note 2)
Current liabilities:
    Accounts payable                                            $ 3,334                               $5,707
    Accrued expenses and other current liabilities               25,362                               13,154
     Short-term debt                                              1,315                                1,781
    Current portion of long-term debt                               263                                  387
                                                             ----------                          -----------
Total current liabilities                                        30,274                               21,029

Long-term debt, less current portion                                527                                8,926

Deferred income taxes                                             1,579                                1,988

Other non-current liabilities                                     9,163                                    0

Shareholders' equity:
    Preferred stock--No par value; authorized,
        12,000,000 shares; issued, 3,730,233                     55,021                               55,021
    Common stock--No par value;
        authorized, 48,000,000 shares;
        issued, 20,075,822 and 18,854,531 in
        1997 and 1996, respectively                             114,652                              103,265
    Additional paid-in capital                                    7,208                                7,193
    Retained deficit                                           (51,799)                             (41,054)
                                                             ----------                          -----------
Total shareholders' equity                                      125,082                              124,425
                                                             ----------                          -----------
Total liabilities and shareholders' equity                     $166,625                             $156,368
                                                             ==========                          ===========

See accompanying notes.

                           ENVOY Corporation

                 Consolidated Statements of Operations

                 (In thousands, except per share data)


                                                                               YEAR ENDED DECEMBER 31,

                                                                       1997              1996            1995
                                                                    ------------------------------------------

                                                                    (Restated -      (Restated -
                                                                    see Note 2)      see Note 2)
Revenues                                                             $137,605           90,572        $ 34,197
Operating costs and expenses:
   Cost of revenues                                                    64,247           43,500          18,967
   Selling, general and administrative expenses                        32,734           24,631          11,156
   Research and development expenses                                    2,192            1,779           1,466
   Depreciation and amortization expenses                              34,432           25,497           2,725
   Merger and facility integration costs                                    0            4,664               0
   Write-off of acquired in-process technology                          6,600            8,700               0
   EMC losses                                                               0              540               0
                                                                    ------------------------------------------
Operating loss                                                         (2,600)         (18,739)           (117)

   Other income (expense):
       Interest income                                                  1,312            1,032             380
       Interest expense                                                (1,577)          (2,872)           (659)
                                                                    ------------------------------------------
                                                                         (265)          (1,840)           (279)
                                                                    ------------------------------------------
    Loss from continuing operations
        before income taxes and loss in investee                       (2,865)         (20,579)           (396)

    Provision (benefit) for income taxes                                6,333            1,717             (50)
    Loss in investee                                                        0                0          (1,776)
                                                                    ------------------------------------------
    Loss from continuing operations                                    (9,198)         (22,296)         (2,122)

    Income from discontinued operations, net of
        income taxes                                                        0                0              30

    First Data transaction expenses, including income                       0                0          (2,431)
    taxes
                                                                    ------------------------------------------

    Loss from discontinued operations                                       0                0          (2,401)
                                                                    ------------------------------------------
    Net loss                                                           (9,198)         (22,296)         (4,523)
    Less preferred stock dividends                                          0          (14,921)              0
                                                                    ------------------------------------------
    Net loss applicable to common stock                              $ (9,198)       $ (37,217)        $(4,523)
                                                                    ==========================================

     (CONTINUED)

                                ENVOY Corporation

                      (In thousands, except per share data)



                                                                         YEAR ENDED DECEMBER 31,
                                                                1997              1996              1995
                                                             ------------      -----------       ---------
    Basic and diluted net loss per common share:              (RESTATED -      (RESTATED -
                                                              SEE NOTE 2)      SEE NOTE 2)
           Loss from continuing operations                     $ (0.47)          $ (2.25)         $ (0.14)
           Loss from discontinued operations                          0                 0           (0.17)
                                                               --------         ---------        ---------
    Basic and diluted net loss per common share                $ (0.47)          $ (2.25)         $ (0.31)
                                                               ========         =========        =========

    Weighted average shares outstanding                          19,686            16,519           14,739
                                                               ========         =========        =========

    Pro forma net loss data (unaudited), reflecting pro forma tax provision on income of ExpressBill companies (see Notes 4 and 16):

           Historical loss from continuing operations
           applicable to common stock                          $ (9,198)        $ (37,217)        $ (2,122)
           pro forma adjustment to provision for
           income taxes                                           1,032               165                0
                                                               --------         ---------        ---------
           Pro forma loss from continuing operations
           applicable to common stock                           (10,230)          (37,382)          (2,122)

           Loss from discontinued operations                          0                 0           (2,401)
                                                               --------         ---------        ---------
           Pro forma net loss applicable to common             $(10,230)         $(37,382)         $(4,523)
           stock
                                                               ========         =========        =========
           Basic and diluted pro forma loss per
           common share
                     Pro forma loss-continuing                  $(0.52)           $(2.26)          $(0.14)
                     operations
                     Pro forma loss-discontinued
                     operations                                       0                 0           (0.17)
                                                               --------         ---------        ---------
           Basic and diluted pro forma net loss per
           common share                                         $(0.52)           $(2.26)          $(0.31)
                                                               ========         =========        =========



    See accompanying notes.

                           ENVOY Corporation

            Consolidated Statements of Shareholders' Equity
                            (In thousands)


                                                                                                                    ADDITIONAL
                                                                     COMMON STOCK               PREFERRED STOCK       PAID-IN
                                                                SHARES           AMOUNT       SHARES      AMOUNT       CAPITAL
                                                                -------         --------      -----      ---------     ------
    Balance at December 31, 1994                                 14,514          $11,081                              $35,190
           Stock options exercised                                  271              271                                  349
           Income tax benefit realized on exercise of stock           0                0                                   46
           options
           First Data merger:
              Stock option compensation charge                        0                0                                    0
              Equity transfer                                         0                0                              (28,430)
           Capital distributions of ExpressBill                       0                0                                    0
           Capital contributions of ExpressBill                       4                3                                   28
           Net loss                                                   0                0                                    0
                                                                -------         --------      -----      ---------     ------
    Balance at December 31, 1995                                 14,789           11,355                                7,183
           Stock options exercised                                  163              510                                    0
           Stock issued in connection with acquisitions             413            6,650      3,730      $40,100            0
           Conversion of debt to common stock                       170            1,786          0            0            0
           Proceeds from issuance of stock                        3,320           82,964          0            0            0
           Capital distributions of ExpressBill                       0                0          0            0            0
           Capital contributions of ExpressBill                       0                0          0            0           10
           Accretion of Series B preferred stock dividends            0                0          0       14,921            0
           Net loss                                                   0                0          0            0            0
                                                                -------         --------      -----      ---------     ------
    Balance at December 31, 1996 (Restated - See Note 2)         18,855          103,265      3,730       55,021        7,193

           Stock options exercised                                  437            1,844          0            0            0
           Income tax benefit realized on exercise of stock           0            1,249          0            0            0
           options
           Conversion of debt to common stock                       781            8,214          0            0            0
           Proceeds from issuance of stock                            3               80          0            0            0
           Capital distributions of ExpressBill                       0                0          0            0            0
           Capital contributions of ExpressBill                       0                0          0            0           15
           Net loss                                                   0                0          0            0            0
                                                                -------         --------      -----      ---------     ------

    Balance at December 31, 1997 (Restated - See Note (2)        20,076         $114,652      3,730      $55,021       $7,208
                                                                =======         ========      =====      =========     ======


                                                                RETAINED                      TOTAL
                                                                EARNINGS      DEFERRED     SHAREHOLDERS'
                                                               (DEFICIT)    COMPENSATION      EQUITY
                                                                -------        ---------      -------
    Balance at December 31, 1994                                 $8,558       $(1,264)        $53,565
           Stock options exercised                                    0             0             620
           Income tax benefit realized on exercise of stock           0             0              46
           options
           First data merger:
              Stock option compensation charge                        0         1,264           1,264
              Equity transfer                                    (6,989)            0         (35,419)
           Capital distributions of ExpressBill                    (212)            0            (212)
           Capital contributions of ExpressBill                       0             0              31
           Net loss                                              (4,523)            0          (4,523)
                                                                -------        ---------      -------
    Balance at December 31, 1995                                 (3,166)            0          15,372
           Stock options exercised                                    0             0             510
           Stock issued in connection with acquisitions               0             0          46,750
           Conversion of debt to common stock                         0             0           1,786
           Proceeds from issuance of stock                            0             0          82,964
           Capital distributions of ExpressBill                    (671)            0            (671)
           Capital contributions of ExpressBill                       0             0              10
           Accretion of Series B preferred stock dividends      (14,921)            0               0
           Net loss                                             (22,296)            0         (22,296)
                                                                -------        ---------      -------
    Balance at December 31, 1996 (Restated - See Note 2)        (41,054)            0         124,425

           Stock options exercised                                    0             0           1,844
           Income tax benefit realized on exercise of stock           0             0           1,249
           options
           Conversion of debt to common stock                         0             0           8,214
           Proceeds from issuance of stock                            0             0              80
           Capital distributions of ExpressBill                  (1,547)            0          (1,547)
           Capital contributions of ExpressBill                       0             0              15
           Net loss                                              (9,198)            0          (9,198)
                                                                -------        ---------      -------

    Balance at December 31, 1997 (Restated - See Note (2)      $(51,799)           $0        $125,082
                                                               ========        =========     ========


    See accompanying notes.

                                ENVOY CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)



                                                                                          YEAR ENDED DECEMBER 31,
                                                                              1997                    1996                1995
                                                                       -----------------       -----------------        ---------
                                                                       (Restated - see Note 2) (Restated - see Note 2)
OPERATING ACTIVITIES:
NET LOSS                                                                  $  (9,198)              $ (22,296)             $  (4,523)
Adjustments to reconcile net loss to net cash provided by operating activities:

        Depreciation and amortization                                        34,432                  25,507                  3,807
        Stock option compensation expense                                         0                       0                  1,264
        Provision for losses on accounts receivable                           1,461                   1,112                    430
        Deferred income tax provision (benefit)                                (995)                    339                     11
        Write-off of certain assets and investments                           6,600                  10,281                    820
        Changes in assets and liabilities, net of First
            Data transaction and acquired businesses:
             Decrease (increase) in accounts receivable                      (9,782)                 (8,709)                    66
             Decrease (increase) in inventories                                 388                    (543)                (1,643)
             Decrease (increase) in other current assets                        981                  (1,887)                  (619)
             Increase (decrease) in accounts payable, accrued
                        expenses and other current liabilities               (1,900)                   (621)                 2,180
                                                                          ---------               ---------              ---------
Net cash provided by operating activities                                    21,987                   3,183                  1,793

INVESTING ACTIVITIES
Net (increase) decrease in short-term investments                                 0                   5,103                 (5,103)
Purchases of property and equipment                                          (8,744)                 (5,356)                (8,507)
Decrease (increase) in other assets                                          (1,998)                      0                  1,047
Investment in EMC                                                                 0                       0                   (750)
Payments for businesses acquired, net of cash acquired of
$5,543 in 1996                                                              (40,412)                (93,744)                     0
                                                                          ---------               ---------              ---------
Net cash used in investing activities                                       (51,154)                (93,997)               (13,313)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock                                         0                  40,100                      0
Proceeds from issuance of common stock                                        3,174                  88,474                    623
Capital distributions of Express Bill                                        (1,391)                   (671)                  (212)
Capital contributions of Express Bill                                            15                      10                      0
Proceeds from long-term debt                                                      0                  44,267                 10,457
Payments on long-term debt                                                     (304)                (44,387)                (1,447)
Proceeds from (payments on) short-term debt                                    (466)                    639                    741
Payment of deferred financing costs                                               0                  (1,200)                     0
Cash transferred in First Data transaction                                        0                       0                 (2,743)
                                                                          ---------               ---------              ---------
Net cash provided by financing activities                                     1,028                 127,232                  7,419
                                                                          ---------               ---------              ---------
Net increase (decrease) in cash and cash equivalents                        (28,139)                 36,418                 (4,101)
Cash and cash equivalents at beginning of year                               36,737                     319                  4,420
                                                                          ---------               ---------              ---------
Cash and cash equivalents at end of year                                  $   8,598               $  36,737              $     319
                                                                          =========               =========              =========

(Continued)

                                ENVOY Corporation

                                 (In thousands)



                                                                       YEAR ENDED DECEMBER 31,
                                                                 1997            1996            1995
                                                       ------------------------------------------------
                                                              (Restated -   (Restated -
                                                              see Note 2)   see Note 2)
    SUPPLEMENTAL CASH FLOW INFORMATION
    Interest paid                                          $     (238)       $   (2,357)     $     (659)
    Interest received                                           1,250             1,024             380
    Income taxes paid                                          (5,952)             (371)           (496)

    NONCASH TRANSACTIONS
     First Data transaction:
        Book value of assets transferred, excluding
           cash                                            $        0        $        0      $   36,083
        Liabilities transferred                                     0                 0          (3,407)
        Equity transferred                                          0                 0         (35,419)
                                                       -------------------------------------------------
    Cash transferred                                       $        0        $        0      $   (2,743)
                                                       =================================================

    ACQUISITIONS
    Working capital                                        $        0       $       302      $        0
    Intangible assets                                               0             1,348               0
    Common stock issued                                             0            (1,650)              0
                                                       ------------------------------------------------
    Cash transferred                                       $        0       $         0      $        0
                                                       ================================================

    CONVERSION OF DEBT TO COMMON STOCK                     $    8,214       $     1,786      $        0
                                                       ================================================

  See accompanying notes.

                           ENVOY Corporation

              Notes to Consolidated Financial Statements

1.     ORGANIZATION

ENVOY Corporation, a Tennessee corporation (the "Company" or "New ENVOY"), was incorporated in August 1994 as a wholly-owned subsidiary of ENVOY Corporation, a Delaware corporation ("Old ENVOY"), and through a stock dividend distribution by Old ENVOY of all of the outstanding shares of the common stock of New ENVOY (the "Distribution") the Company ceased to be a wholly-owned subsidiary of Old ENVOY. Immediately after the Distribution, Old ENVOY was merged with and into First Data Corporation ("First Data") (see Note 3). Old ENVOY was formed in 1981 to develop and market electronic transaction processing services to capture and transmit time critical information for the financial services and health care markets. In 1995, the assets and liabilities of Old ENVOY associated with the electronic transaction processing for the health care markets and governmental benefits programs were transferred to New ENVOY. For accounting purposes, the Company's financial statements for 1995 include financial information for its predecessor, Old ENVOY, with the financial services electronic processing business (the "Financial Business") shown as discontinued operations. For purposes of the notes to the consolidated financial statements, the "Company" refers to Old ENVOY and New ENVOY for the period prior to June 6, 1995. The Company currently provides electronic data interchange ("EDI") and transaction processing services to participants in the health care market, including pharmacies, physicians, hospitals, dentists, billing services, commercial insurance companies, managed care organizations, state and federal government agencies and others.

As more fully discussed in Note 4, on February 27, 1998, the Company completed business combinations with Professional Office Services, Inc. ("POS"), XpiData, Inc. ("XpiData") and Automated Revenue Management, Inc. ("ARM"; and together with POS and XpiData sometimes collectively referred to as the "ExpressBill Companies"). These transactions have been accounted for as poolings of interests and the Company's historical consolidated financial statements for 1997, 1996 and 1995 have been restated to include the accounts and results of operations of the ExpressBill Companies.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount approximates fair value because of the short maturity of those instruments.

SHORT-TERM INVESTMENTS

Short-term investments include investments in fixed rate securities consisting primarily of bonds and corporate notes. These investments have maturity dates of one to five years from the date of purchase and are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." All short-term investments were sold prior to December 31, 1996.

Proceeds, gross realized gains and gross realized losses from the sale of available-for-sale securities were $6,126,000, $1,911, and $39,138, respectively, in 1996 and $9,470,000, $288,000, and $9,000, respectively, in 1995. The cost of securities sold is based on the specific identification method.

                           ENVOY Corporation

              Notes to Consolidated Financial Statements

CONCENTRATION OF CREDIT RISK

The Company has one customer that accounted for approximately 12% of the Company's consolidated revenues for 1997 and accounted for approximately 16% of consolidated accounts receivable. No single customer accounted for more than 10% of consolidated revenues in 1996 or 1995.

INVENTORIES

Inventories consist primarily of point-of-service terminals and supplies used in the patient statement business, and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided over the estimated lives of the respective assets on the straight-line basis principally over five to seven years. Depreciation expense totaled $6,141,000, $4,920,000 and $2,674,000 for 1997, 1996 and 1995, respectively.

OTHER ASSETS

Other assets consist primarily of goodwill and other intangible assets as follows (in thousands):


                                                          December 31,          Amortization
                                               1997                   1996         Period
                                     --------------------------------------     ------------

Goodwill                              $    105,059              $    59,466      3-15 years
Less accumulated amortization              (38,058)                 (16,474)
                                      -------------------------------------
                                      $     67,001              $    42,992
                                     ======================================

Submitter and payor relationships     $     12,700              $    12,400      9 years
Customer contracts                          13,554                    8,554      9-10 years
Developed technology                         4,300                    2,100      2 years
Covenants not to compete                     4,081                    4,133      2 years
Trademarks and tradenames                      350                        0      3-7 years
Assembled work force                         3,140                    2,600      3-7 years
                                      -------------------------------------
                                            38,125                   29,787
Less accumulated amortization              (10,741)                  (4,105)
                                      -------------------------------------
                                      $     27,384              $    25,682
                                     ======================================

Amortization expense related to such intangible assets for the years ended December 31, 1997, 1996 and 1995 was $28,292,000, $20,578,000 and $39,000,
respectively. In establishing the amortization periods for intangible assets, the Company considers several factors, including legal, regulatory, or contractual provisions; effects of obsolescence, demand, competition and other economic factors; service life expectancies of employees; and expected actions of competitors and others. The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flows of the acquired business or from the use of the asset over the remaining amortization period is less than the carrying amount of the asset. As of December 31, 1997, in the opinion of management, there has been no such impairment.

                           ENVOY Corporation

              Notes to Consolidated Financial Statements

REVENUE RECOGNITION

Processing services revenue is recognized as the transactions are processed. The Company recognizes revenue from software sales in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 91-1, "Software Revenue Recognition." Revenue from software product sales is recognized upon delivery to the customer provided the collection of the sales proceeds is deemed probable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance, licensing and support activities, is generally recognized as hardware is shipped or as services are provided. Receivables generally are due within 30 days and do not require collateral.

In October 1997, the AICPA issued Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition." SOP 97-2 is effective for fiscal years beginning after December 15, 1997, and is not expected to have a material impact on the Company's financial statements. Effective January 1, 1998, the Company adopted SOP 97-2.

LOSS PER COMMON SHARE

In 1997, the Company adopted the provisions of SFAS No. 128, "Earnings per Share." SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. The adoption of SFAS No. 128 had no impact on the Company's computation of earnings per share for the current or prior periods.

RESEARCH AND DEVELOPMENT

Research and development expenses of $2,192,000 in 1997, $1,779,000 in 1996 and $1,466,000 in 1995 were charged to expense as incurred until technological feasibility had been established for the product. Thereafter, all software development costs are capitalized until the products are available for general use by customers. The Company has not capitalized any significant software costs to date.

INCOME TAXES

The Company and XpiData have used the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The former stockholders of POS and ARM elected under Subchapter S of the Internal Revenue Code (the "Code") to include such companies' income in their own income for federal and state income tax purposes. Accordingly, POS and ARM were not subject to federal or state income taxes for periods prior to the Company's business combinations with the ExpressBill Companies.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK BASED COMPENSATION

Under various benefit plans, the Company grants stock options for a fixed number of shares to employees and directors with an exercise price which approximates the fair value of the shares at the date of grant. The Company also has an Employee Stock Purchase Plan, which is qualified under Section 423 of the Code. The Company accounts for stock based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25,

                           ENVOY Corporation

              Notes to Consolidated Financial Statements

("APB No. 25") "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense.

RECLASSIFICATIONS

Certain reclassifications have been made in the 1996 and 1995 consolidated financial statements to conform with the 1997 presentation.

RESTATEMENT OF FINANCIAL STATEMENTS

Restatement for Beneficial Conversion Feature

The results of operations presented in the financial statements for the year ended December 31, 1996 have been restated to give effect to the accounting treatment announced by the Securities and Exchange Commission at the March 13, 1997 meeting of the Emerging Issues Task Force relevant to the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") (see Notes 4 and
13) which has a "beneficial conversion" feature. The purchase price for the Series B Preferred Stock ($10.75 per share) was established on October 25, 1996, when the letter of intent related to the financing of the acquisition of National Electronic Information Corporation ("NEIC") was executed. The Series B Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") was executed on November 30, 1995, at which time the fair value of the Common Stock was $14.75 per share and, pursuant to the terms of the Stock Purchase Agreement, was convertible into Common Stock on the date of issuance on a one-for-one basis. The discount between the issuance price of $40.1 million or $10.75 per share and the fair value on the date of the Stock Purchase Agreement of $55.0 million or $14.75 per share gives rise to a beneficial conversion feature. Under the accounting treatment discussed above, the value of the discount has been reflected in the restated financial statements as preferred dividends and has been accreted on the date of issuance, March 6, 1996, which is also the first possible conversion date. Accordingly, the entire discount is treated as a dividend on the Series B Preferred Stock for the year ended December 31, 1996. The restatement has no effect on cash flows of the Company.

Restatement Related to Acquired In-Process Technology

The management of the Company and the staff of the Securities and Exchange Commission have had discussions with respect to the methods used to value acquired in-process technology recorded and written off at the date of acquisition. As a result of these discussions, the Company has modified the methods used to value acquired in-process technology in connection with the Company's 1996 acquisition of NEIC and 1997 acquisitions of Healthcare Data Interchange Corporation ("HDIC") and Diverse Software Solutions ("DSS"). Initial calculations of value of the acquired in-process technology were based on the cost required to complete each project, the after-tax cash flows attributable to each project, and the selection of an appropriate rate of return to reflect the risk associated with the stage of completion of each project. Revised calculations of the value of the acquired in-process technology are based on adjusted after-tax cash flows that give explicit consideration to the Staff's views on in-process research and development as set forth in its September 15, 1998 letter to the AICPA, and the Staff's comments for the Company to consider
(i) the stage of completion of the in-process technology at the dates of acquisition, (ii) contributions of the Company's own distinct and unique proprietary advantages, and (iii) the estimated total project costs of the in-process research and development in arriving at the valuation amount. As a result of this modification the Company has decreased the amount of the purchase price allocated to acquired in-process technology in the NEIC acquisition from $30 million to $8 million, in the HDIC acquisition from $35 million to $6 million, and in the DSS acquisition from $3 million to $600,000. As a result, the Company increased other intangibles by $5 million (for customer contracts) and goodwill by $48.4 million.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements


Summary of Effects of Restatements

The effects of the restatement for the beneficial conversion feature and the effects of the restatement related to acquired in-process technology resulted in the following impact on the Company's results of operations for the years ended December 31, 1997 and 1996 and its financial position at December 31, 1997 and 1996 (in thousands).


                                                                                   1997            1996
                                                                                ----------      ---------
Results of operations:
Loss from continuing operations before income taxes as previously reported       $(25,928)       $(36,590)

           Adjustment related to acquired in-process technology*                   23,063          16,011
                                                                                 --------        --------
           Restated                                                              $ (2,865)       $(20,579)
                                                                                 ========        ========
Net loss, as previously reported                                                 $(20,710)       $(38,307)
           Adjustment related to acquired in-process technology*                   11,512          16,011

           Adjustment related to beneficial conversion feature                         --         (14,921)
                                                                                 --------        --------
           Restated net loss applicable to common stock                          $ (9,198)       $(37,217)
                                                                                 ========        ========
Loss per share:
           As previously reported                                                $  (1.05)       $  (2.32)

           Adjustment related to acquired in-process technology*                     0.58            0.97

           Adjustment related to beneficial conversion feature                         --           (0.90)
                                                                                 --------        --------
           Restated                                                              $  (0.47)       $  (2.25)
                                                                                 ========        ========

 *The adjustment results from the decrease in the value assigned to acquired in-process technology and the increased amortization of goodwill and other intangibles.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements



                                                              1997             1996
                                                            ---------       ----------
Financial Position:
Goodwill, as previously reported                             $ 32,719        $ 26,981
  Adjustment related to acquired in-process technology         34,282          16,011
                                                             --------        --------
  Restated                                                   $ 67,001        $ 42,992
                                                             ========        ========
Other intangibles, as previously reported                    $ 22,592        $ 25,682
  Adjustment related to acquired in-process technology          4,792              --
                                                             --------        --------
  Restated                                                   $ 27,384        $ 25,682
                                                             ========        ========
Deferred tax asset (liability), as originally reported       $  9,972        $ (1,988)

  Adjustment related to acquired in-process technology        (11,551)             --
                                                             --------        --------
  Restated                                                   $ (1,579)       $ (1,988)
                                                             ========        ========
Retained deficit, as previously reported                     $(79,322)       $(57,065)
  Adjustment related to acquired in-process technology *       27,523          16,011

                                                             --------        --------
  Restated                                                   $(51,799)       $(41,054)
                                                             ========        ========

* The adjustment results from the decrease in the value assigned to acquired in-process technology and the increased amortization of goodwill and other intangibles.

3.         DISCONTINUED OPERATIONS--TRANSACTION WITH  FIRST DATA CORPORATION

On June 6, 1995, the Company completed a merger of its Financial Business with First Data (the "First Data Merger"). Pursuant to a management services agreement entered into in connection with the First Data Merger, the Company received a fee from First Data of $1,500,000 per annum, payable in quarterly installments of $375,000, during the first two years following the First Data Merger. Management fees of $650,000, $1,500,000 and $850,000 for the years ended December 31, 1997, 1996 and 1995 are classified in revenues in the consolidated statements of operations.

The net assets of the Financial Business were merged with and into First Data and were accounted for as discontinued operations.

Revenues of the Financial Business were $12,828,000 for the period January 1, 1995 through June 6, 1995.

The Company incurred $1,997,000 in expense related to the Distribution and First Data Merger for the year ended December 31, 1995. These expenses consisted primarily of legal, accounting and financial advisor fees. As set forth in the merger agreement, First Data paid 50% of the costs of the transactions up to a maximum expense to First Data of $2,000,000. The $1,997,000 incurred by the Company is net of the $2,000,000 paid by First Data. The costs associated with the First Data Merger have been included in discontinued operations including applicable income taxes of $434,000 for the year ended December 31, 1995 and reflect the reversal of tax benefits previously recognized for such charges.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

4.         BUSINESS COMBINATIONS

BUSINESS COMBINATIONS ACCOUNTED FOR AS POOLINGS OF INTERESTS

On February 27, 1998, the Company completed business combinations with the three companies operating the ExpressBill patient statement processing and printing services businesses, for an aggregate of 3,500,000 shares of ENVOY Common Stock ("Common Stock"). Shareholders of XpiData, based in Scottsdale, Arizona, received 1,365,000 shares and shareholders of POS and its affiliated company, ARM, both of which are based in Toledo, Ohio, received an aggregate of 2,135,000 shares. The ExpressBill patient statement services include electronic data transmission and formatting, statement printing and mailing services for health care providers and practice management system vendors. These transactions have been accounted for as poolings of interests. Accordingly, the Company's historical consolidated financial statements for 1997, 1996 and 1995 have been restated to include the accounts and results of operations of the ExpressBill Companies. A reconciliation of previously reported revenues and earnings, restated to reflect the modifications referred to in Note 2, appears below:



                                                                              YEAR ENDED DECEMBER 31,
                                                                       1997             1996             1995
                                                                    ---------        ---------        ---------
                                                                        (In thousands, except per share data)
    REVENUES:
            ENVOY                                                   $ 113,693        $  76,584        $  26,055
            ExpressBill Companies                                      23,912           13,988            8,142
                                                                    ---------        ---------        ---------
            Combined                                                $ 137,605        $  90,572        $  34,197
                                                                    =========        =========        =========
    Net income (loss)from continuing operations applicable
        to common stock
            ENVOY                                                   $ (12,251)       $ (37,810)       $  (2,000)
            ExpressBill Companies                                       3,053              593             (122)
                                                                    ---------        ---------        ---------
            Combined                                                $  (9,198)       $ (37,217)       $  (2,122)
                                                                    =========        =========        =========
    Net loss per common share from continuing operations
            ENVOY                                                   $   (0.76)       $   (2.90)       $   (0.18)
            Combined                                                $   (0.47)       $   (2.25)       $   (0.14)

BUSINESS COMBINATIONS ACCOUNTED FOR AS PURCHASES

Each of the following acquisitions was accounted for under the purchase method of accounting, applying the provisions of APB Opinion No. 16 ("APB 16") and, as a result, the Company recorded the assets and liabilities of the acquired companies at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill. The financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition.

NATIONAL ELECTRONIC INFORMATION CORPORATION

On March 6, 1996, the Company's shareholders approved the acquisition of NEIC for an aggregate purchase price of approximately $94,301,000, consisting of $88,354,000 paid to the NEIC stockholders and certain other transaction and acquisition costs of $5,947,000, summarized as follows (in thousands):

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

  Purchase price                                         $   94,301
       Add liabilities assumed:
             Current liabilities                              9,033
             Long-term obligations                              186
             Other liabilities                                  111
             Deferred tax liability                           7,682
                                                            -------
                                                             17,012
     Less assets acquired:
             Current assets                                 (14,085)
             Property, plant and equipment, net              (3,000)
             Deferred tax asset                              (5,797)
             Deferred loan costs                             (1,200)
             Identifiable intangibles:
                  Developed technology                       (2,100)
                  Covenant not to compete                    (4,000)
                  Assembled work force                       (1,400)
                  Submitter and payor relationships         (12,100)
                                                            -------
                                                            (43,682)
  Less write-off of acquired in-process technology           (8,000)
                                                            -------
  Goodwill                                               $   59,631
                                                            =======


Goodwill of $59,631,000 is being amortized over three years. Submittor and payor relationships are being amortized over nine years; developed technology and covenants not to compete are being amortized over two years; and assembled work force is being amortized over seven years. In connection with the NEIC acquisition, the Company incurred a one time write-off of acquired in-process technology of $8,000,000. This amount represents an allocation of purchase price to projects aimed at facilitating the ease of participation of health care providers into clearinghouse technologies and ensuring compliance with regulatory and other industry standards. Such amounts were charged to expense in 1996 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use.

The NEIC acquisition was financed through equity and debt financing. An aggregate of 3,730,233 shares of Series B Preferred Stock were issued to three investors for a total purchase price of $40,100,000. Additionally, the Company issued 333,333 shares of Common Stock to various investors for an aggregate purchase price of $5,000,000. The Company also entered into a credit agreement, whereby the Company obtained $50,000,000 in bank financing in the form of a $25,000,000 revolving credit facility and a $25,000,000 term loan. An additional 840 shares of NEIC cumulative redeemable preferred stock were redeemed by the Company on August 1, 1996 at a redemption price of approximately $2,200,000.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

TELECLAIMS, INC. ("TELECLAIMS")

On March 1, 1996, the Company acquired all the issued and outstanding capital stock of Teleclaims in exchange for 73,242 shares of Common Stock yielding a purchase price of approximately $1,500,000, summarized as follows (in thousands):


Purchase price                                        $    1,500
Add liabilities assumed                                      229
Less assets acquired:
           Current assets                                  (137)
           Property and equipment, net                     (172)
           Other assets                                     (72)
           Submittor and payor relationships               (300)
                                                         -------
                                                           (681)
Less write-off of acquired in process technology           (700)
                                                         -------
Goodwill                                              $      348
                                                         =======

Goodwill of $348,000 is being amortized over three years and submittor and payor relationships in the amount of $300,000 are being amortized over nine years. Also recorded as part of the Teleclaims acquisition was a one time write-off of acquired in-process technology of $700,000. This amount represents an allocation of purchase price to projects for the development of new products for health care transaction processing. Such amounts were charged to expense in 1996 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use.

NATIONAL VERIFICATION SYSTEMS, L. P.  ("NVS")

On September 13, 1996, the Company completed the acquisition of certain assets and liabilities of NVS for $2,150,000 in cash and the assumption of certain liabilities, summarized as follows (in thousands):


Purchase price                                   $   2,150
Add liabilities assumed                                 51
Less assets acquired:
           Current assets                             (83)
           Property and equipment, net               (254)
           Customer contracts                      (1,500)
                                                   -------
                                                   (1,837)
                                                   -------
Goodwill                                         $     364
                                                   =======

Goodwill of $364,000 is being amortized over three years and customer contracts in the amount of $1,500,000 are being amortized over nine years.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

PROFESSIONAL OFFICE SYSTEMS, INC. ("POSI")

On October 31, 1996, the Company acquired all the issued and outstanding capital stock of POSI, the electronic data interchange clearinghouse for Blue Cross and Blue Shield of the National Capital Area, for approximately $6,400,000 in cash and the assumption of certain liabilities, summarized as follows (in thousands):


Purchase price                                 $   6,400
Add liabilities assumed                            1,581
Less assets acquired:
           Current assets                        (1,059)
           Property and equipment, net             (180)
           Identifiable intangibles:
                Customer contracts               (5,100)
                Assembled work force             (1,200)
                                                 -------
                                                 (7,539)
                                                 -------
Goodwill                                       $     442
                                                 =======

Goodwill of $442,000 is being amortized over three years. Customer contracts are being amortized over nine years and assembled work force is being amortized over seven years.

DIVERSE SOFTWARE SOLUTIONS, INC.

On March 11, 1997, the Company completed the acquisition of certain assets of DSS for $4,000,000 in cash, plus a variable payment based upon revenue earned during a specified period following the acquisition, and the assumption of certain liabilities, summarized as follows (in thousands):


Purchase price                                             $    4,000
Add liabilities assumed:
           Current liabilities                                  2,490
           Variable payment                                     2,200
                                                             --------
                                                                4,690
Less assets acquired:
           Current assets                                       (446)
           Property and equipment, net                           (80)
           Identifiable intangibles:
                Developed technology                            (600)
                Assembled work force                            (340)
                Submittor and payor relationships               (300)
                Tradenames                                      (100)
                                                             --------
                                                              (1,866)
Less write-off of acquired in-process technology                (600)
                                                             --------
Goodwill                                                   $    6,224
                                                             ========

Goodwill of $6,224,000 is being amortized over a period of 15 years. Developed technology is being amortized over two years; assembled work force is being amortized over seven years; submittor and payor relationships are being amortized over nine years; and tradenames are being amortized over seven years. At December 31, 1997, the Company had recorded a liability of $2,200,000 related to the variable payments, which were paid in February 1998. This obligation is included in accrued expenses at December 31, 1997. Also recorded as part of the DSS acquisition was a one-time write-off of acquired in-process technology of $600,000. This amount represents an allocation of

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

purchase price to projects for the development of additional interfaces and functionality for accounts receivable management service offerings provided by DSS. This amount was charged to expense in 1997 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use.

HEALTHCARE DATA INTERCHANGE CORPORATION

On August 7, 1997, the Company acquired all the issued and outstanding capital stock of HDIC, the EDI health care services subsidiary of Aetna U.S. Healthcare, Inc. ("AUSHC"), for approximately $36,400,000 in cash and the assumption of approximately $14,800,000 of liabilities, summarized as follows (in thousands):


Purchase price                                           $     36,400
Add liabilities assumed:
           Unfavorable contracts                               13,800
           Other liabilities                                      993
                                                             --------
                                                               14,793
Less assets acquired:
           Cash                                                  (11)
           Property and equipment, net                           (52)
           Identifiable intangibles:
                Customer contract                             (5,000)
                Developed technology                          (1,600)
                Tradenames                                      (250)
                Assembled work force                            (200)
                                                             --------
                                                              (7,113)
Less write-off of acquired in process technology              (6,000)
                                                             --------
Goodwill                                                 $     38,080
                                                             ========

Goodwill of $38,080,000 is being amortized over a period of 15 years; developed technology is being amortized over two years; tradenames and assembled work force are being amortized over three years. In addition, the Company and AUSHC simultaneously entered into a 10-year services agreement under which AUSHC has agreed to use the Company as its single source clearinghouse and EDI network for all AUSHC electronic health care transactions. The amount recorded for this customer contract is being amortized over 10 years. Liabilities assumed include approximately $13,800,000 relating to the assumption of unfavorable contracts. At December 31, 1997, the remaining liability for unfavorable contracts was $13,073,000, with $9,163,000 classified as a non-current liability, and $3,910,000 classified as a current liability in accrued expenses and other current liabilities. Also recorded as part of the HDIC acquisition was a one-time write-off of acquired in-process technology of $6,000,000. This amount represents an allocation of purchase price to projects for the development of new transaction sets which would allow health care providers to submit additional health care transactions electronically. This amount was charged to expense in 1997 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use.

The following presents unaudited pro forma results of operations (including the one-time write-offs of acquired in- process technology and all merger and facility integration costs) for the years ended December 31, 1997, 1996 and 1995 assuming the acquisitions accounted for as purchases, including EMC*Express, Inc. ("EMC") (see Note 7), had been consummated at the beginning of the periods presented (in thousands, except per share data):

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements


                                                 YEAR ENDED DECEMBER 31,
                                            1997           1996           1995
                                         ----------     ---------       -------
     Revenues                             $144,099      $115,978        $87,104
     Net loss applicable to common stock
                                           (13,985)      (45,744)       (40,431)
     Net loss per common share               (0.71)        (2.72)         (2.67)


5.    SALE OF THE GOVERNMENT SERVICES BUSINESS

On September 16, 1997, the Company completed the sale of substantially all of the assets related to the Company's hunting and fishing licenses and electronic benefit transfer business (collectively "the Government Services Business") for
(i) $500,000 payable in the form of a promissory note due and payable in full on August 31, 1999 and (ii) certain contingent payment amounts based upon the achievement of specified future operating results of the Government Services Business. The Company recorded a gain of $500,000 related to the sale of the Government Services Business in 1997. The results of operations of the Government Services Business are included in the Company's consolidated statements of operations through the date of disposition.

6.    MERGER AND FACILITY INTEGRATION COSTS

As a result of the acquisitions of NEIC and Teleclaims in March 1996, the Company approved a plan that reorganized certain of its operations, personnel and facilities to gain the effects of potential cost savings and operating synergies. Certain costs of this plan to reorganize were accrued in accordance with the guidance set forth in Emerging Issues Task Force Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" and were not part of the purchase price allocation. The costs for the year ended December 31, 1996 associated with this plan that were accrued totaled $1,772,000 consisting of $372,000 for exit costs associated with lease terminations, $200,000 for personnel costs, and $1,200,000 for writedowns of impaired assets. These costs were incurred as a direct result of the plan and do not benefit future continuing operations. The employee groups terminated included accounting, marketing and certain areas of the systems and operations departments. The number of employees terminated was approximately 120. Amounts charged against this liability for 1997 and 1996 were approximately $385,000 and $1,434,000, respectively. Additionally, the Company incurred costs of $2,892,000 to integrate the acquired businesses with the Company, consisting primarily of travel costs incurred by employees during the transition and integration of the acquired businesses' operations and costs paid to consultants to assist the Company during the transition and integration process. These costs benefit the future continuing operations of the Company and, accordingly, were expensed as incurred. The Company does not expect to incur any further merger and facility integration costs related to NEIC and Teleclaims.

7.    LOSS IN INVESTEE

On January 28, 1995, the Company purchased 17.5% of the capital stock of EMC for approximately $570,000. In connection therewith, the Company paid $250,000 for an option to purchase the remainder of the capital stock of EMC (the "Option"), and also entered into a management agreement to provide management services to EMC (the "Management Agreement"). Under the terms of the Management Agreement, the Company agreed to fund certain operating costs of EMC in the form of advances. The Management Agreement could be terminated by the Company at any time on 60 days written notice, at which time the Option would be terminated. The Company gave notice to terminate the Management Agreement on January 31, 1996. As a result of the termination notice and other facts and circumstances, the Company determined that it was probable an impairment to its investment had occurred. Accordingly, the Company recorded an adjustment in the fourth quarter of 1995 in the amount of $1,637,000 to

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

recognize an impairment in the carrying value of its investment including writing off advances and providing for future commitments to EMC. During 1995, the Company recognized losses for its initial investment and option aggregating $820,000, advances of $817,000 and equity losses of $139,000 for a total loss in the EMC investment of $1,776,000.

Based on the Company's decision to terminate the Management Agreement, the Company discontinued the equity method of accounting for EMC and began accounting for the investment on a cost basis during the fourth quarter of 1995. Accordingly, the funding of EMC's operating costs in 1996 were charged to operating expenses. The Company was committed through March 31, 1996 to continue to fund certain operating costs of EMC. The amounts disbursed for the funding of these costs during the first two quarters of 1996 were $540,000.

Following the termination of the Management Agreement and the Option, certain shareholders of EMC filed a lawsuit in March 1996 against the Company asserting claims for breach of contract and negligent conduct. On October 18, 1996, the Company settled this lawsuit for $300,000. Concurrent with the settlement of the lawsuit, the Company completed the acquisition of the remaining 82.5% interest in EMC for approximately $2,000,000 in cash. The EMC acquisition was accounted for under the purchase method of accounting applying the provisions of APB No. 16 and, as a result, the Company recorded the assets and liabilities at their estimated fair values. The Company recorded $1,954,000 of other identifiable intangible assets related to the EMC acquisition. The operations of EMC are included in the consolidated statements of operations from the date of acquisition.

8.    ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consists of the following (in thousands):

                                                                    DECEMBER 31,

                                                             1997              1996
                                                           -------------------------
Current portion of liability for unfavorable contracts      $3,910                $0
Liability to former owners of DSS                            2,200                 0
Unearned income                                              1,942                 0
Accrued communication expense                                1,982             2,263
Accrued income taxes                                         1,679             1,898
Accrued salaries and benefits                                2,348             2,104
Accrued vendor incentives                                    1,808             1,110
Customer deposits                                            1,894               833
Other                                                        7,599             4,946
                                                           -------------------------
                                                           $25,362           $13,154
                                                           =========================

The liability to former owners of DSS was paid in February 1998 and is related to the DSS acquisition, and the liability for unfavorable contracts is related to the HDIC acquisition (see Note 4).

9.    SHORT-TERM DEBT

At December 31, 1997, the ExpressBill Companies had various lines of credit collateralized by certain assets. The lines of credit charged interest at rates ranging from prime rate to prime plus 2%, which resulted in interest rates ranging from 8.5% to 10.5% at December 31, 1997. These lines of credit included various financial and other covenants, and were due on demand. The Company was in compliance with these covenants or obtained appropriate waivers at December 31, 1997. The outstanding balance under these lines of credit was $1,315,000 at December 31, 1997.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

10.   LONG-TERM DEBT

In connection with the Distribution and First Data Merger, the Company entered into a $10,000,000 note agreement with First Data on June 6, 1995 (the "Convertible Note"). The Convertible Note was convertible, at the option of the holder at any time, into fully paid and nonassessable shares of Common Stock at the rate of one share for each $10.52 face amount. The conversion price and conversion rights were subject to adjustment for stock dividends, subdivision, and combinations, subsequent issuances of Common Stock, issuances of certain rights, stock purchase rights or convertible securities and certain issuer tender offers. During 1996, First Data sold the Convertible Note to an unrelated third party for $13,500,000.

On November 7, 1996, the Company filed a registration statement with the Securities and Exchange Commission covering the offering of 321,289 shares of Common Stock pursuant to the demand of the current holders of the Convertible Note under a Registration Rights Agreement dated June 6, 1995. The Company was advised by the holders of the Convertible Notes that they intended to convert $3,380,000 principal amount of the Convertible Notes into 321,289 shares of Common Stock to permit their sale pursuant to the registration statement. Prior to the termination of the registration statement on May 19, 1997, an aggregate of $2,245,000 in principal amount of the Convertible Notes was converted into 213,389 shares of Common Stock and sold pursuant to the registration statement. In a series of unrelated transactions, the remaining $7,755,000 in principal amount of the Convertible Notes was converted into 737,167 shares of Common Stock through June 1997. Accordingly, no Convertible Notes remain outstanding.

In November 1996, the Company amended its revolving credit facility to increase the amount of credit available thereunder to $50,000,000. As of December 31, 1997, the Company had no amounts outstanding under the amended credit facility. Any outstanding borrowing made against the amended credit facility would bear interest at a rate equal to the Base Rate (as defined in the amended credit facility) or LIBOR. The amended credit facility expires June 30, 2000. The amended credit facility contains financial covenants applicable to the Company including ratios of debt to capital, annualized EBITDA to annualized interest expense, restrictions on payment of dividends, and certain other financial covenants customarily included in a credit facility of this type. The Company and its subsidiaries also are subject to certain restrictions relating to payment of dividends, acquisitions, incurrence of debt and other restrictive provisions. The amended credit facility is secured by substantially all of the assets of the Company and its subsidiaries.

Long-term debt consists of the following (in thousands):

                                                           DECEMBER 31,
                                                 ---------------------------
                                                    1997              1996
                                                 ---------------------------
Convertible note                                 $      0           $  8,214
Other debt and capital lease obligations,
payable through 2002, interest ranging from
9.25% to 22% secured by assets                        790              1,099
                                                 ---------------------------
                                                      790              9,313
Less current portion                                (263)              (387)
                                                 ---------------------------
                                                 $    527           $  8,926
                                                 ===========================

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

Annual long-term debt and capital lease obligations principal requirements are as follows (in thousands):

1998                                  $263
1999                                   307
2000                                   163
2001                                    50
2002                                     7
                                      ----
                                      $790
                                      ====


11.    LEASES AND COMMITMENTS

The Company leases certain equipment and office space under operating leases. Rental expense incurred under the leases during the years ended December 31, 1997, 1996 and 1995 was approximately $2,207,000, $1,955,000 and $1,304,000, respectively.

Future minimum rental payments at December 31, 1997 under operating lease arrangements are as follows (in thousands):

1998                                 $ 3,099
1999                                   3,207
2000                                   2,872
2001                                   2,438
2002                                   1,603
Thereafter                             1,055
                                     -------
Total minimum lease payments         $14,274
                                     =======


12.        STOCK INCENTIVE PLANS

The Company has elected to follow APB No. 25 and related Interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

At December 31, 1997, the Company had reserved 4,214,640 shares of Common Stock for issuance in connection with the stock option plans. Summaries of stock options outstanding are as follows:

                                                                                                           WEIGHTED-
                                                           NUMBER OF                OPTION PRICE PER       AVERAGE
                                                            SHARES                       SHARE          EXERCISE PRICE
Outstanding, December 31, 1994                            1,477,000                  $1.83-$7.00           $2.61
    Granted                                               1,829,000                  2.19-18.00             9.54
    Exercised                                             (271,000)                  1.83-3.79              2.28
                                                          ------------------------------------------------------
Outstanding, December 31, 1995                            3,035,000                  1.83-18.00             6.81
    Granted                                               625,000                    20.25-40.25           24.53
    Exercised                                             (163,000)                  1.83-7.75              3.12
    Canceled                                              (268,000)                  7.75-10.00             9.02
                                                          ------------------------------------------------------
Outstanding, December 31, 1996                            3,229,000                  1.83-40.25            10.25
    Granted                                               834,000                    21.25-36.75           23.22
    Exercised                                             (437,000)                  1.83-20.75             4.25
    Canceled                                              (224,000)                  7.75-30.00            19.92
                                                          ------------------------------------------------------
Outstanding, December 31, 1997                            3,402,000                  $1.83-$37.00         $13.58
                                                          ======================================================


The number of stock options exercisable and the weighted average exercise price of these options was 1,147,500 and $5.76 and 1,254,000 and $3.47 at December 31, 1997 and 1996, respectively. The weighted-average fair value of options granted during 1997 and 1996 was $10.96 and $13.93, respectively. The weighted-average remaining contractual life of those options is 5 years.

The Company's Amended and Restated 1995 Employee Stock Incentive Plan has authorized the grant of options for up to 3,000,000 shares of Common Stock. All options granted have 10 year terms from the grant date and vest over periods from one to five years from the date of grant. At December 31, 1997, options for the purchase of 2,691,000 shares were outstanding under this plan.

The Company's Amended and Restated 1995 Stock Option Plan for Outside Directors has authorized the grant of options to the Company's non-employee directors for up to 60,000 shares of Common Stock. All options granted have 10 year terms and become fully exercisable one year from the date of grant. At December 31, 1997, options for the purchase of 24,000 shares were outstanding under this plan.

Prior to the First Data Merger, Old ENVOY had outstanding non-qualified stock options for the purchase of 1,214,640 shares of Common Stock. The grants were made under the 1987 Stock Option Plan, the 1990 Director Stock Option Plan, the 1990 Officer and Employee Stock Option Plan, the 1992 Non-Employee Directors' Plan and the 1992 Incentive Plan. Because all of these grants were made prior to the First Data Merger, no further grants may be made under these plans. All options granted thereunder have 10 year terms from the grant date. In connection with the Distribution and First Data Merger, each holder of an outstanding option to purchase shares of Old ENVOY common stock (an "Old ENVOY Option") received an option to purchase an equal number of shares of Common Stock (a "New ENVOY Option"). The exercise price of the New ENVOY Option is equal to a percentage (the "distribution percentage") of the exercise price of the Old ENVOY Option. The distribution percentage was established based upon the market prices of Common Stock and Old ENVOY Common Stock as determined by the ratio of
(i) the average of the closing prices of Common Stock on the three trading days immediately following the

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

First Data Merger to (ii) the closing price of Old ENVOY Common Stock immediately prior to the First Data Merger. The distribution percentage was 33.33% and resulted in a retroactive correspondingly downward adjustment of each New ENVOY Option. The distribution percentage adjustment was designed to place the holder of an Old ENVOY Option in the same economic position after the First Data Merger as before the First Data Merger. At December 31, 1997, options for the purchase of 687,000 shares were outstanding and fully exercisable under these plans.

The Compensation Committee of the Board of Directors amended the 1992 Incentive Plan in August 1994 to provide that all options thereunder would vest immediately preceding the expiration of such option grant or earlier upon the attainment of certain performance criteria. This amendment resulted in the recording of deferred compensation and additional paid-in capital of approximately $1,974,000. The deferred compensation was recognized as an expense over the vesting period. As a result of the First Data Merger, the vesting of all outstanding options was accelerated and all options became fully vested as of the effective date of the First Data Merger. Accordingly, during the year ended December 31, 1995, the remaining deferred compensation expense of $1,264,000 was recognized.

Pro forma information regarding net loss and loss per share is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996, respectively: risk-free interest rates of 5.77% and ranging from 5.36% to 6.69%; no dividend yield; volatility factors of the expected market price of Common Stock ranging from .436 to .455 and .385 to .419, respectively; and a weighted-average expected life of the option of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except for loss per share information):

                                              1997                 1996                  1995
                                              -----------------------------------------------
Pro forma net loss applicable to
common stock                               $(12,435)             $(38,957)              $(4,960)
Proforma loss per common share                (0.63)              (2.36)                (.34)


Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the new rules are applied to all outstanding awards.

The Company implemented the ENVOY Corporation Employee Stock Purchase Plan (the "ESPP") effective July 1, 1997, at which time participating employees became entitled to purchase Common Stock at a discounted price through accumulated payroll deductions. Under the terms of the ESPP, the purchase price of the Common Stock for participating employees will be the lesser of (i) 85% of the closing market price of the Common Stock on the last trading day of each quarterly enrollment period or (ii) 85% of the closing market price of the Common Stock on the first trading day of each quarterly enrollment period. The Company has reserved 1,000,000 shares of Common

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

Stock for issuance under the ESPP. As of December 31, 1997, approximately 3,000 shares had been issued under the ESPP.

13.    SERIES B PREFERRED STOCK

In March 1996, the Company issued 3,730,233 shares of Series B Preferred Stock in connection with the NEIC acquisition (see Notes 2 and 4). The Series B Preferred Stock is recorded in the accompanying consolidated balance sheets at the fair market value of the underlying shares on the date of the related Stock Purchase Agreement, $55,021,000 in the aggregate, or $14.75 per share. Each share of Series B Preferred Stock is convertible into one share of Common Stock at any time. Each share of Series B Preferred Stock shall be entitled to vote on all matters that the holders of Common Stock are entitled to vote upon, on an as-if-converted basis, and shall be entitled to vote as a class with respect to actions adverse to any rights of the Series B Preferred Stock and the creation of any other class of preferred stock senior to or pari passu with the Series B Preferred Stock. The Series B Preferred Stock shall be entitled to dividends only to the extent cash dividends are declared and paid on the Common Stock on an as if converted basis. From and after January 1, 1999, the Company shall have an optional right to redeem all of the outstanding Series B Preferred Stock at a redemption price of $10.75 per share, provided that the average sale price of Common Stock for 60 trading days prior to the notice of redemption is not less than $21.50 per share. In February 1998, 930,233 shares of Series B Preferred Stock were converted into an equal number of shares of Common Stock.

14.    SHAREHOLDER RIGHTS PLAN

In connection with the First Data Merger, the Board of Directors adopted a shareholder rights plan for the Company. The purpose of the shareholder rights plan is to protect the interests of the Company's shareholders if the Company is confronted with coercive or potentially unfair takeover tactics by encouraging third parties interested in acquiring the Company to negotiate with the Board of Directors.

The shareholder rights plan is a plan by which the Company has distributed rights ("Rights") to purchase (at the rate of one Right per share of Common Stock) one-tenth of one share of Series A Preferred Stock at an exercise price of $60 per tenth of a share. The Rights are attached to the Common Stock and may be exercised only if a person or group (excluding certain share acquisitions as described in the plan) acquires 20% of the outstanding Common Stock or initiates a tender or exchange offer that would result in such person or group acquiring 10% or more of the outstanding Common Stock. Upon such an event, the Rights "flip-in" and each holder of a Right will thereafter have the right to receive, upon exercise, Series A Preferred Stock having a value equal to two times the exercise price. All Rights beneficially owned by the acquiring person or group triggering the "flip-in" will be null and void. Additionally, if a third party were to take certain action to acquire the Company, such as a merger or other business combination, the Rights would "flip-over" and entitle the holder to acquire shares of the acquiring person with a value of two times the exercise price. The Rights are redeemable by the Company at any time before they become exercisable for $0.01 per Right and expire in 2005.

15.    COMMON STOCK OFFERING

In August 1996, the Company completed an underwritten public offering of 3,320,000 shares of Common Stock at $26.50 per share. Net proceeds from this offering were approximately $83,000,000, and were used to retire indebtedness of $25,000,000 outstanding under a term loan agreement and indebtedness of approximately $12,900,000 outstanding under a $25,000,000 revolving credit facility. The remaining proceeds were used for general corporate purposes, including funding working capital requirements and acquisitions.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

16.    INCOME TAXES

The provision for income taxes was comprised of the following (in thousands):

                                           DECEMBER 31,
                                1997          1996          1995
                                --------------------------------
Current:
     Federal                  $ 4,957        $   271        $ 359
     State                      2,429          1,107           55
                              -------        -------        -----
Total current                    7,386          1,378          414
Deferred:
     Federal                      421          1,139           16
     State                     (1,474)          (800)          (4)
                              -------        -------        -----
Total deferred                 (1,053)           339           12
                              -------        -------        -----
Provision for income taxes    $ 6,333        $ 1,717        $ 426
                              =======        =======        =====

The reconciliation of income tax computed by applying the U.S. federal statutory rate to the actual income tax provision follows (in thousands):

                                                       DECEMBER 31,
                                            1997           1996           1995
                                            ----------------------------------
Income tax benefit at U.S. federal
    statutory rate                        $(1,003)       $(6,997)       $(1,388)
Nondeductible merger costs                      0          2,979            679
Nondeductible goodwill amortization         7,066          5,447              0
State income taxes, net of federal
    benefit                                   630            203             34
Change in valuation allowance                 238            163          1,130
Other,net                                    (598)           (78)           (29)
                                          -------        -------        -------
Income tax provision                      $ 6,333        $ 1,717        $   426
                                          =======        =======        =======

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

The classification of the provision for income taxes in the consolidated statements of operations is as follows (in thousands):

                                                               DECEMBER 31,
                                                      1997         1996        1995
                                                      -----------------------------
Income tax provision (benefit) attributable to
     continuing operations                           $6,333       $1,717       $ (50)
Discontinued operations:
Income from operations                                    0            0          42
First Data transaction expense                            0            0         434
                                                     ------       ------       -----
Total provision from discontinued
    operations                                            0            0         476
                                                     ------       ------       -----
Total income tax provision                           $6,333       $1,717       $ 426
                                                     ======       ======       =====


Deferred income taxes reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's temporary differences are as follows (in thousands):

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements




                                                                       DECEMBER 31,
                                                                   1997          1996
                                                                   ------------------
Deferred tax liability:
  Difference between book and tax depreciation
     and amortization related to property and equipment          $(2,348)       $(2,211)
  Difference between book and tax amortization
     related to goodwill and other intangibles                    (3,517)        (6,158)
                                                                 -------        -------
Total deferred tax liabilities                                    (5,865)        (8,369)
                                                                 -------        -------
Deferred tax assets:
  Difference between book and tax amortization related to
     write-off of acquired in-process technology                   2,432              0
  Difference between book and tax treatment
     of leased assets                                                585            516
  Reserves and accruals not currently deductible                   1,683          1,250
  Net operating loss                                                 398          4,629
  Difference between book and tax treatment
     of investments                                                  900            880
  Difference between book and tax treatment
     of compensation expense                                         408            581
  Tax credits                                                        583            503
  Other                                                              119            118
                                                                 -------        -------
Total deferred tax assets                                          7,108          8,477
Valuation allowance for deferred tax assets                       (1,025)          (787)
                                                                 -------        -------
Net deferred tax assets                                            6,083          7,690
                                                                 -------        -------
Net deferred tax assets(liability)                               $   218        $  (679)
                                                                 =======        =======


At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $12,400,000 and $17,800,000, respectively. All of the federal and approximately $7,400,000 of the state net operating losses relate to the exercise of employee stock options and the tax benefit will be allocated to equity when realized on the Company's tax returns. These losses begin to expire in 2003.

Of the $12,400,000 federal net operating losses, $10,800,000 are attributable to pre-acquisition years of NEIC and their use is limited by the Code to approximately $4,700,000 per year. The remaining $1,600,000 of federal net operating losses are attributable to pre-acquisition years of EMC and their use is limited by the Code to approximately $141,000 per year.

The Company evaluates the amounts recorded for the valuation allowance for deferred tax assets each year. The valuation allowance at December 31, 1996 relates to the loss on the investment in EMC. The valuation allowance at December 31, 1997 relates to the loss on the investment in EMC plus certain tax credits that expire in 1997 and might not be realized on the Company's 1997 tax returns. The allowance was increased in 1997 to include these credits. In evaluating the requirement for the valuation allowance, the Company considered its deferred tax liabilities, which were $5,865,000 and $8,369,000 at December 31, 1997 and 1996, respectively, as a possible

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

source of taxable income. In addition, the Company considered its taxable income as reported on its 1996 tax return, approximately $4,300,000, and its projected taxable income for 1997. Management believes that it is more likely than not that the deferred tax assets in excess of the valuation reserves will be realized.

As previously discussed, POS and ARM operated under Subchapter S of the Code and were not subject to corporate federal or state income taxes. Had POS and ARM filed federal and state income tax returns as C corporations for 1997, 1996 and 1995, income tax expense (benefit) from continuing operations under the provisions of SFAS No. 109 would have been $7,365,000, $1,882,000, and $(50,000), respectively.

17.    PROFIT-SHARING PLANS

The Company and its subsidiaries sponsor 401(k) profit-sharing plans and other noncontributory plans covering all employees who meet certain length of service and age requirements. Eligible employees may elect to reduce their current compensation and contribute to the 401(k) plans through salary deferral contributions. The Company matches employee contributions, generally up to 25% of the first 6% of compensation deferred by the employee. The amount of expense for the Company contribution for all plans was approximately $613,000, $583,000 and $112,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

18.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value. The carrying amount reported in the balance sheet for short-term and long-term debt also approximates fair value. The fair value of the Company's short-term and long-term debt is estimated using discounted cash flows and the Company's current incremental borrowing rate for similar types of borrowing arrangements.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

19.    LOSS PER COMMON SHARE

The following table sets forth the computation of loss per common share (in thousands, except per share data):

                                                                                           1997           1996             1995
                                                                                           ------------------------------------
Numerator for loss per common share:
       Loss from continuing operations                                                  $ (9,198)       $(22,296)       $ (2,122)

       Income from discontinued operations, net of
              income taxes                                                                     0               0              30
       First Data transaction expenses, including
              income taxes                                                                     0               0          (2,431)
                                                                                        ----------------------------------------

       Loss from discontinued operations                                                       0               0          (2,401)
                                                                                        ----------------------------------------

       Net loss                                                                           (9,198)        (22,296)         (4,523)
       Less preferred stock dividends                                                       --           (14,921)           --
                                                                                        ----------------------------------------
       Net loss applicable to common shares                                             $ (9,198)       $(37,217)       $ (4,523)
                                                                                        ========================================


Denominator:
          Weighted average shares (1)                                                     19,686          16,519          14,739
                                                                                        ========================================

Loss per common share:
              Continuing operations                                                    $   (0.47)      $   (2.25)      $   (0.14)
              Discontinued operations                                                          0               0           (0.17)
                                                                                        ----------------------------------------

              Net loss per common share                                                $   (0.47)      $   (2.25)      $   (0.31)
                                                                                        ========================================



       (1)    Stock options to purchase 3,402,000, 3,229,000, and 3,035,000 shares of common stock in 1997, 1996, and 1995, respectively; the Series B Preferred Stock (convertible into 3,730,233 shares of common stock in 1997 and 1996); and the Convertible Note (convertible into 0, 629,281, and 950,570 shares of Common Stock in 1997, 1996, and 1995, respectively) were the only securities issued which would have been included in the diluted earnings per share calculation had they not been antidilutive due to the net loss reported by the Company.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

20.    QUARTERLY FINANCIAL DATA (UNAUDITED)




                                                                            1997
                                             --------------------------------------------------------------------
                                             1ST QUARTER        2ND QUARTER        3RD QUARTER        4TH QUARTER
                                             --------------------------------------------------------------------
                                                           (In thousands, except per share data)
Revenues
         As previously reported          $          26,092        $      26,416   $        28,590       $     32,595
         Adjustment (a)                              4,671                5,753             6,103              7,385
         As restated                     $          30,763        $      32,169   $        34,693       $     39,980
Gross profit
         As previously reported          $          13,226        $      13,484   $        14,779       $     17,181
         Adjustment (a) and (b)                      3,031                3,660             3,593              4,404
         As restated                     $          16,257        $      17,144   $        18,372       $     21,585
Net loss applicable to common stock
         As previously reported          $         (2,233)        $       (165)   $      (21,210)       $      (155)
         Adjustment (a) and (c)                       (82)                (773)            16,575            (1,155)
         As restated                     $         (2,315)  (d)   $       (938)   $       (4,635)  (e)  $    (1,310)
Net loss per common share
         As previously reported          $          (0.14)        $      (0.01)   $        (1.28)       $     (0.01)
         As restated                     $          (0.12)  (d)   $      (0.05)   $        (0.23)  (e)  $     (0.07)



                                                                            1996
                                            ----------------------------------------------------------------------
                                            1ST QUARTER         2ND QUARTER          3RD QUARTER       4TH QUARTER
                                            ----------------------------------------------------------------------
                                                           (In thousands, except per share data)


Revenues
         As previously reported             $        10,330               $    19,590   $    21,502        $    25,162
         Adjustment (a)                               2,654                     3,090         3,873              4,371
         As restated                        $        12,984               $    22,680   $    25,375        $    29,533
Gross profit
         As previously reported             $         5,027               $     9,842   $    10,729        $    12,734
         Adjustment (a) and (b)                       1,692                     1,942         2,372              2,734
         As restated                        $         6,719               $    11,784   $    13,101        $    15,468
Net loss applicable to common stock
         As previously reported             $      (33,910)               $   (1,417)   $   (1,963)        $   (1,610)
         Adjustment (a), (c) and (f)                  6,763                   (1,554)       (1,505)            (2,021)
         As restated                        $      (27,147)   (f),(g)     $   (2,971)   $   (3,468)  (h)   $   (3,631)
Net loss per common share
         As previously reported             $        (2.97)               $    (0.12)   $    (0.14)        $    (0.11)
         As restated                        $        (1.82)   (f),(g)     $    (0.20)   $    (0.20)  (h)   $    (0.19)

                               ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(a) Amounts include effects of the restatement for the Company's business combinations with the ExpressBill Companies which were accounted for as poolings-of-interests (See Note 4).

(b) Reflects the reclassification of research and development expenses from the cost of revenue to separately classify such expenses in accordance with SFAS No.2. The amounts reclassified for the first, second, third, and fourth quarters of 1997 were $716,000, $521,000, $452,000, and
         $503,000, respectively, after restatement for the poolings with the ExpressBill Companies. The amounts reclassified for the first, second, third, and fourth quarters of 1996 were $441,000, $442,000, $447,000, and $449,000, respectively, after restatement for the pooling with the ExpressBill Companies.

(c) Amounts include effects of the restatement referred to in Note 2 and reflect the decrease in the value of acquired in-process technology and the increased amortization of goodwill and other intangibles. The adjustments for the restatement of the write-off of acquired in-process technology resulted in an increase to income of $2,400,000 in the first quarter of 1997 related to DSS, $29,000,000 in the third quarter of 1997 related to HDIC and $22,000,000 in the first quarter of 1996 related to NEIC. The adjustments for the restatement of amortization of goodwill and other intangibles resulted in decreases to income of $1,842,000, $1,873,000, $2,223,000, and $2,398,000 in the first, second, third, and fourth quarters of 1997, respectively, $489,000 in the first quarter of 1996, and $1,833,000 each quarter in the second, third, and fourth quarters of 1996. The related effects of these adjustments on the provision for income taxes resulted in increases in (decreases to) net income of ($909,000), $15,000, ($10,872,000), and
         $215,000 in the first, second, third, and fourth quarters of 1997, respectively. There were no related tax effects resulting from the adjustments in 1996.

(d) The Company recorded a $600,000 write-off of acquired in-process technology related to the DSS acquisition (see Note 2 and Note 4).

(e) The Company recorded a $6,000,000 write-off of acquired in-process technology related to the HDIC acquisition, less a related deferred income tax benefit of $2,280,000 (see Note 2 and Note 4).

(f) Amounts include the effect of the accounting treatment announced by the staff of the Securities and Exchange Commission at the March 13, 1997 meeting of the Emerging Issues Task Force relevant to the Company's Series B Convertible Preferred Stock having a "beneficial conversion" feature. For the three months ended March 31, 1996, the adjustment resulted in an increase in preferred dividends and net loss applicable to common stock of $14,921,000 (see Note 2 and Note 13).

(g) The Company recorded a $8,700,000 write-off of acquired in-process technology related to the NEIC and Teleclaims acquisitions (see Note 2 and Note 4).

(h) The Company recorded a $300,000 charge related to the settlement of the EMC lawsuit (see Note 7).

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements


21.    RELATED PARTY TRANSACTIONS

As a result of the business combinations with the ExpressBill Companies, the Company leases office space from a partnership of a significant stockholder. Rentals paid were approximately $92,000 annually in each of the years in the three year period ended December 31, 1997. During 1997, the Company entered into a lease, which extends through February 2013, for a new operating facility with this same partnership, with rentals to commence in March 1998. Annual rentals under this new lease will be $457,500 through February 2003, $503,250 through February 2008, and $553,575 through February 2013.

22.    SUBSEQUENT EVENTS

Class action complaints were filed on each of August 20, 1998, August 21, 1998 and September 15, 1998 (the "Complaints"), in the United States District Court, Middle District of Tennessee, Nashville Division, against the Company and certain of its executive officers. The Court has ordered that the three Complaints be consolidated into a single class action lawsuit in the United States District Court, Middle District of Tennessee, Nashville Division. The Complaints allege, among other things, that from February 12, 1997 to August 18, 1998 (the "Class Period") the defendants issued materially false and misleading statements about the Company, its business, operations and financial position and failed to disclose material facts necessary to make defendants' statements not false and misleading in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Plaintiffs allege that the Company failed to disclose that the Company's financial statements were not prepared in accordance with generally accepted accounting principles due to the improper write-off of certain acquired in-process technology, resulting in the Company's stock trading at allegedly artificially inflated prices during the Class Period. The Complaints seek unspecified compensatory damages, attorney's fees and other relief. The Company believes that these claims are without merit and intends to defend the allegations vigorously.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements

Schedule II
Valuation and Qualifying Accounts


December 31, 1995

                                             Balance at                               Charged to                            Balance
                                             Beginning            Charged to        Other Accounts-      Deductions          End of
Description                                  of Period        Costs & Expenses          Describe          Describe           Period
-----------------------------------------------------------------------------------------------------------------------------------
Allowance for Doubtful Accounts            $   518,256              647,938                   0        a  464,231       $   701,963
                                           ----------------------------------------------------------------------------------------
                                           $   518,256              647,938                   0           464,231       $   701,963
                                           ========================================================================================

December 31, 1996

                                             Balance at                               Charged to                            Balance
                                             Beginning            Charged to        Other Accounts-      Deductions          End of
Description                                   of Period        Costs & Expenses        Describe           Describe           Period
-----------------------------------------------------------------------------------------------------------------------------------
Allowance for Doubtful Accounts            $   701,963            1,112,360         c   499,014       b    85,672      $  2,227,665
                                           ----------------------------------------------------------------------------------------
                                           $   701,963            1,112,360             499,014            85,672      $  2,227,665
                                           ========================================================================================


December 31, 1997

                                             Balance at                               Charged to                            Balance
                                             Beginning            Charged to        Other Accounts-      Deductions          End of
Description                                  of Period        Costs & Expenses         Describe           Describe           Period
----------------------------------------------------------------------------------------------------------------------------------

Allowance for Doubtful Accounts           $  2,227,665            1,518,716        c    600,000      b    705,036   $     3,641,345
                                          -----------------------------------------------------------------------------------------
                                          $  2,227,665            1,518,716             600,000           705,036   $     3,641,345
                                          =========================================================================================

a. Of this amount, $264,231 represents allowance for doubtful accounts associated with the spin-off of the Financial Business which was transferred to First Data. The remaining $200,000 represents a write-off of known uncollectible receivables against the allowance account.

b. This amount represents a write-off of known uncollectible receivables against the allowance account.

c. These amounts represent amounts recorded in connection with the opening balances of the Acquired Businesses. See Notes 4 and 7 of Notes to Consolidated Financial Statements.

                                ENVOY CORPORATION
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                               SEPTEMBER 30,   DECEMBER 31,
                                                                                   1998           1997
                                                                                 ---------      ---------
ASSETS
CURRENT ASSETS:
       CASH AND CASH EQUIVALENTS                                                 $  22,095      $   8,598
       ACCOUNTS RECEIVABLE - NET                                                    44,429         33,510
       INVENTORIES                                                                   2,225          2,585
       DEFERRED INCOME TAXES                                                         1,369          1,797
       OTHER                                                                         2,628          1,811
                                                                                 ---------      ---------
TOTAL CURRENT ASSETS                                                                72,746         48,301
PROPERTY AND EQUIPMENT, NET                                                         18,898         19,508
OTHER ASSETS                                                                        87,406         98,816
                                                                                 ---------      ---------
TOTAL ASSETS                                                                     $ 179,050      $ 166,625
                                                                                 =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
       ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER
          CURRENT LIABILITIES                                                    $  39,441      $  30,011
       CURRENT PORTION OF LONG-TERM DEBT                                                84            263
                                                                                 ---------      ---------
TOTAL CURRENT LIABILITIES                                                           39,525         30,274

LONG-TERM DEBT, LESS CURRENT PORTION                                                   561            527
OTHER NON-CURRENT LIABILITIES                                                        8,558          9,163
DEFERRED INCOME TAXES                                                                  573          1,579
SHAREHOLDERS' EQUITY:
       PREFERRED STOCK -- No par value; authorized, 12,000,000 shares;
            issued 2,800,000 and 3,730,233 in 1998 and in 1997, respectively        41,300         55,021
       COMMON STOCK -- No par value; authorized, 48,000,000 shares;
            issued, 21,559,504 and 20,075,822 in 1998 and 1997,
            respectively                                                           126,773        114,652
       ADDITIONAL PAID-IN CAPITAL                                                    8,485          7,208
       RETAINED DEFICIT                                                            (46,725)       (51,799)
                                                                                 ---------      ---------
TOTAL SHAREHOLDERS' EQUITY                                                         129,833        125,082
                                                                                 ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $ 179,050      $ 166,625
                                                                                 =========      =========

     See accompanying notes to unaudited consolidated financial statements.

                                ENVOY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                             THREE MONTHS ENDED           NINE MONTHS ENDED
                                                SEPTEMBER 30,                SEPTEMBER 30,
                                             1998          1997           1998          1997
                                           --------      --------      ---------      --------
REVENUES                                   $ 47,290      $ 34,693      $ 132,763      $ 97,625
OPERATING COSTS AND EXPENSES:
      COST OF REVENUES                       19,669        16,321         58,875        45,852
      SELLING, GENERAL AND
               ADMINISTRATIVE EXPENSES       10,443         7,657         29,728        23,175
      RESEARCH AND DEVELOPMENT
               EXPENSES                         690           452          1,963         1,689
      DEPRECIATION AND AMORTIZATION
               EXPENSES                       8,890         8,938         26,948        25,013
      WRITE OFF OF ACQUIRED IN-PROCESS
               TECHNOLOGY                         0         6,000              0         6,600
                                           --------      --------      ---------      --------
OPERATING INCOME (LOSS)                       7,598        (4,675)        15,249        (4,704)
OTHER INCOME (EXPENSE):
      INTEREST INCOME                           256           282            589         1,219
      INTEREST EXPENSE                         (401)         (470)        (1,226)       (1,076)
                                           --------      --------      ---------      --------
                                               (145)         (188)          (637)          143
                                           --------      --------      ---------      --------
INCOME (LOSS) BEFORE INCOME TAXES             7,453        (4,863)        14,612        (4,561)
INCOME TAX PROVISION (BENEFIT)                5,180          (228)        11,653         3,327
                                           --------      --------      ---------      --------
NET INCOME (LOSS)                          $  2,273      $ (4,635)     $   2,959      $ (7,888)
                                           ========      ========      =========      ========

NET INCOME (LOSS) PER COMMON SHARE
      BASIC                                $   0.11      $  (0.23)     $    0.14      $  (0.40)
                                           ========      ========      =========      ========
      DILUTED                              $   0.09      $  (0.23)     $    0.12      $  (0.40)
                                           ========      ========      =========      ========
WEIGHTED AVERAGE SHARES OUTSTANDING
      BASIC                                  21,316        20,014         21,048        19,556
                                           ========      ========      =========      ========
      DILUTED                                25,315        20,014         25,029        19,556
                                           ========      ========      =========      ========



     See accompanying notes to unaudited consolidated financial statements.

                                ENVOY CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                                1998          1997
                                                              --------      --------
NET CASH PROVIDED BY
   OPERATING ACTIVITIES                                       $ 27,236      $ 16,504

INVESTING ACTIVITIES:
           PURCHASES OF PROPERTY AND EQUIPMENT                  (4,360)       (6,903)
           INCREASE IN OTHER ASSETS                               (162)       (3,294)
           PAYMENTS FOR BUSINESSES ACQUIRED LESS CASH
                ACQUIRED OF $550 IN 1998                        (9,419)      (40,412)
                                                              --------      --------
NET CASH USED IN INVESTING ACTIVITIES                          (13,941)      (50,609)

FINANCING ACTIVITIES:
           PROCEEDS FROM ISSUANCE OF COMMON
                STOCK                                            2,119         1,813
           CAPITAL DISTRIBUTIONS OF EXPRESSBILL COMPANIES         (318)         (779)
           PROCEEDS FROM SHORT-TERM AND LONG-TERM DEBT               0           880
           PAYMENTS ON SHORT-TERM AND LONG-TERM DEBT            (1,599)         (718)
                                                              --------      --------

NET CASH PROVIDED BY FINANCING ACTIVITIES                          202         1,196
                                                              --------      --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            13,497       (32,909)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 8,598        36,737
                                                              --------      --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $ 22,095      $  3,828
                                                              ========      ========




     See accompanying notes to unaudited consolidated financial statements.

                               ENVOY CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1998

A. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of ENVOY Corporation (the "Company" or "ENVOY") have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. Operating results for the three-month and nine-month periods ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

     As more fully discussed in Note C, on February 27, 1998, the Company completed business combinations with Professional Office Services, Inc. ("POS"), XpiData, Inc. ("XpiData") and Automated Revenue Management, Inc. ("ARM") (collectively referred to as the "ExpressBill Companies"). These transactions have been accounted for as poolings of interests and the Company's historical consolidated financial statements have been restated to include the accounts and results of operations of the ExpressBill Companies.

     These financial statements, footnote disclosures and other information should be read in conjunction with the audited financial statements and the accompanying notes thereto in the Company's Current Report on Form 8- K/A No. 2, filed on November 16, 1998.

B. RESTATEMENT OF FINANCIAL STATEMENTS

     The management of the Company and the staff of the Securities and Exchange Commission (the "Commission") have had discussions with respect to the methods used to value acquired in-process technology recorded and written off at the date of acquisition. As a result of these discussions, the Company has modified the methods used to value acquired in-process technology in connection with the Company's 1996 acquisition of National Electronic Information Corporation ("NEIC") and 1997 acquisitions of Healthcare Data Interchange Corporation ("HDIC") and Diverse Software Solutions ("DSS"). Initial calculations of value of the acquired in-process technology were based on the cost required to complete each project, the after-tax cash flows attributable to each project, and the selection of an appropriate rate of return to reflect the risk associated with the stage of completion of each project. Revised calculations of the value of the acquired in-process technology are based on adjusted after-tax cash flows that give explicit consideration to the Staff's views on in-process research and development as set forth in its September 15, 1998 letter to the American Institute of Certified Public Accountants and the Staff's comments for the Company to consider (i) the stage of completion of the in-process technology at the dates of acquisition, (ii) contributions of the Company's own distinct and unique proprietary advantages, and (iii) the estimated total project costs of the in-process research and development in arriving at the valuation amount. As a result of this modification, the Company has decreased the amount of the purchase price allocated to acquired in-process technology in the NEIC acquisition from $30 million to $8 million, in the HDIC acquisition from $35 million to $6 million, and in the DSS acquisition from $3 million to $600,000. As a result, the Company increased other intangibles by $5 million (for a customer contract) and goodwill by $48.4 million.

     The changes related to acquired in-process technology are reflected in the accompanying financial statements. These changes reduced the amounts reported for net income for the three month period ended September 30, 1998 by $2,172,000, or $0.10 and $0.09 on a basic and diluted per share basis, respectively.

     The effects of the restatement resulted in the following impact on the Company's previously reported results of operations for the first and second quarters of 1998 and the first, second, and third quarters of 1997 (in thousands).


                                                                                      1998
                                                                ------------------------------------------------
                                                                THREE MONTHS      THREE MONTHS       SIX MONTHS
                                                                   ENDED             ENDED              ENDED
                                                                  MARCH 31,         JUNE 30,           JUNE 30,
                                                                    1998             1998                1998
                                                                  -----------------------------------------------
Income before income taxes:
     As previously reported                                       $ 5,002          $   6,956          $   11,958
*    Adjustment related to acquired in-process technology          (2,398)            (2,398)             (4,797)
                                                                 -----------------------------------------------
     Restated                                                     $ 2,604          $   4,558          $    7,161
                                                                 ===============================================

Net income:
     As previously reported                                       $ 2,258          $   2,786          $    5,044
*    Adjustment related to acquired in-process technology          (2,184)            (2,172)             (4,356)
                                                                 -----------------------------------------------
     Restated                                                     $    74          $     614          $      688
                                                                 ===============================================

Earnings per share - Basic:
     As previously reported                                       $  0.11          $    0.13          $     0.24
*    Adjustment related to acquired in-process technology           (0.11)             (0.10)              (0.21)
                                                                 -----------------------------------------------
     Restated                                                          --          $    0.03          $     0.03
                                                                 ===============================================

Earnings per share - Diluted:
     As previously reported                                       $  0.09          $    0.11          $     0.20
*    Adjustment related to acquired in-process technology           (0.09)             (0.09)              (0.17)
                                                                 -----------------------------------------------
     Restated                                                          --          $    0.02          $     0.03
                                                                 ===============================================



* The adjustment results from the decrease in the value assigned to acquired in-process technology, the increased amortization of goodwill, and related tax effects.

                                                                                                 1997
                                                        -------------------------------------------------------------------------
                                                              THREE          THREE         THREE         SIX            NINE
                                                              MONTHS        MONTHS        MONTHS        MONTHS         MONTHS
                                                              ENDED          ENDED         ENDED         ENDED          ENDED
                                                             MARCH 31,      JUNE 30,      SEPT. 30,     JUNE 30,      SEPT. 30,
                                                               1997          1997          1997          1997           1997
                                                        -------------------------------------------------------------------------
Income before income taxes:
    As previously reported                                  $  (1,225)    $   2,843     $  (31,640)    $   1,618     $  (30,022)
*   Adjustment related to acquired in-process technology          558        (1,873)        26,777        (1,315)        25,461
                                                        -------------------------------------------------------------------------
    Restated                                                $    (667)    $     970     $   (4,863)    $     303     $   (4,561)
                                                        =========================================================================

Net income:
    As previously reported                                  $  (1,964)    $     920     $  (20,540)    $  (1,044)    $  (21,584)
*   Adjustment related to acquired in-process technology         (351)       (1,858)        15,905        (2,209)        13,696
                                                        -------------------------------------------------------------------------
    Restated                                                $  (2,315)    $    (938)    $   (4,635)    $  (3,253)    $   (7,888)
                                                        =========================================================================

Earnings per share - Basic:
    As previously reported                                  $   (0.10)    $    0.05     $    (1.03)    $   (0.05)    $    (1.10)
*   Adjustment related to acquired in-process technology        (0.02)        (0.10)          0.80         (0.12)          0.70
                                                        -------------------------------------------------------------------------
    Restated                                                $   (0.12)    $   (0.05)    $    (0.23)    $   (0.17)    $    (0.40)
                                                        =========================================================================

Earnings per share - Diluted:
    As previously reported                                  $   (0.10)    $    0.04     $    (1.03)    $   (0.05)    $    (1.10)
*   Adjustment related to acquired in-process technology        (0.02)        (0.09)          0.80         (0.12)          0.70
                                                        -------------------------------------------------------------------------
    Restated                                                $   (0.12)    $   (0.05)    $    (0.23)    $   (0.17)    $    (0.40)
                                                        =========================================================================

* The adjustment results from the decrease in the value assigned to acquired in-process technology, the increased amortization of goodwill, and related tax effects.

C. POOLING WITH EXPRESSBILL COMPANIES


    On February 27, 1998, the Company completed business combinations with the three companies operating the ExpressBill patient statement processing and printing services businesses, for an aggregate of 3,500,000 shares of ENVOY Common Stock. Shareholders of XpiData, based in Scottsdale, Arizona, received 1,365,000 shares and shareholders of POS and its affiliated company, ARM, both of which are based in Toledo, Ohio, received an aggregate of 2,135,000 shares. The ExpressBill patient statement services include electronic data transmission and formatting, statement printing and mailing services for health care providers and practice management system vendors. These transactions have been accounted for as poolings of interests. Accordingly, the Company's historical consolidated financial statements have been restated to include the accounts and results of operations of the ExpressBill Companies. A reconciliation of previously reported revenues and earnings for the three-month and nine-month periods ended September 30, 1997, restated to reflect the modifications referred to in Note B above, appears below:

                                                         THREE MONTHS        NINE MONTHS
                                                             ENDED              ENDED
                                                         SEPTEMBER 30,      SEPTEMBER 30,
                                                             1997               1997
                                                        (IN THOUSANDS,     (IN THOUSANDS,
                                                            EXCEPT             EXCEPT
                                                        PER SHARE DATA)    PER SHARE DATA)
                                                        ---------------    ---------------
               Revenues:
                     ENVOY                                  $ 28,590           $ 81,098
                     ExpressBill Companies                     6,103             16,527
                                                            --------           --------
                     Combined                               $ 34,693           $ 97,625
                                                            ========           ========

               Net income (loss):
                     ENVOY                                  $ (5,305)          $ (9,912)
                     ExpressBill Companies                       670              2,024
                                                            --------           --------
                     Combined                               $ (4,635)          $ (7,888)
                                                            ========           ========

               Net (loss) per common share:
                     ENVOY                                  $  (0.27)          $  (0.51)
                     Combined                               $  (0.23)          $  (0.40)



D. ACQUISITION


    On May 6, 1998, the Company acquired all the issued and outstanding capital stock of Synergy Health Care, Inc. ("Synergy"), which provides health care information products and services to participants in the health care market, for $10,200,000 in cash, including amounts paid to certain selling stockholders for noncompete agreements. The acquisition was accounted for under the purchase method of accounting, applying the provisions of APB Opinion No. 16. The financial statements for the three- and nine-month periods ended September 30, 1998, reflect the operations of Synergy for the period after the date of acquisition. The purchase price has been allocated based upon the Company's preliminary estimates, and actual allocations will be based on further studies and may change during the allocation period, generally one year following the date of acquisition. Pro forma financial information for the nine months ended September 30, 1998 has not been presented because the results of operations of Synergy are not material to those of the Company.

E. NET INCOME PER SHARE


    The following table sets forth the computation of basic and diluted net income (loss) per common share (in thousands, except for per share data):

                                                     THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                                         1998               1997             1998             1997
                                                        -------         ----------          -------         --------
 Numerator:

   Numerator for basic and diluted
     earnings per share - net income (loss)
     available to common shares                         $ 2,273         $   (4,635)         $ 2,959         $ (7,888)
                                                        =======         ==========          =======         ========

 Denominator:

   Denominator for basic earnings per share -
     weighted average shares                             21,316             20,014           21,048           19,556

   Effect of dilutive securities:
     Employee stock options                               1,199                -(1)           1,078              -(1)
     Convertible preferred stock                          2,800                -(1)           2,903              -(1)
                                                        -------         ----------          -------         --------


   Denominator for diluted earnings per share -
     adjusted weighted average shares                    25,315             20,014           25,029           19,556
                                                        =======         ==========          =======         ========

Basic net income (loss) per common share                $  0.11         $    (0.23)         $  0.14         $  (0.40)
                                                        =======         ==========          =======         ========
Diluted net income (loss) per common share              $  0.09         $    (0.23)         $  0.12         $  (0.40)
                                                        =======         ==========          =======         ========

---------------

(1) Stock options to purchase 3,384,000 shares of Common Stock for the three-month and nine-month periods ended September 30, 1997, and 3,730,233 shares Series B Preferred Stock (convertible into 3,730,233 shares of common stock) for the three-month and nine-month periods ended September 30, 1997 were the only securities issued which would have been included in the diluted earnings per share calculation for the three-month and nine-month periods ended September 30, 1997 had they not been antidilutive due to the net loss reported by the Company.

F. EFFECT OF NEW ACCOUNTING PRONOUNCEMENT


    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. FASB Statement 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions with owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Adoption of this pronouncement has not had a material impact on the Company's results of operations, as comprehensive income for the three months and nine months ended September 30, 1998 was the same as net income for the Company.


G. CONTINGENCIES


    Class action complaints were filed on each of August 20, 1998, August 21, 1998 and September 15, 1998 (the "Complaints"), in the United States District Court, Middle District of Tennessee, Nashville Division, against the Company and certain of its executive officers. The Court has ordered that the three Complaints be consolidated into a single class action lawsuit in the United States District Court, Middle District of Tennessee, Nashville Division. The Complaints allege, among other things, that from February 12, 1997 to August 18, 1998 (the "Class Period") the defendants issued materially false and misleading statements about the Company, its business, operations and financial position and failed to disclose material facts necessary to make defendants' statements not false and misleading in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Plaintiffs allege that the Company failed to disclose that the Company's financial statements were not prepared in accordance with generally accepted accounting principles due to the improper write-off of certain acquired in-process technology, resulting in the Company's stock trading at allegedly artificially inflated prices during the Class Period. The Complaints seek unspecified compensatory damages, attorney's fees and other relief. The Company believes that these claims are without merit and intends to defend the allegations vigorously.


H. SUBSEQUENT EVENT


    On October 22, 1998, the Company completed the acquisition of substantially all of the assets of Control-O-Fax Corporation and its wholly owned subsidiary Control-O-Fax Systems, Inc. (collectively, "Control-O-Fax"), which provides EDI patient statement and other printing and processing services to participants in the health care market, for $8,250,000 in cash. This acquisition will be accounted for under the purchase method of accounting, and, as a result, the Company will record the net assets acquired at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill. Pro forma financial information for the nine months ended September 30, 1998 will not be presented for this acquisition because the results of operations of Control-O-Fax are not material to those of the Company.

                        REPORT OF INDEPENDENT ACCOUNTANTS

                                                Stamford, Connecticut
                                                August 14, 1998, except for Note
                                                21, as to which the date is
                                                September 2, 1998.

To the Board of Directors and Stockholders of Pharmaceutical Marketing Services Inc.

         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Pharmaceutical Marketing Services Inc. and Subsidiaries (the "Company") as of June 30, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                                   PricewaterhouseCoopers LLP

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share numbers)
--------------------------------------------------------------------------------

                                                                    JUNE 30, 1997    JUNE 30, 1998
                                                                    -------------    -------------
                          ASSETS
Current assets
    Cash and cash equivalents                                         $  32,414        $  42,315
    Marketable securities                                                24,738           50,097
    Accounts receivable, principally trade (less
     allowance for doubtful accounts of $388 and $538,
     respectively)                                                       27,442           21,332
    Work in process                                                       3,798            1,489
    Prepaid expenses and other current assets                             4,905            9,866
    Net current assets held for sale                                      4,236               --
                                                                      ---------        ---------
     Total current assets                                                97,533          125,099

Marketable securities                                                     7,384           19,444
Property and equipment, net                                              11,761            9,548
Goodwill, net                                                            25,303           22,063
Other assets, net                                                         6,424           10,204
Net assets held for sale                                                 18,797               --
                                                                      ---------        ---------
     Total assets                                                     $ 167,202        $ 186,358
                                                                      =========        =========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current maturities of long-term debt                              $     407        $      61
    Accounts payable                                                      5,036            5,730
    Accrued liabilities
     (including employee compensation and
     benefits of $3,234 and $5,429, respectively)                        10,507           23,499
    Unearned income                                                      17,373           22,087
                                                                      ---------        ---------
     Total current liabilities                                           33,323           51,377

Long-term debt                                                           69,552           69,114
Other liabilities                                                           583            7,761
                                                                      ---------        ---------
     Total liabilities                                                  103,458          128,252

Commitments and contingencies
Stockholders' equity
    Common stock, $0.01 par value, 25,000,000
     shares authorized and 13,199,475 and 13,314,975
     shares issued, respectively                                            132              133
    Paid-in capital                                                      87,179           88,199
    Treasury stock at cost, 0 and 918,254 shares, respectively               --           (8,494)
    Accumulated deficit                                                 (20,029)         (20,332)
    Cumulative translation adjustment                                    (3,534)          (7,170)
    Unrealized gain (loss) on investments, net of income
     tax (benefits) provisions of $(4) and $4,010, respectively              (4)           5,770
                                                                      ---------        ---------
       Total stockholders' equity                                        63,744           58,106
                                                                      ---------        ---------
       Total liabilities and stockholders' equity                     $ 167,202        $ 186,358
                                                                      =========        =========

    The accompanying notes are an integral part of these financial statements

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands,except for per share data)
--------------------------------------------------------------------------------

                                                               Year Ended June 30,
                                                    ----------------------------------------
                                                      1996            1997            1998
                                                    --------        --------        --------
Revenue                                             $ 93,027        $ 98,485        $ 77,966
Production costs                                     (51,605)        (54,457)        (43,663)
Selling, general and administrative expenses         (34,208)        (34,847)        (34,243)
In-process research and development write-off             --              --         (12,046)
Amortization of intangible assets                     (2,012)         (1,733)         (1,596)
Income from assets held for sale                          --              76            (281)
Impairment of long-lived assets                       (2,368)             --              --
Impairment of assets held for sale                        --              --         (14,735)
Restructuring costs                                   (2,314)             --              --
Transaction costs                                         --              --          (1,151)
                                                    --------        --------        --------
Operating income (loss)                                  520           7,524         (29,749)
Gain on sale of operations, net of loss                   --              --          34,106
Interest and other income                              2,503           3,299           5,677
Interest expense                                      (2,633)         (3,490)         (4,632)
                                                    --------        --------        --------
Income from continuing operations
   before income taxes                                   390           7,333           5,402
Income tax provision                                  (1,156)         (2,655)         (5,705)
Minority interest                                         57             (17)             --
                                                    --------        --------        --------
Income (loss) from continuing operations                (709)          4,661            (303)
Discontinued operations:
Loss from discontinued operations, net                (8,915)         (9,914)             --
                                                    --------        --------        --------
Net loss                                            $ (9,624)       $ (5,253)       $   (303)
                                                    ========        ========        ========
Basic and diluted earnings (loss) per share:
   Continuing operations                            $  (0.05)       $   0.35        $  (0.02)
   Discontinued operations, net                        (0.68)          (0.75)             --
                                                    --------        --------        --------
Net loss per share                                  $  (0.73)       $  (0.40)       $  (0.02)
                                                    ========        ========        ========

    The accompanying notes are an integral part of these financial statements

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (in thousands)

--------------------------------------------------------------------------------


                                                    Common Stock                                           Cumulative
                                                No. of                       Paid-in       Accumulated     Translation
                                                Shares         Amount        Capital        Deficit        Adjustment
                                               --------       --------       --------       --------        --------
Balance June 30, 1995                            13,085       $    131       $ 86,176       $ (5,152)       $  5,544

Net loss                                             --             --             --         (9,624)             --
Stock options exercised                              84              1            747             --              --
Change in unrealized loss on
          marketable securities, net of
          income tax benefit of $30                  --             --             --             --              --
Foreign currency translation                         --             --             --             --          (4,822)
                                               --------       --------       --------       --------        --------

Balance June 30, 1996                            13,169            132         86,923        (14,776)            722

Net loss                                             --             --             --         (5,253)             --
Stock options exercised                              30             --            256             --              --
Change in unrealized loss on
          marketable securities, net of
          income tax provision of $29                --             --             --             --              --
Foreign currency translation                         --             --             --             --          (4,256)
                                               --------       --------       --------       --------        --------
Balance June 30, 1997                            13,199            132         87,179        (20,029)         (3,534)

Net loss                                             --             --             --           (303)             --
Stock options exercised                             116              1          1,020             --              --
Treasury stock                                       --             --             --             --              --
Change in unrealized gain (loss) on
          investments, net of income tax
          provision of $4,014                        --             --             --             --              --
Foreign currency translation                         --             --             --             --          (3,636)
                                               --------       --------       --------       --------        --------
Balance June 30, 1998                            13,315       $    133       $ 88,199       $(20,332)       $ (7,170)
                                               ========       ========       ========       ========        ========

                                                Unrealized
                                               Gain (Loss) on         Treasury Stock
                                                Investments       No. of         Paid-in
                                                 net of tax       Shares         Capital
                                                 --------        --------        --------
Balance June 30, 1995                            $     (2)             --              --

Net loss                                               --              --              --
Stock options exercised                                --              --              --
Change in unrealized loss on
          marketable securities, net of
          income tax benefit of $30                   (45)             --              --
Foreign currency translation                           --              --              --
                                                 --------        --------        --------

Balance June 30, 1996                                 (47)             --              --

Net loss                                               --              --              --
Stock options exercised                                --              --              --
Change in unrealized loss on
          marketable securities, net of
          income tax provision of $29                  43              --              --
Foreign currency translation                           --              --              --
                                                 --------        --------        --------
Balance June 30, 1997                                  (4)             --              --

Net loss                                               --              --              --
Stock options exercised                                --              --              --
Treasury stock                                         --            (918)       $ (8,494)
Change in unrealized gain (loss) on
          investments, net of income tax
          provision of $4,014                       5,774              --              --
Foreign currency translation                           --              --              --
                                                 --------        --------        --------
Balance June 30, 1998                            $  5,770            (918)       $ (8,494)
                                                 ========        ========        ========

    The accompanying notes are an integral part of these financial statements

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

--------------------------------------------------------------------------------

                                                                                             Year Ended June 30,
                                                                                     1996            1997            1998
                                                                                   --------        --------        --------
Cash flows provided by (used in) operating activities:
       Net loss                                                                    $ (9,624)       $ (5,253)       $   (303)
       Loss from discontinued operations                                              8,915           9,914              --

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
       Depreciation and amortization                                                  3,372           3,715           3,289
       Loss (gain) on disposal of businesses, net                                        --             773         (34,106)
       Deferred taxes                                                                  (789)            953          (6,560)
       Minority interest share of net income (loss)                                     (57)             17              --
       Restructuring costs                                                            2,314              --              --
       Impairment of long lived assets                                                2,368              --              --
       Impairment of assets held for sale                                                --              --          14,735
       In-process research and development write-off                                     --              --          12,046

Change in operating assets and liabilities, net of effect of acquisitions:
       Accounts receivable                                                           (5,716)            881             999
       Work-in-process                                                                 (781)           (986)            898
       Prepaid expenses and other assets                                               (822)          3,471            (934)
       Accounts payable and accrued liabilities                                      (6,221)           (561)            161
       Unearned income                                                                5,156           3,199            (741)
       Other liabilities                                                                200               5              98
                                                                                   --------        --------        --------
       Total adjustments                                                               (976)         11,467         (10,115)
                                                                                   --------        --------        --------

Net cash (used in) provided by operating activities                                  (1,685)         16,128         (10,418)
                                                                                   --------        --------        --------

Cash flows provided by (used in) investing activities:
       Capital expenditures                                                          (2,166)         (4,592)         (2,138)
       Proceeds from disposal of fixed assets                                           115              66               5
       Proceeds from businesses disposed, net of selling costs                           --           4,285          15,793
       Cash consideration advanced to Source Europe under a line of
         credit                                                                          --              --          (6,433)
       Cash acquired in Source Europe                                                    --              --           9,942
       Sale (purchase) of marketable securities, net                                 (5,743)          2,610           3,685
       Acquisition and contingent purchase price payments                              (624)         (2,799)         (2,159)
                                                                                   --------        --------        --------
Net cash provided by (used in) investing activities                                  (8,418)           (430)         18,695
                                                                                   --------        --------        --------

Cash flows provided by (used in) financing activities:
       Net proceeds from options exercised                                              748             256           1,021
       Repayments of long-term debt and capital lease
         obligations                                                                   (245)           (195)           (262)
                                                                                   --------        --------        --------
Net cash provided by financing activities                                               503              61             759
                                                                                   --------        --------        --------
Effect of discontinued operations and assets held for sale                           (2,038)          5,838           2,160
Effect of exchange rate movements                                                    (3,521)         (1,852)         (1,295)
                                                                                   --------        --------        --------
Net increase (decrease) in cash and cash equivalents                                (15,159)         19,745           9,901
Cash and cash equivalents at beginning of period                                     27,828          12,669          32,414
                                                                                   --------        --------        --------
Cash and cash equivalents at end of period                                         $ 12,669        $ 32,414        $ 42,315
                                                                                   ========        ========        ========

    The accompanying notes are an integral part of these financial statements

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                                 (in thousands)

--------------------------------------------------------------------------------

                                                                                           Year Ended June 30,
                                                                                   1996            1997           1998
                                                                                 --------        --------       --------
Supplemental information:

Cash paid during the period for:
     Interest                                                                    $  4,474        $  4,521       $  4,345
     Income taxes                                                                $  1,381        $  1,694       $  8,430
                                                                                 ========        ========       ========

Supplemental disclosure of non-cash investing and financing activities:
     Fair value of assets acquired                                                                              $ 19,104
     PMSI shares received                                                                                          8,494
     In-process research and development                                                                          12,046
     Completed technology acquired                                                                                 1,363
                                                                                                                --------
     Liabilities assumed                                                                                        $ 41,007
                                                                                                                ========

     Cancellation of amounts due from Source Europe under a line of credit                                      $ (6,433)
                                                                                                                ========
     National Data Corporation shares received                                                                  $ 35,328
                                                                                                                ========

     Capital leases                                                              $     40        $    802       $    262
                                                                                 ========        ========       ========

    The accompanying notes are an integral part of these financial statements

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Pharmaceutical Marketing Services Inc. ("PMSI") provides a range of information services to pharmaceutical and healthcare companies in the United States, Europe and Japan to enable them to optimize their sales and marketing performance in a value driven environment. The services are comprised of targeting information services, prescription database services and added value services. Most of PMSI's information services are generated from its own proprietary databases containing unique prescription, managed care, healthcare market and medical prescriber data. On August 5, 1998, PMSI entered into a transaction whereby it sold substantially all of its non-US operations (see note 20).

         BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION. The consolidated financial statements comprise the accounts of PMSI and its subsidiaries. The consolidated financial statements have been restated where applicable for discontinued operations (see Note 19). The accompanying notes present amounts related to continuing operations only. All intercompany balances and transactions have been eliminated.

         CASH EQUIVALENTS. Cash equivalents consist primarily of highly liquid investments with a maturity of three months or less at the date of acquisition.

         MARKETABLE SECURITIES. PMSI accounts for its marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115").

         As required by FAS 115, management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and re-evaluates such determination at each balance sheet date. Debt securities for which PMSI does not have the intent or ability to hold to maturity are classified as available-for-sale, along with any investment in equity securities. Available-for-sale securities are carried at fair value, as determined by the quoted market value at the balance sheet date, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. At June 30, 1998, PMSI had no investments that qualified as trading or held to maturity.

         WORK IN PROCESS. Work in process consists of unbilled costs incurred on behalf of clients, principally outside vendor costs attributable to PMSI's products and services.

         PROPERTY AND EQUIPMENT. Property and equipment is recorded at cost. All maintenance and repairs are expensed as incurred.

         Depreciation is provided using the straight-line method. Furniture, office equipment and computer equipment are depreciated over five years and automobiles over four years. Leasehold improvements are amortized over the shorter of their useful lives or

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

         the terms of the respective leases. Buildings are depreciated over their estimated useful lives ranging from twenty to thirty years.

         On disposal, costs and accumulated depreciation are removed from the financial statements and gains (losses) are recognized in the statement of operations.

         GOODWILL. Under the purchase method of accounting, the excess of the purchase price of businesses acquired over the fair value of net tangible and intangible assets at the dates of acquisition has been assigned to goodwill. The net assets and results of operations of the acquisitions have been included in the consolidated financial statements of PMSI from their respective dates of purchase. Goodwill is amortized on a straight-line basis over periods between five and forty years.

         PMSI assesses the recoverability of goodwill, on a subsidiary by subsidiary basis, by determining whether amortization of goodwill can be recovered through undiscounted future cash flows based on projected net income, excluding goodwill amortization, of the respective subsidiary. Impairment is measured by discounted future cash flows based on projected net income, excluding goodwill amortization, using a discount rate reflecting PMSI's cost of funds.

         DATABASES. Acquired databases have been valued at their estimated fair values at the dates of acquisition. Databases are amortized using straight-line and accelerated methods over periods of up to five years. Costs associated with maintenance and updating of databases are expensed as incurred.

         SOFTWARE ACQUIRED. Computer software of businesses acquired is recorded at its fair value at the date of acquisition. This software is amortized on a straight-line basis over its useful life, which is estimated to be two to five years.

         FOREIGN CURRENCY. The balance sheets and results of operations of PMSI's subsidiaries that operate outside the United States are measured using local currency as the functional currency.

         Assets and liabilities have been translated into United States dollars at the rates of exchange at the balance sheet date. Translation gains and losses arising from the use of differing exchange rates from year to year are included in the cumulative translation adjustment on the balance sheet. Revenues and costs are translated into United States dollars at the average rate during the period.

         Transaction gains and losses are recognized in the statement of operations as incurred. For the periods presented these amounts were not material.

         REVENUE RECOGNITION. Revenue is recognized on delivery of a product or as the service is rendered. Subscription-type revenue is recognized over the life of the

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

         subscription. Prebillings for products that have not been delivered or for services not yet rendered are classified as unearned income until the earnings process is complete.

         CONCENTRATION OF CREDIT RISK. Financial instruments that potentially subject PMSI to concentrations of credit risk consist principally of cash and cash equivalents, marketable securities and trade receivables. PMSI invests its excess cash with major banks and cash equivalents and marketable securities in a professionally managed fund. At June 30, 1998 marketable securities included 903,950 shares of common stock of National Data Corporation ("NDC") with a fair value of $39,548,000. PMSI's customer base principally comprises companies within the pharmaceutical industry. Although PMSI's receivables are concentrated in the pharmaceutical industry, the concentration of credit risk is limited due to the credit worthiness of the customers. PMSI does not require collateral from its customers.

         INCOME TAXES. Federal, foreign and state income taxes in the consolidated financial statements have been computed on a stand-alone return basis according to the fiscal and legal structure under which the various tax paying entities operate. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and financial reporting amounts at each year-end.

         EARNINGS/LOSS PER SHARE. In 1998, PMSI adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("FAS 128"). Previously reported earnings per share amounts have been restated to comply with FAS 128. Basic earnings (loss) per share amounts are calculated by dividing income (loss) amounts by the weighted average number of common shares outstanding. Diluted earnings (loss) per share amounts are calculated by dividing income (loss) amounts by the weighted average number of common shares outstanding increased, if dilutive, by the effects of potentially dilutive common shares which includes stock options and convertible debentures. Dilutive potential common shares are calculated in accordance with the treasury stock method.

         USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates that affect the financial statements are those related to goodwill and deferred tax assets.

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying value of certain of PMSI's financial instruments including cash and cash equivalents, accounts payable and other accrued liabilities approximates fair value due to their short maturities. The fair value of PMSI's debentures is based on quoted market prices.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

         ALLOCATION OF INTEREST TO DISCONTINUED OPERATIONS. Enterprise interest is allocated to discontinued operations in proportion to net assets.

2.       TRANSACTIONS WITH SOURCE

                  Effective as of December 31, 1991, Walsh International Inc. ("Walsh") transferred to PMSI all the assets and liabilities of the PMSI business in exchange for shares of PMSI common stock. In connection with the transfer, PMSI and Walsh entered into two long-term license agreements permitting the use by PMSI of certain Walsh proprietary databases. In addition, PMSI and Walsh entered into further agreements, covering data processing, administrative and management services and subleasing of certain facilities for various periods of time, all subject to renewal terms. During fiscal year 1996, Walsh separated into two independent companies ("the spin-off"): Walsh International Inc. and Source Informatics Inc. ("Source") and the agreements were assigned from Walsh to Source. All agreements were terminated effective December 15, 1997 upon the sale of certain assets to NDC. The principal agreements and terms were as follows:

         ALPHA (PRESCRIPTION) DATABASE LICENSE AGREEMENT. Source had granted PMSI an exclusive license to use its US databases for a period of five years through December 2001, with an option to renew for two additional 5-year periods. The license fee amounts paid to Source in the years ended June 30, 1996, 1997 and for the period ended December 15, 1997 in respect of this agreement were $3,094,000, $3,126,000 and $1,728,000, respectively.

         DATA PROCESSING AGREEMENT. PMSI contracted for Source to provide specific data processing services in the US. In the years ended June 30, 1996 and 1997 and for the period ended December 15, 1997 costs incurred by PMSI in connection with the data processing agreement totaled $3,353,000, $5,395,000 and $3,041,000, respectively. These costs are included in production costs.

         FACILITIES AGREEMENT. PMSI sublet space from Source in the US. The net cost to PMSI in the years ended June 30, 1996 and 1997 and for the period ended December 15, 1997 totaled $545,000, $29,000 and $45,000, respectively. Such amounts have been included in selling, general and administrative expenses.

         MANAGEMENT AND EXECUTIVE SERVICES AGREEMENT. Source provided administrative, management and executive services to PMSI in the US which resulted in a net cost to PMSI of $2,319,000, $977,000 and $542,000 in the years ended June 30, 1996 and 1997 and for the period ended December 15, 1997, respectively. These costs are included in selling, general and administrative expenses.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                  At June 30, 1998 there were no amounts receivable or payable from/to Source. At June 30, 1997, PMSI had a net current receivable from Source of $1,646,000, which was included in other current assets. Source held 831,144 shares or 6.3% of PMSI's Common Stock at June 30, 1997 which represented the remaining shares that were transferred to Source in the "spin-off" of the Source businesses from Walsh. These shares, together with a further 87,110 shares, were transferred to PMSI as part of the assets acquired on the purchase of the Source Europe companies from Source on December 15, 1997 (see note 3).

3.       ACQUISITIONS AND DIVESTITURES

         ACQUISITIONS. The consolidated financial statements comprise various business operations and entities that have been acquired by PMSI. These acquisitions have been accounted for as purchases. Accordingly, the acquired assets and assumed liabilities have been recorded at their estimated fair value at the dates of acquisition. The results of operations are included in the consolidated financial statements from the respective dates of acquisition.

         SOURCE INFORMATICS EUROPEAN HOLDINGS LLC

                  On December 15, 1997 PMSI acquired Source Informatics European Holdings L.L.C. and its subsidiaries ("Source Europe") from Source for consideration of $8.4 million in the form of the cancellation of amounts advanced to Source under a line of credit of $6.4 million and direct costs of $2.0 million.

                  Source Europe is a developing business involved in building databases of information from prescriptions dispensed in the UK, Germany, France, Belgium and Italy and in developing the software technology to support, access and generate information from such databases. This information enables pharmaceutical companies to measure and analyze product performance at a detailed geographical level, namely small groups of physicians or at the individual physician level and thereby improve salesforce productivity. Currently, the businesses are at various stages of development, but revenues are being generated at an increasing level as more products begin to be delivered to clients throughout Europe.

                  The excess of the purchase price over the fair value of the net assets acquired of $13.4 million was allocated to in-process research and development and completed technology as follows:

                           In-Process Research & Development             $12,046
                           Completed Technology                          $ 1,363
                                                                         -------
                                                                         $13,409
                                                                         -------

                  Included in the assets acquired in Source Europe were 918,254 shares of common stock of PMSI with a fair value on December 15, 1997 of $8.5 million.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

         These shares were placed in treasury upon acquisition during the second quarter of fiscal 1998.

                  Presented below are summarized unaudited pro forma results as if the acquisition of Source Europe had occurred on July 1, 1996 and July 1, 1997. The pro forma results include pro forma adjustments related principally to the amortization of completed technology and the elimination of inter-company transactions.

                                                Unaudited             Unaudited
                                                Year Ended            Year Ended
                                               June 30 ,1997         June 30, 1998
                                               -------------         -------------
Revenue                                          $ 98,892              $ 79,502
Net loss                                         $(26,198)             $(14,152)
Net loss per share                               $  (1.97)             $  (1.11)

         MEDIPHASE LIMITED

                  On July 1, 1994, PMSI acquired 80% of the common stock of Mediphase Limited, a specialist software and information company in the United Kingdom. During the year ended June 30, 1998, PMSI purchased the remaining 20% of the common stock of Mediphase Limited for $1.7 million.

         IMR FINANCE

                  During 1993, PMSI purchased an 80% holding in IMR Finance, a French corporation. The owners of the minority interest had the option to require PMSI to purchase their holding based on a multiple of projected pre-tax earnings.

                  During May 1997, the minority shareholders exercised their option, and PMSI purchased the remaining 20% of the outstanding share capital of IMR Finance. The purchase price of $2.6 million has been accounted for in net assets held for sale.

       DIVESTITURES.

                  On December 15, 1997, PMSI sold to NDC (i) PMSI's interest in the US joint operating venture with Source ("Source US") and (ii) its OTC Physician Database business in the US. PMSI received 1,084,950 registered shares of common stock of NDC, with a market value on December 15, 1997 of $35.3 million, plus $6.5 million in cash. This resulted in a pre-tax gain of $33.6 million.

                  PMSI sold IMR (see Note 18), its French point of sale marketing business, on March 31, 1998. This was the last remaining business to be sold as a result of PMSI's decision in the third quarter of fiscal 1996 to discontinue its non-database segment. The business was sold for consideration of approximately

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

         $3.2 million in cash. The assets sold included cash and cash equivalents of $1.2 million.

                  On July 1, 1997 PMSI sold its Dutch and US-based international publishing and communications operations to Excerpta Medica, the medical communications division of Elsevier Science, for approximately $9 million, resulting in a net gain on sale of $2.6 million.

                  During the third quarter of fiscal 1997, Marketing Resources International Limited in the United Kingdom and Patient Programs in the US were divested by PMSI for $0.4 million. The total revenue and operating loss from these businesses included in the consolidated statement of operations for the year ended June 30, 1996 were $0.7 million and $1.0 million, respectively. The total revenue and operating loss for the year ended June 30, 1997 were $1.1 million and $1.0 million, respectively.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

4.       MARKETABLE SECURITIES

                  Marketable securities consisted of the following as of June 30, 1997 and 1998 (in thousands):

                                                    Amortized                    Fair Value
       Name of Issuer                                Cost of                     at Balance                   Unrealized Gains
       and Title of                                 Each Issue                   Sheet Date                    (Losses), net
       Each Issue                                   at June 30,                  at June 30,                     at June 30,
                                             -----------------------       -----------------------        ------------------------
                                               1997           1998           1997           1998            1997            1998
                                             --------       --------       --------       --------        --------        --------
Equity Securities                            $     --       $ 30,319       $     --       $ 40,109              $-        $  9,790

Corporate debt securities                      41,486         47,925         41,482         47,909              (4)            (16)

Debt securities issued by the  U.S.
     Treasury and other U.S.
     government corporations and
     agencies                                   4,121            400          4,121            400              --              --

Debt securities issued by foreign
     governments                                4,228          2,059          4,226          2,060              (2)              1
                                             --------       --------       --------       --------        --------        --------
                                             $ 49,835       $ 80,703       $ 49,829       $ 90,478        $     (6)       $  9,775
                                             ========       ========       ========       ========        ========        ========
Maturities

Cash equivalents (1)                         $ 17,708       $ 20,942       $ 17,707       $ 20,937        $     (1)       $     (5)

Short-term investments (2)                     24,742         40,313         24,738         50,097              (4)          9,784

Due after one year through three years          7,385         19,448          7,384         19,444              (1)             (4)
                                             --------       --------       --------       --------        --------        --------
                                             $ 49,835       $ 80,703       $ 49,829       $ 90,478        $     (6)       $  9,775
                                             ========       ========       ========       ========        ========        ========

(1) Maturities of three months or less at acquisition.

(2) Short-term investments include debt securities with maturities greater than 3 months and equity securities.

              For the years ended June 30, 1996 and 1997, gross realized gains and losses were not significant. Gross realized gains for the year ended June 30, 1998 were $1.7 million, and were included in interest and other income within the consolidated statement of operations. In computing realized gains and losses, PMSI compares the cost of its investments on a specific identification basis. Such cost includes the direct cost to acquire the securities adjusted for the amortization of any discount or premium.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5.       PROPERTY AND EQUIPMENT

                  Property and equipment at June 30, 1997 and 1998 comprised the following (in thousands):

                                                       1997              1998
                                                     --------          --------
Land and buildings including leasehold
   improvements                                      $  5,546          $  6,187
Furniture and office equipment                          2,528             3,077
Computer equipment                                      7,756             4,936
Automobiles                                               321               425
                                                     --------          --------
                                                       16,151            14,625
Less accumulated depreciation
   and amortization                                    (4,390)           (5,077)
                                                     --------          --------
                                                     $ 11,761          $  9,548
                                                     ========          ========

                  Depreciation and amortization charged to operations for the years ended June 30, 1996, 1997 and 1998 were $1,342,000, $1,981,000 and $1,461,000, respectively.

6.       GOODWILL

                  Goodwill at June 30, 1997 and 1998 comprised the following (in thousands):

                                                    1997                 1998
                                                    ----                 ----
Goodwill on acquisition                           $ 34,752             $ 29,175
Accumulated amortization                            (9,449)              (7,112)
                                                  --------             --------
                                                  $ 25,303             $ 22,063
                                                  ========             ========

                  The decrease in goodwill on acquisition is a result of the sale of the Bugamor and Medialert businesses.

                  Amortization charged to operations for the years ended June 30, 1996, 1997 and 1998 was $1,639,000, $1,522,000 and $1,160,000,
         respectively.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.       OTHER ASSETS

         Other assets at June 30, 1997 and 1998 consisted of the following (in thousands):

                                                                     1997                1998
                                                                     ----                ----
                Software                                          $ 5,206             $ 6,381
                Acquired databases                                 21,539              22,193
                                                              ------------       -------------
                                                                   26,745              28,574
                Less accumulated amortization                     (26,324)            (26,671)
                                                              ------------       -------------
                                                                      421               1,903

                Debenture financing costs                           1,302 (1)           1,070 (1)
                Deposits                                              766               4,432
                Deferred taxes                                        723                 452
                Investments                                         1,670                 725
                Deferred charges                                      422                 455
                Note receivable from Walsh                          1,120 (2)           1,167 (2)
                                                              ------------       -------------
                                                                  $ 6,424            $ 10,204
                                                              ============       =============


         (1) Debenture financing costs are being amortized over the life of the debentures. The amortization charge for the years ended June 30, 1996, 1997 and 1998 was $232,000.

         (2) Represents an interest free note receivable of $1,200,000 due from Walsh in June 1999 relating to the Scriptrac acquisition. The note receivable was recorded initially at its present value and as a result of accretion, the balance at June 30, 1998 is $1,167,000.


         Amortization of acquired databases and software charged to operations for the years ended June 30, 1996, 1997 and 1998 was $373,000, $211,000 and
$436,000, respectively.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.       LONG-TERM DEBT

         Long-term debt at June 30, 1997 and 1998 consisted of the following (in thousands):

                                                                      1997                     1998
                                                                      ----                     ----
                Debentures (1)                                    $ 69,000                 $ 69,000
                Other long-term debt (2)                               959                      175
                                                              -------------            -------------
                                                                    69,959                   69,175
                Less current portion                                  (407)                     (61)
                                                              -------------            -------------
                                                                  $ 69,552                 $ 69,114
                                                              =============            =============


(1) On February 3, 1993 PMSI completed an offering of an aggregate $69 million Convertible Subordinated Debentures due in 2003. The debentures, issued at par, bear annual interest at 6-1/4% and are convertible into Common Stock of PMSI at a conversion price of $20 per share, subject to adjustments for certain events. The current value of the debentures at June 30, 1998, based on quoted market prices, was $66,240,000.

(2)      Capital lease obligations (see Note 13).

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.       STOCK OPTIONS AND RESTRICTED STOCK PURCHASE PLAN

                  A Stock Option and Restricted Stock Purchase Plan (the "Plan") was established on August 17, 1991 for employees, officers and directors of PMSI or any of its subsidiaries. The number of stock options authorized by the Plan is 2,250,000. The Plan provides for the granting of "non-qualified stock options" and "incentive stock options" to acquire Common Stock of PMSI and/or the granting of rights to purchase Common Stock. The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the option price of incentive stock options may not be less than market value on the date of grant; the option price of non-qualified options may be less than market value on the date of grant, (ii) the term of all incentive stock options may not exceed ten years from the date of grant; the term of non-qualified stock options may exceed ten years,
         (iii) no options may be granted after August 17, 2001 and (iv) in general, options vest evenly over a period of five years from the date of issue.

                  A Non-Employee Directors' Stock Option Plan (the "Directors Plan") was adopted on May 27, 1993. The Directors' Plan provides for the granting of non-qualified stock options to purchase shares of PMSI's Common Stock. The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the option exercise price will be equal to 100% of the fair market value of the Common Stock on the date of grant, (ii) the term of the stock options may not exceed ten years from the date of grant, (iii) in general, options vest evenly over a period of three years from the date of issue (iv) the total number of shares of Common Stock that may be subject to options pursuant to the Directors' Plan is 120,000, subject to automatic adjustments following certain events, and (v) no options may be granted after May 27, 2003.

                  Additional information relating to the Plan and the Directors Plan is as follows:

                                                           Year Ended June 30,
                                               1996               1997               1998
                                               ----               ----               ----
Options outstanding at July 1, 1995,
     1996 and 1997                           1,786,400          1,848,200          1,903,750
Options granted                                234,250            392,200            458,600
Options exercised                              (84,050)           (30,200)          (115,050)
Options lapsed                                 (88,400)          (306,450)          (253,400)
                                           -----------        -----------        -----------
Options outstanding at June 30               1,848,200          1,903,750          1,993,900
                                           ===========        ===========        ===========
Options exercisable at June 30                 980,700          1,150,610          1,229,300
                                           ===========        ===========        ===========
Option prices per share:
     Granted                                    $8-$14             $9-$10                 $9
     Exercised                                  $8-$10           $8-$9.50          $8-$10.75
     Outstanding                                $8-$22             $8-$22             $8-$22

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The exercise price of options granted during the years ended June 30, 1996, 1997 and 1998 equaled the market price of PMSI's common stock on the date of the grant. As of June 30, 1998 the Plan and the Directors Plan had available 76,900 and 40,000 shares of common stock, respectively, available for future grants.

10.      ACCOUNTING FOR STOCK-BASED COMPENSATION

                  PMSI has elected to continue to use the intrinsic value based method to account for all of its employee stock-based compensation plans. Under APB Opinion No. 25, "Accounting for Stock Issued to Employees" PMSI has recorded no compensation costs related to its stock option plans for the years ended June 30, 1996, 1997 and 1998.

                  Pursuant to SFAS 123, "Accounting for Stock-Based Compensation," PMSI is required to disclose the pro-forma effects on net loss and net loss per share data as if PMSI had elected to use the fair value approach to account for all its stock-based compensation plans. Had compensation cost for PMSI's plans been determined consistent with the fair value approach enumerated in SFAS No.123 PMSI's net loss and net loss per share for the years ended June 30, 1996, 1997 and 1998 would have changed as indicated below (in thousands, except per share data):



                                      Year Ended June 30,
                             1996             1997            1998
                             ----             ----            ----
Net loss:
    As reported           $  (9,624)       $  (5,253)       $  (303)
    Pro-forma             $  (9,726)       $  (5,556)       $  (747)
Net loss per share:
    As reported           $  (0.73)        $   (0.40)       $ (0.02)
    Pro-forma             $  (0.74)        $   (0.42)       $ (0.05)


                  The fair value of options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in fiscal years 1996, 1997 and 1998; risk-free interest rate of 6%; expected life of 6 years; 41% expected volatility and no dividends. The weighted average fair value of options granted during the years ended June 30, 1996, 1997 and 1998 were $13.34, $9.38 and $9.02.

                  Since option grants vest over several years and additional grants are expected in the future, the pro forma results noted above are not likely to be representative of the effects on future years of the application of the fair value based method.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  A summary of the status of PMSI's Plan and the Directors Plan as of June 30, 1997 and 1998 and changes during the years ended on those dates is as follows:

                                                June 30, 1997                 June 30, 1998
                                                -------------                 -------------
                                            Number         Weighted-      Number         Weighted-
                                              of            average         of            average
        Fixed options                       shares       exercise price   shares       exercise price
        -------------                       ------       --------------   ------       --------------
Outstanding at beginning of year          1,848,200        $   11.77     1,903,750        $   11.02
   Granted                                  392,200        $    9.38       458,600        $    9.02
   Exercised                                (30,200)       $    8.48      (115,050)       $    9.07
   Cancelled                               (306,450)       $   13.43      (253,400)       $   12.32
                                          ---------                      ---------
Outstanding at end of year                1,903,750        $   11.02     1,993,900        $   10.49
                                          =========                      =========

Options exercisable at end of year        1,150,610        $   11.35     1,229,300        $   11.06
                                          =========                      =========


                  A summary of information regarding the outstanding options and those exercisable at June 30, 1998 is given in the following tables:

                                                 Weighted Average
                              Number of              remaining                   Number of
  Exercise Price               Options          Contractual life of               Options
       ($)                   Outstanding        options outstanding             Exercisable
                                                       (Yrs)
  --------------             -----------        -------------------             -----------
       8.40                     533,900                3.17                        533,900
       8.75                     112,000                6.67                         92,000
       9.00                     525,500                9.35                        138,000
       9.38                      24,000                9.50                              0
       9.50                     348,200                7.90                         96,900
      13.50                     202,800                6.65                        121,000
      14.00                      36,000                3.58                         36,000
      15.00                      15,000                3.92                         15,000
      15.25                      67,500                4.29                         67,500
      15.75                      15,000                4.95                         15,000
      18.50                      12,000                4.33                         12,000
      22.00                     102,000                3.58                        102,000
                              ---------                ----                      ---------
                              1,993,900                6.34                      1,229,300
                              =========                ====                      =========

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      TAXES

                  The components of the income tax (provision) benefit for the years ended June 30, 1996, 1997 and 1998 are comprised of the following (in thousands):

                                                                    Year Ended
                                                                     June 30,
                                                     ---------------------------------------
                                                        1996           1997           1998
                                                        ----           ----           ----
U.S. income tax (provision) benefit                   $(1,666)       $     9        $(8,363)
Foreign tax provision                                    (279)        (1,711)        (3,902)
Deferred income tax (provision) benefit                   789           (953)         6,560
                                                      -------        -------        -------
                                                      $(1,156)       $(2,655)       $(5,705)
                                                      =======        =======        =======

                  The domestic and foreign components of income before income taxes were as follows (in thousands):

                              Year Ended
                               June 30,
              -----------------------------------------
                 1996            1997           1998
                 ----            ----           ----
Domestic       $  1,153        $  4,022       $ 13,184
Foreign            (763)          3,311         (7,782)
               --------        --------       --------

               $    390        $  7,333       $  5,402
               ========        ========       ========

                  The provision for income taxes differs from that computed using the 35% statutory federal income tax rate as follows (in thousands):

                                                                    Year Ended
                                                                     June 30,
                                                     ---------------------------------------
                                                        1996           1997           1998
                                                        ----           ----           ----
Provision based on federal statutory rate             $  (133)       $(2,493)       $(1,891)
Goodwill and other non-deductible items                  (304)          (301)        (1,149)
Foreign earnings and dividends taxed at
   different rates                                       (538)         1,124           (254)
Tax refund claims, audit issues & other matters          --              833         (1,490)
State tax, net of federal benefit                        (135)          (149)        (2,148)
Purchase accounting adjustments                        (1,182)          --             --
Disposal of assets held for sale                         --             --            3,078
Valuation of temporary differences                        848         (2,386)          (990)
All other, net                                            288            717           (861)
                                                      -------        -------        -------
Consolidated effective tax rate                       $(1,156)       $(2,655)       $(5,705)
                                                      =======        =======        =======

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  An additional provision for taxes was recorded during the second quarter of the fiscal year of $1.5 million for probable liabilities arising from tax audits in progress. The full liability assessed by the tax authorities was approximately $3.0 million which, at the request of the tax authorities, PMSI paid into an escrow account during the third quarter of fiscal 1998 pending the outcome of an appeal. The escrow amount was included in other assets at June 30, 1998.

                  The tax effect of significant temporary differences representing deferred tax assets and liabilities at June 30, 1997 and 1998 were as follows (in thousands):

CURRENT ASSETS (LIABILITIES):                  1997             1998
                                               ----             ----
      Accrued liabilities                    $  1,655        $  2,427
      Foreign tax credits                        --              --
      Net operating losses                       --            13,563
      Prepaid and other current assets            212           2,768
      Bad debts                                   130             115
                                             --------        --------
                                                1,997          18,873
      Valuation allowance                        (405)        (14,082)
                                             --------        --------
      Net current assets                        1,592           4,791
                                             --------        --------


NON-CURRENT ASSETS (LIABILITIES):

      Fixed assets & intangibles                 (200)            496
      Net operating losses                      4,113             226
      Other liabilities                           222              88
                                             --------        --------
                                                4,135             810
      Valuation allowance                      (3,412)           (358)
                                             --------        --------
      Net non-current assets                      723             452
                                             --------        --------

      Deferred taxes, net                    $  2,315        $  5,243
                                             ========        ========



                  As of June 30, 1998, there was available for foreign income tax purposes net operating loss carryforwards of approximately $45,096,000 which expire as follows: 1999: $199,000, 2000: $146,000,
         2001: $357,000, 2002: $2,343,000 and thereafter: $42,051,000.

                  The undistributed earnings of foreign subsidiary companies for which deferred U.S. income taxes have not been provided at June 30, 1997 and June 30, 1998 because of permanent reinvestment of earnings in the operations of those subsidiaries, amounted to $15,272,000 and $1,041,000, respectively. It is not practicable to estimate the amount of tax that might be payable on the eventual remittance of such earnings. On remittance, certain foreign countries impose withholding taxes. The amount of withholding taxes that would be payable on remittance of the entire amount of such undistributed earnings would approximate $3,727,000 and $206,000 at June 30, 1997 and June 30, 1998,
         respectively.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.      EMPLOYEE BENEFIT PLANS

                  Subsidiaries of PMSI in the United Kingdom, Holland, Japan and the United States have defined contribution pension or profit sharing plans covering substantially all their employees. The total costs associated with these plans for the years ended June 30, 1996, 1997 and 1998 were $729,000, $1,245,000 and $1,007,000, respectively.

13.      LEASE OBLIGATIONS & OTHER COMMITMENTS

                  Various PMSI subsidiaries lease certain property and equipment. Obligations under long-term non-cancelable lease agreements expiring at various dates have the following aggregate approximate annual minimum rentals (in thousands):


                                                           Capital           Operating
                                                           -------           ---------
1999                                                            $ 120            $ 2,060
2000                                                               83              1,702
2001                                                               11              1,430
2002                                                                -              1,121
After 2002                                                          -                832
                                                        -------------      -------------
                                                                  214            $ 7,145
                                                                           =============
Less amount representing interest                                 (39)
                                                        -------------
Present value of minimum lease payments                           175

Less current portion                                              (61)
                                                        -------------
                                                                $ 114
                                                        -------------

                  Operating lease rental expense for the years ended June 30, 1996, 1997 and 1998 was $1,471,000, $1,559,000 and $1,676,000,
         respectively. Included in furniture, fixtures and equipment are assets subject to capitalized leases with an original cost of $337,000 (1997:
         $1,332,000) and accumulated amortization of $166,000 (1997: $351,000).

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.      GEOGRAPHIC DATA

                  The following table presents certain financial information by geographic area (in thousands):

                      As of and For the Year Ended
                             June 30, 1998
                             -------------

                                       Operating      Identifiable
                         Revenues     Income(Loss)       Assets
                         --------     ------------       ------
United States            $ 37,052       $  7,221        $ 26,976
Europe and Pacific         40,914         (3,837)         48,339
General corporate            --          (33,133)        111,043
                         --------       --------        --------
Total                    $ 77,966       $(29,749)       $186,358
                         ========       ========        ========

                      As of and For the Year Ended
                             June 30, 1997
                             -------------

                                       Operating      Identifiable
                         Revenues     Income(Loss)       Assets
                         --------     ------------       ------
United States            $ 47,555       $  9,552        $ 32,142
Europe and Pacific         50,930          2,887          74,694
General corporate            --           (4,915)         60,366
                         --------       --------        --------
Total                    $ 98,485       $  7,524        $167,202
                         ========       ========        ========

                      As of and For the Year Ended
                             June 30, 1996
                             -------------

                                       Operating      Identifiable
                         Revenues     Income(Loss)       Assets
                         --------     ------------       ------
United States            $ 41,421       $  5,566        $ 28,023
Europe and Pacific         51,256          1,508          56,614
General corporate             350         (6,554)         45,900
                         --------       --------        --------
Total                    $ 93,027       $    520        $130,537
                         ========       ========        ========

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.      SUPPLEMENTAL OPERATIONS STATEMENT DATA

                  Advertising costs are charged to costs and expensed as incurred and for the years ended June 30, 1996, 1997 and 1998 amounted to $1,308,000, $1,391,000 and $893,000, respectively.

16.      RESTRUCTURING COSTS

                  During the third quarter of fiscal 1996, following the completion of a strategic review of PMSI's operations, PMSI recorded a $2.3 million ($1.3 million after tax) restructuring charge for elimination of non-core product lines. These products were unprofitable and there was no assurance of future profitability. The charge related primarily to the write-off of prepaid data acquisition expenses and severance payments. The $2.3 million charge included estimated cash payments of $1.5 million and non-cash asset write-offs of $0.8 million. The balance of the restructuring liability as of June 30, 1996 was $0.9 million, which was fully utilized during fiscal year 1997.

17.      IMPAIRMENT

                  During the third quarter of fiscal 1996, following the completion of a strategic review of PMSI's entire operations, management concluded that, as well as divesting the non-database businesses, the value of certain long-lived assets recorded in its balance sheet could not be recovered, based upon a discounted cash flow analysis, due to changes in market conditions. Therefore, in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and PMSI's existing accounting policy, PMSI recorded a pre-tax charge of $2.4 million ($1.6 million after tax). This principally related to the write-off of goodwill and capitalized database costs arising on the acquisition of database businesses now being exited.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.      ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

                  During the third quarter of fiscal 1996, PMSI announced its decision to develop its business as a focused information services provider to the pharmaceutical and healthcare industries and that its European marketing and communication businesses would be divested. These businesses, comprising the non-database segment of PMSI's operations, were accounted for as discontinued operations and, accordingly, their operations through divestment have been segregated in the accompanying statements of operations.

                  During the second quarter of fiscal 1997, PMSI recorded an additional net charge for the loss on disposal of the discontinued operations of $9.9 million. The charge was based upon PMSI's quarterly review of the assumptions used in determining the estimated loss relating to the discontinued operations. This further charge was principally the result of revisions to the original estimates of expected net proceeds from the remaining businesses to be sold. The estimated proceeds from the French point of sale marketing business, IMR, were reduced by $9.6 million following an independent valuation report commissioned as part of the process of preparing the memorandum of sale. A net increase in the estimated loss on sale of the remainder of the discontinued businesses accounted for a $0.3 million charge due to changes in estimated sale proceeds. All discontinued businesses were sold during the measurement period except IMR.

                  Summary operating results of the discontinued operations for the years ended June 30, 1996 and 1997 were as follows (in thousands):

                                                              Year Ended
                                                               June 30,
                                                               --------
                                                         1996            1997
                                                         ----            ----
Results of discontinued operations:
Revenue                                                $ 44,849        $   --
Income (loss) from operations:
Income (loss) before taxes                               (2,288)           --
Income tax provision                                       (917)           --
                                                       --------        --------

Loss from discontinued operations                        (3,205)           --

Loss on disposal of discontinued operations, net
  of taxes of $1,236 and $0, respectively                (5,710)         (9,914)
                                                       --------        --------
Loss from discontinued operations                      $ (8,915)       $ (9,914)
                                                       ========        ========



                  The operating loss from discontinued operations for the nine months to March 31, 1997, when the measurement period ended, was $1.3 million net of income taxes.

                  At the end of the measurement period and at June 30, 1997, IMR was the only operation that had not been sold and in accordance with EITF 90-6, its net assets, together with the remaining accrual for the loss expected to be generated on disposition, were reclassified to net current assets held

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         for sale and net assets held for sale in the balance sheet at June 30, 1997. IMR's operating result for the fourth quarter of fiscal 1997 was recorded in operating income as a separate item "income from assets held for sale." The revenues attributable to assets held for sale in the fourth quarter of fiscal 1997 and in the year ended June 30, 1998 were $5.2 million and $8.8 million, respectively.

                  On March 31, 1998, PMSI divested IMR for consideration of approximately $3.2 million in cash. The assets sold included cash and cash equivalents of $1.2 million. A net charge of $8.0 million relating to IMR is reflected in the statement of operations for the year ended June 30, 1998. This comprises a pre-tax loss on sale in the third quarter (after selling costs) of $2.1 million, an impairment charge of $14.7 million in the second quarter and a total tax benefit of $8.8 million.

19.       INCOME (LOSS) PER SHARE

                  PMSI has adopted the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic per share amounts are computed using the weighted average number of shares of Common Stock outstanding. Diluted per share amounts include common equivalent shares, where dilutive, (using the treasury stock method) from stock options and convertible debt. The prior periods presented have been restated applying SFAS 128.

                  For the years ended June 30, 1996 and 1998 the effects of common stock equivalents on the per share amounts were anti-dilutive and accordingly such amounts were excluded from the computations. For the year ended June 30, 1997, the effects of common stock equivalents or per share amounts were not material.

                  These calculations are summarized below:

                                                                       Year Ended June 30,
                                                            1996               1997               1998
                                                            ----               ----               ----
Weighted average common shares outstanding
Shares used in computing basic earnings per share        13,123,998         13,186,564         12,771,195

Assumed exercise of in the money
  stock options                                             980,700          1,283,950          1,543,600

Less assumed buy-back under the treasury
  stock method                                             (706,082)        (1,173,193)        (1,185,368)
                                                        -----------        -----------        -----------
Shares used in computing diluted earnings per
  share if the result is dilutive                        13,398,616         13,297,321         13,129,427
                                                        ===========        ===========        ===========


                  Options to purchase 887,500, 607,800 and 450,300 shares of common stock at prices ranging from $13.50 to $22.00 were outstanding at June 30, 1996, 1997 and 1998, respectively, but were not included in the computation of diluted earnings per share amounts for those years because the options exercise price was greater than the average market price of the common shares.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  The convertible debentures have not been assumed converted for the diluted earnings per share as the effect would be anti-dilutive. Had the convertible debentures been included, the number of shares would have increased by 3,450,000 for each of the years ended June 30, 1996, 1997 and 1998. The reduced interest expense would have had a favorable impact on net income (loss) of $2,588,000 for each of these years.

20.       SALE OF NON-US OPERATING ASSETS

                  On August 5, 1998 PMSI announced that it had completed the sale of its non-US operations, with the exception of its Source and PMSI targeting businesses in Belgium, to IMS Health Incorporated ("IMS Health") for consideration of 1,197,963 shares of IMS Health common stock. IMS Health has an option to purchase PMSI's businesses in Belgium within a three-month period.

                  As of June 30, 1998, the total assets and total liabilities of the non-US operations totaled $48.4 million and $33.8 million, respectively. Total revenues for the year ended June 30, 1998 from the non-US operations totaled $40.9 million.

                  This transaction superseded the merger agreement signed with Cognizant Corporation ("Cognizant") on March 23, 1998, whereby IMS Health (as assignee of Cognizant) would have acquired all outstanding shares of PMSI common stock.

21.       RETIREMENT OF DEBENTURES

                  Between September 2 and September 15, 1998 PMSI redeemed an aggregate amount of $17.7 million of its 6.25% Convertible Subordinated Debentures due in 2003. The debentures were redeemed at 87% of the principal amount with interest accrued through the date of redemption.


22.       STOCKHOLDER RIGHTS PLAN

                  On December 30, 1997, the Board of Directors of PMSI adopted a stockholder rights plan (the "Rights Plan") and declared a distribution of one common share purchase right (a "Right") for each outstanding share of common stock, $.01 par value (the "Common Shares"), of PMSI. The distribution was payable to the stockholders of record on January 9, 1998. The Rights will automatically trade with PMSI's common stock. Additional rights are issuable upon subsequent issuances of common stock by PMSI so long as the Rights Plan is in effect.

                  The Rights are not currently exercisable but become exercisable upon the earlier of (i) ten days following the first public announcement that a person or group, which did not beneficially own 5% of the common stock as of December 30, 1997, has acquired beneficial ownership of 15% or more of PMSI's common stock, and (ii) ten business days following the announcement of an offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of PMSI's common stock.

                  Once exercisable, the holder will be entitled to buy from PMSI one-third (1/3) of a

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Common Share of PMSI at a price of $60 per one-third of a Common Share or in certain circumstances to buy at the Rights exercise price a number of shares of PMSI's common stock having a market value of twice the exercise price of each Right or, if PMSI is acquired in a merger or a business combination, to buy at the Rights exercise price a number of shares of common stock of an acquiring company having a market value of twice the exercise price of each Right. At PMSI's option the Rights are redeemable prior to becoming exercisable for $0.001 per Right. The Rights expire on the close of business on the tenth anniversary of the Rights Agreement.

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                      (in thousands, except for share data)
                                   (unaudited)

                                                          September 30, 1998
                                       Assets

Current assets
     Cash and cash equivalents                                     $  42,330
     Marketable securities                                            97,306
     Accounts receivable, principally trade                            4,789
     Work in process                                                     599
     Prepaid expenses and other current assets                         1,806
                                                                   ---------
       Total current assets                                          146,830

Marketable securities                                                 20,435
Property and equipment, net                                            1,702
Goodwill, net                                                          9,214
Other assets, net                                                      5,752
                                                                   ---------
       Total assets                                                $ 183,933
                                                                   =========

                        Liabilities and Stockholders' Equity
Current liabilities
     Current maturities of long-term debt                          $      20
     Accounts payable                                                  1,903
     Accrued liabilities                                              14,387
     Unearned income                                                   7,781
                                                                   ---------
       Total current liabilities                                      24,091

Long-term debt                                                        49,340
Other liabilities                                                         40
                                                                   ---------
       Total liabilities                                              73,471
                                                                   ---------

Commitments and contingencies
Stockholders' equity
     Common stock, $0.01 par value, 25,000,000
       shares authorized, and 13,325,375
       shares issued and outstanding                                     133
     Paid-in capital                                                  88,358
     Treasury stock at cost -  918,254 shares                         (8,494)
     Accumulated deficit                                              29,398
     Unrealized gain on investments, net of
       income tax expense of $745                                      1,067
                                                                   ---------
         Total stockholders' equity                                  110,462
                                                                   ---------
         Total liabilities and stockholders' equity                $ 183,933
                                                                   =========



    The accompanying notes are an integral part of these financial statements

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                           Three Months Ended
                                                        ------------------------
                                                              September 30
                                                          1998            1997
                                                        --------        --------

Revenue                                                 $ 10,870        $ 20,093
Production costs                                          (3,690)        (10,839)
Selling, general and administrative expenses             (10,913)         (8,282)
Amortization of intangible assets                           (270)           (342)
Loss from assets held for sale                                --            (598)
                                                        --------        --------
Operating income                                          (4,003)             32
Gain on sale of operations                                52,844           2,631
Interest and other income                                  7,704             871
Interest expense                                            (952)         (1,166)
                                                        --------        --------
Income before income taxes and extraordinary item         55,593           2,368
Income tax (provision) benefit                            (7,017)            105
                                                        --------        --------
Net income before extraordinary item                      48,576           2,473
Extraordinary gain on redemption of debt,
    net of tax of $1,009                                   1,154              --
                                                        --------        --------
Net income                                              $ 49,730        $  2,473
                                                        ========        ========
Earnings per share:
    Basic -
       Income before extraordinary item                 $   3.92        $   0.19
       Extraordinary item                                   0.09            0.00
                                                        --------        --------
       Net income                                       $   4.01        $   0.19
                                                        ========        ========

    Diluted -
       Income before extraordinary item                 $   3.12        $   0.18
       Extraordinary item                                   0.07            0.00
                                                        --------        --------
       Net income                                       $   3.19        $   0.18
                                                        ========        ========



    The accompanying notes are an integral part of these financial statements

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                      (in thousands, except for share data)
                                   (unaudited)

                                                                         Three Months Ended
                                                                       -----------------------
                                                                             September 30
                                                                         1998            1997

    Net income                                                         $ 49,730        $ 2,473
                                                                       --------        -------
    Other comprehensive income, net of tax:
      Foreign currency translation adjustment, net of
         tax of $0 and $606, respectively                                     0           (872)
      Unrealized gains on investments:
         Unrealized holding (losses) gains arising during period
            net of tax of $3,268 and $0, respectively                    (4,703)            (1)
         Less: reclassification adjustment for gains included
                  in net income, net of tax of $2,439 and
                  $0, respectively                                       (3,509)             0
                                                                       --------        -------
    Other comprehensive income (loss)                                    (8,212)          (873)
                                                                       --------        -------

Comprehensive income                                                   $ 41,518        $ 1,600
                                                                       ========        =======



    The accompanying notes are an integral part of these financial statements

             PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                Three Months Ended
                                                                                    September 30
                                                                                1998            1997
                                                                              --------        --------

Cash flows provided by (used in) operating activities:
         Net income (loss)                                                    $ 49,730        $  2,473

Adjustments to reconcile net income (loss) to net cash provided by
      (used in) operating activities:
         Depreciation and amortization                                             556             657
         Loss on disposal of fixed assets                                           --             598
         Profit on disposal of database businesses, net                             --          (2,631)
         Profit on disposal of non-US businesses, net                          (52,844)             --
         Gain on redemption of debentures                                       (2,163)             --
         Profit on sale of National Data Corporation common stock               (5,948)             --
         Deferred taxes                                                             --               2
Change in operating assets and liabilities, net of effect of acquisitions:
         Accounts receivable                                                     4,365           4,838
         Work-in-process                                                           178           1,354
         Prepaid expenses and other assets                                         446          (1,916)
         Accounts payable and accrued liabilities                                2,741          (2,644)
         Unearned income                                                        (1,965)         (1,825)
         Other liabilities                                                          --              74
                                                                              --------        --------
         Total adjustments                                                     (54,634)         (1,493)
                                                                              --------        --------

Net cash provided by (used in) operating activities                           $ (4,904)       $    980
                                                                              --------        --------

Cash flows provided by (used in) investing activities:
         Capital expenditures                                                      (66)           (640)
         Proceeds from businesses disposed, net of associated
           selling expenses                                                     (1,831)          7,806
         Loan to Source Informatics                                                 --          (1,500)
         Sale (purchase) of marketable securities, net                          24,322         (10,524)
         Acquisition and contingent payments                                        --          (2,159)
                                                                              --------        --------
Net cash provided by (used in) investing activities                             22,425          (7,017)
                                                                              --------        --------

Cash flows provided by (used in) financing activities:
         Net proceeds from options exercised                                       158             414
         Repayments of long-term debt and capital lease
           obligations                                                         (17,220)            (87)
                                                                              --------        --------
Net cash provided by (used in) financing activities                            (17,062)            327
                                                                              --------        --------

Effect of assets held for sale                                                      --           2,802
Effect of exchange rate movements                                                 (444)           (596)
                                                                              --------        --------

Net increase (decrease) in cash and cash equivalents                                15          (3,504)
Cash and cash equivalents at beginning of period                                42,315          32,414
                                                                              --------        --------
Cash and cash equivalents at end of period                                    $ 42,330        $ 28,910
                                                                              ========        ========

Supplemental disclosure of non-cash investing and financing activities:
      IMS Health Incorporated shares received                                 $ 71,279



    The accompanying notes are an integral part of these financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


1.   INTERIM UNAUDITED FINANCIAL INFORMATION

          The accompanying statements of operations for the three months ended September 30, 1998 and 1997, the statements of cash flows for the three months ended September 30, 1998 and 1997, the balance sheet as of September 30, 1998 and the related information of Pharmaceutical Marketing Services Inc. ("PMSI") included in these notes to the financial statements are unaudited. In the opinion of management, the interim financial information reflects all adjustments (consisting only of items of a normal recurring nature), except for items related to the sale of the non-US businesses and the extraordinary item associated with the early redemption of PMSI's 6-1/4% Convertible Subordinated Debentures ("6-1/4% Debentures"), necessary for the fair presentation of the financial position, results of operations and cash flows for the periods presented. The results of continuing operations for the three months ended September 30, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.

          These interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included herein for the year ended June 30, 1998.


2.   COMPREHENSIVE INCOME

          In June 1997, the Financial Accounting Standards Board issued FAS No. 130, "Reporting Comprehensive Income" which is effective for financial statements issued for fiscal years commencing on or after December 15, 1997. Comprehensive income represents the change in net assets of a company as a result of non-owner transactions.


3.   INCOME PER SHARE

          PMSI has adopted the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS
128). Basic per share amounts are computed using the weighted average number of shares of Common Stock outstanding. Diluted per share amounts include common equivalent shares, where dilutive (using the treasury stock method), from stock options and convertible debt. The prior periods presented have been restated applying SFAS 128.

          For all periods presented amounts used in both basic earnings per share and diluted earnings per share are the amounts as stated below.

          These calculations are summarized below:

                                                         Three Months Ended
                                                            September 30,
                                                         1998          1997

Weighted average common shares outstanding
Shares used in computing basic earnings per share    12,406,442     13,219,043

Assumed exercise of in the money
   stock options                                      1,545,200      1,219,550

Less assumed buy-back under the treasury
   stock method                                      (1,366,229)      (940,480)

Assumed conversion of debentures                      3,195,069      3,450,000

Shares used in computing diluted earnings per        ----------     ----------
   share if the result is dilutive                   15,780,482     16,948,113
                                                     ==========     ==========


          Options to purchase 416,300 shares of Common Stock at prices ranging from $11.13 to $22.00 were outstanding at September 30, 1998 but were not included in the computation of diluted earnings per share for the three months ended September 30, 1998 because the options exercise price was greater than the average market price of the common shares.

          Reduced interest expense for the debentures had a favorable impact on net income for the diluted earnings per share of $545,340 and $647,000 for the three months ended September 30, 1998 and 1997, respectively.

4.   INCOME TAXES

          The effective income tax rates for the quarters ended September 30, 1998 and 1997 were 13% and (4)%, respectively. In the quarter ended September 30, 1998 the income tax charge is net of the release of a $1.9 million state tax provision which is no longer required. The gain on sale of operations during the quarter has an associated tax charge of $7.0 million. The 1999 fiscal year effective income tax rate, based on PMSI's projected mix of country profits including actual results for the three months ended September 30, 1998, but excluding the provision release and the gain on sale of non-US operations in the first quarter, is 41%.

5.   GOODWILL

          PMSI assesses the recovery of its goodwill on a subsidiary-by-subsidiary basis by determining whether amortization of goodwill can be recovered through expected net future cash flows (undiscounted and without interest charges). Impairment is measured based on the present value of estimated expected future net cash flows using a discount rate reflecting PMSI's cost of funds.

6.   SALE OF OPERATIONS

          On August 5, 1998, PMSI announced that it had completed the sale of all of its non-US operating assets, with the exception of its Source prescription database and PMSI targeting businesses in Belgium, to IMS Health Incorporated ("IMS Health") for consideration of 1,197,963 shares of IMS Health common stock, resulting in a profit before tax of $52.8 million reflected in the statement of operations for the quarter ended September 30, 1998. The transaction is more fully described in the Company's Form 8K filed August 18, 1998, as amended.

7.   SUBSEQUENT EVENTS

          On October 14, 1998, PMSI entered into a forward sale arrangement with CIBC Oppenheimer ("CIBC") pursuant to which PMSI transfers all of the IMS Health common stock received in the transaction described in Note 6, above, receives aggregate proceeds of $73.0 million and places the 1,197,963 shares of IMS Health common stock with CIBC as collateral against PMSI's delivery obligation on August 12, 1999.

                           QUINTILES, PMSI AND ENVOY

             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following unaudited pro forma combined condensed financial data and explanatory notes are presented to show the impact on the historical financial position and results of operations of Quintiles assuming the proposed business combinations of Quintiles and PMSI, which is to be accounted for using the purchase method of accounting, and Quintiles and ENVOY, which is to be accounted for using the pooling of interests method of accounting, had occurred as discussed below. PMSI prepares its financial statements on the basis of a fiscal year ending on June 30. ENVOY's year end is December 31. Quintiles' year end is December 31. To reflect PMSI results on a calendar year basis consistent with Quintiles, PMSI's historical operating results for the year ended December 31, 1997 are based on PMSI's last two fiscal quarters of its fiscal year ended June 30, 1997, combined with the results of the six months ended December 31, 1997. PMSI's operating results for the nine months ended September 30, 1998 are based on PMSI's last two fiscal quarters of its fiscal year ended June 30, 1998 and the three-month period ended September 30, 1998.

     In the PMSI business combination, each share and share option of PMSI common stock outstanding at the consummation of the purchase will be converted into the right to receive a fraction of a share of Quintiles common stock that is equal to $15.40 divided by the average closing price of the Quintiles common stock during the 10 trading days ending on the day that is two days prior to the consummation of the PMSI purchase. Quintiles will pay cash in lieu of fractional shares. Since the number of shares to be issued in the PMSI business combination will not be known until the last business day prior to its completion, the unaudited pro forma combined condensed financial data assumes a hypothetical exchange ratio of 0.308, which is based on a hypothetical Quintiles common stock Average Trading Price of $50.00.

     In the ENVOY business combination, each outstanding share of ENVOY common stock and ENVOY Series B convertible preferred stock will be exchanged for 1.166 shares of Quintiles common stock. Based on a total of approximately 24,374,000 shares of ENVOY common stock and preferred stock outstanding on December 14, 1998, Quintiles would issue approximately 28,421,000 shares of Quintiles common stock in the merger. Quintiles will pay cash in lieu of fractional shares. Quintiles will also convert any remaining unexercised ENVOY stock options into Quintiles stock options at the exchange ratio.

     The unaudited pro forma combined condensed balance sheet reflects the combined historical balance sheets of Quintiles, PMSI and ENVOY at September 30, 1998. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 reflect the combined historical operating results of Quintiles, PMSI (prepared as discussed in paragraph one above) and ENVOY for such periods.

     The pro forma adjustments related to the unaudited pro forma combined condensed balance sheet have been computed assuming the transactions were consummated at the end of the most recent period for which a balance sheet is presented. The pro forma adjustments related to the unaudited pro forma combined condensed statements of operations have been computed assuming the transactions were consummated at the beginning of the most recent fiscal period presented.

     As applicable, the unaudited pro forma combined condensed financial data reflect preliminary purchase price allocations related to the PMSI business combination. Estimates relating to the fair value of certain assets and liabilities have been made as more fully described in the notes to the unaudited pro forma combined condensed financial data. The final purchase price allocation will be made on the basis of appraisals and evaluations once the purchase is consummated and, therefore, the actual purchase price allocation will differ from that reflected in the unaudited pro forma combined condensed financial data.

     The unaudited pro forma combined condensed operating results presented do not reflect any incremental direct costs, potential cost savings or revenue enhancements which may result from the consolidation of certain operations of Quintiles and PMSI, Quintiles and ENVOY, or Quintiles, PMSI and ENVOY. Therefore, the unaudited pro forma combined condensed statements of operations may not be indicative of the results of past or future operations. No assurances can be given with respect to the ultimate level of cost savings and/or revenue enhancements which may be realized following consummation of the proposed transactions.

     The historical financial data of PMSI shown in the unaudited pro forma combined condensed financial data and explanatory notes reflect the impact on the historical results of operations of certain operations sold by PMSI prior to the consummation of the purchase. The pro forma portfolio changes reflect the elimination of the results of operations of these disposed businesses. PMSI's disposals of its (i) non-US operating assets, sold on December 3, 1998 and August 5, 1998; (ii) IMR, sold on March 31, 1998; (iii) Source US and the OTC businesses, sold on December 15, 1997; (iv) and Bugamor Publishing, sold on July 30, 1997, are collectively referred to as "Other Dispositions."

     The Other Dispositions occurred prior to September 30, 1998 and, accordingly, have been excluded from the September 30, 1998 unaudited PMSI historical balance sheet, except for the December 3, 1998 disposal, which disposal is not material to the September 30, 1998 unaudited PMSI historical balance sheet. The unaudited pro forma combined condensed statements of operations exclude the results of operations of the Other Dispositions for the year ended December 31, 1997 and the nine months ended September 30, 1998 as if the Other Dispositions had occurred at the beginning of the most recent fiscal period presented.

     The unaudited pro forma combined condensed financial data are not necessarily indicative of the results that would have been obtained had the business combinations occurred on the date indicated. The unaudited pro forma combined condensed financial data should be read in conjunction with the related historical financial statements and notes thereto of Quintiles, PMSI and ENVOY incorporated by reference or included in this Current Report on Form 8-K.

                           QUINTILES, PMSI AND ENVOY

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                                                                    QUINTILES,
                                                                          QUINTILES                                  PMSI AND
                                                                           AND PMSI                                   ENVOY
                                     HISTORICAL         PRO FORMA            PRO       HISTORICAL    PRO FORMA         PRO
                                QUINTILES     PMSI     ADJUSTMENTS          FORMA        ENVOY      ADJUSTMENTS       FORMA
                                ---------   --------   -----------        ----------   ----------   -----------     ----------
ASSETS
Current assets:
 Cash and cash equivalents....  $ 88,499    $ 42,330    $ 23,550(2),(4)   $ 154,379     $ 22,095     $     --       $  176,474
 Accounts receivable and
   unbilled services..........   295,425       5,388          --            300,813       44,429           --          345,242
 Investments..................    44,448      97,306          --            141,754           --           --          141,754
 Prepaid expenses.............    26,931          --          --             26,931        1,471           --           28,402
 Other current assets.........    10,738       1,806          --             12,544        4,751           --           17,295
                                --------    --------    --------          ----------    --------     --------       ----------
   Total current assets.......   466,041     146,830      23,550            636,421       72,746           --          709,167
Property and equipment........   353,095       3,992          --            357,087       45,785           --          402,872
Less accumulated
 depreciation.................   113,939       2,290          --            116,229       26,887           --          143,116
                                --------    --------    --------          ----------    --------     --------       ----------
                                 239,156       1,702          --            240,858       18,898           --          259,756
Intangibles and other assets:
 Intangibles..................    71,369       9,214     103,880(1)         184,463       82,416           --          266,879
 Investments..................    59,514      20,435          --             79,949          268           --           80,217
 Deferred income taxes........    68,683         162          --             68,845           --           --           68,845
 Deposits and other assets....    33,189       5,590        (700)(2)         38,079        4,722           --           42,801
                                --------    --------    --------          ----------    --------     --------       ----------
                                 232,755      35,401     103,180            371,336       87,406           --          458,742
                                ========    ========    ========          ==========    ========     ========       ==========
   Total assets...............  $937,952    $183,933    $126,730          $1,248,615    $179,050     $     --       $1,427,665
                                ========    ========    ========          ==========    ========     ========       ==========

LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current liabilities:
 Lines of credit..............  $    366    $     --    $     --          $     366     $     --     $     --       $      366
 Accounts payable and accrued
   expenses...................   118,819      16,290      12,510(1)         147,619       26,702       20,000(6)       194,321
 Credit arrangements,
   current....................    13,519          20          --             13,539           84           --           13,623
 Unearned income..............   120,827       7,781          --            128,608        1,596           --          130,204
 Income taxes and other
   current liabilities........    14,843          --      73,000(4)          87,843       11,143           --           98,986
                                --------    --------    --------          ----------    --------     --------       ----------
   Total current
     liabilities..............   268,374      24,091      85,510            377,975       39,525       20,000          437,500
Long-term liabilities:
 Credit arrangements, less
   current portion............   153,879          15          --            153,894          561           --          154,455
 Long-term obligations........    24,172      49,325     (49,325)(2)         24,172           --           --           24,172
 Deferred income taxes and
   other liabilities..........    26,580          40       2,657(1)          29,277        9,131           --           38,408
                                --------    --------    --------          ----------    --------     --------       ----------
                                 204,631      49,380     (46,668)           207,343        9,692           --          217,035
                                --------    --------    --------          ----------    --------     --------       ----------
   Total liabilities..........   473,005      73,471      38,842            585,318       49,217       20,000          654,535
Shareholders' equity:
 Preferred stock..............        --          --          --                 --       41,300      (41,300)(5)           --
 Common stock and additional
   paid-in-capital............   356,059      79,997     118,353(1)         554,409      135,258       41,300(5)       730,967
 Retained earnings
   (deficit)..................   112,379      29,398     (29,398)(1)        112,379      (46,725)     (20,000)(6)       45,654
 Other equity.................    (3,491)      1,067      (1,067)(1)         (3,491)          --           --           (3,491)
                                --------    --------    --------          ----------    --------     --------       ----------
   Total shareholders'
     equity...................   464,947     110,462      87,888            663,297(3)   129,833      (20,000)         773,130
                                ========    ========    ========          ==========    ========     ========       ==========
   Total liabilities and
     shareholders' equity.....  $937,952    $183,933    $126,730          $1,248,615    $179,050     $     --       $1,427,665
                                ========    ========    ========          ==========    ========     ========       ==========

                           QUINTILES, PMSI AND ENVOY
         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

     The unaudited pro forma combined condensed balance sheet is based on the following adjustments and related assumptions.

     The PMSI business combination will be accounted for as a purchase, and as such, the final purchase price allocations will be made on the basis of appraisals and evaluations once the purchase is consummated and, therefore, the actual purchase price allocation will differ from that reflected in the unaudited pro forma combined condensed balance sheet.

     The ENVOY business combination will be accounted for as a pooling of interests.

NOTE 1

     The pro forma preliminary purchase allocation to record the PMSI business combination is summarized below:

Shares of PMSI common stock outstanding....................   12,407,121(a)
Exchange Ratio.............................................        0.308(b)
                                                             -----------
Shares of Quintiles common stock assumed issued............    3,821,393
                                                             ===========
Share options of PMSI common stock outstanding.............    1,439,700(a)
Exchange Ratio.............................................        0.308(b)
                                                             -----------
Share options of Quintiles common stock assumed issued.....      443,428
                                                             ===========
Consideration paid to PMSI shareholders for:
  Quintiles common stock...................................  $   191,070(c)
  Quintiles common stock options...........................        7,280(d)
                                                             -----------
     Subtotal..............................................      198,350 Note 3
Non-recurring transaction costs............................       12,510(e)
                                                             -----------
Aggregate purchase price...................................      210,860
Less: historical net assets acquired.......................     (110,462)
                                                             -----------
Premium to allocate........................................  $   100,398
                                                             ===========
Adjustments to fair value of net assets acquired:
  Elimination of PMSI historical goodwill..................  $    (9,214)(f)
  Intangible asset acquired -- software....................        6,900(g)
  Goodwill.................................................      106,194(g)
                                                             -----------
     Total Intangibles.....................................      103,880
  Elimination of PMSI original debt issuance costs.........         (700)Note2
  Non-recurring costs incurred.............................         (125)Note2
  Deferred tax liability...................................       (2,657)(h)
                                                             -----------
                                                             $   100,398
                                                             ===========

-------------------------

(a)  Outstanding on September 30, 1998.
(b) Using a hypothetical exchange ratio, based on an assumed Quintiles common stock Average Trading Price of $50.00, each share and share option of PMSI common stock outstanding at the consummation of the purchase will be converted into the right to

                           QUINTILES, PMSI AND ENVOY

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                          BALANCE SHEET -- (CONTINUED)

     receive 0.308 of a share of Quintiles common stock. In addition, all vested and unvested options to purchase PMSI common stock will become options to acquire Quintiles common stock based on the same exchange ratio. Under the terms of the PMSI business combination, PMSI shareholders (and option holders if options are exercised) may elect to defer receipt of half of the Quintiles common stock to which they are entitled. If this election is made, the shareholder will also be entitled to receive a contingent value payment related to the deferred shares under specified conditions. Such payment would relate to a decline in price of Quintiles common stock for 75 days subsequent to closing of the combination, as defined. Any payments made would be charged to shareholders' equity.
(c)  Based upon assumed Quintiles common stock Average Trading Price of $50.00.
(d)  The estimated fair value using a Black-Scholes option pricing model.
(e) Non-recurring transaction costs (as currently estimated by management) consisting of severance (approximately $2.9 million), direct transactions costs (approximately $3.4 million) and other costs related to the integration of the PMSI business (approximately $6.2 million).
(f) Elimination of the unamortized goodwill of $9,214 recorded by PMSI in conjunction with its acquisition of Scott-Levin.
(g) The final determination of adjustments to assets and liabilities will be made based upon the fair values as of the consummation of the purchase and after appraisals and evaluations are complete. The final amounts will differ from the estimates provided herein.
(h) Deferred income taxes are based on the intangible software asset acquired($6,900) using a 38.5% tax rate.

NOTE 2

     As a condition to closing of the PMSI purchase, PMSI has agreed to redeem all its outstanding 6.25% Convertible Subordinated Debentures ($49,325 at September 30, 1998) due 2003, which are redeemable at par after February 1, 1999. Management estimates $125 in non-recurring costs will be incurred with the redemption. In addition, original debt issuance costs of approximately $700 will be written-off.

NOTE 3

     Reconciliation of change in Shareholders' equity:

Beginning balance -- Quintiles..............................  $464,947
  Add: Common stock and additional paid-in-capital..........   198,350
                                                              --------
Ending Balance -- Pro Forma Quintiles and PMSI..............  $663,297
                                                              ========

NOTE 4

     On October 14, 1998, PMSI entered into a forward sale arrangement with CIBC Oppenheimer ("CIBC") pursuant to which PMSI transfers all of the IMS Health common

                           QUINTILES, PMSI AND ENVOY

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                          BALANCE SHEET -- (CONTINUED)

stock received in its transaction with IMS Health, receives aggregate proceeds of $73.0 million and places the 1,197,963 shares of IMS Health common stock with CIBC as collateral against PMSI's delivery obligation on August 12, 1999. Accordingly, cash and other current liabilities have been increased $73.0 million on a pro forma basis.

NOTE 5

     To reflect that each outstanding share of ENVOY common stock and ENVOY Series B convertible preferred stock will be exchanged for 1.166 shares of Quintiles common stock. Based on a total of approximately 24,374,000 shares of ENVOY common stock and preferred stock outstanding on December 14, 1998, Quintiles would issue approximately 28,421,000 shares of Quintiles common stock in the merger. Quintiles will pay cash in lieu of fractional shares.

NOTE 6

     To accrue non-recurring transaction costs (as currently estimated by management), consisting of direct transactions costs, anticipated to be incurred in connection with the ENVOY transaction.

                           QUINTILES, PMSI AND ENVOY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                           QUINTILES
                                                                                                              AND
                                                  PRO FORMA                                                  PMSI
                                     HISTORICAL   PORTFOLIO      PMSI      HISTORICAL    PRO FORMA            PRO      HISTORICAL
                                        PMSI      CHANGES(1)   PRO FORMA   QUINTILES    ADJUSTMENTS          FORMA       ENVOY
                                     ----------   ----------   ---------   ----------   -----------        ---------   ----------
Net revenue........................   $47,170      $(26,786)    $20,384     $848,379      $    --          $868,763     $132,763
Costs and expenses:
  Direct...........................    25,373       (17,549)      7,824      444,369           --           452,193       58,875
  General and administrative.......    29,065       (17,468)     11,597      274,925         (386)(2)       286,136       29,728
  Depreciation and amortization....     1,182          (651)        531       40,431        3,545(2)         44,507       26,948
  Transaction costs................     1,151        (1,151)         --                        --                --           --
  Research and development.........        --            --          --           --           --                --        1,963
  Other............................        93           (93)         --           --           --                --           --
                                      -------      --------     -------     --------      -------          --------     --------
                                       56,864       (36,912)     19,952      759,725        3,159           782,836      117,514
                                      -------      --------     -------     --------      -------          --------     --------
Income (loss) from operations......    (9,694)       10,126         432       88,654       (3,159)           85,927       15,249
Other income (expense), net........     8,165           (48)      8,117       (1,917)      (7,252)(3)(4)     (1,052)        (637)
Gain on sale of operations, net....    50,711       (50,711)         --           --           --                --           --
                                      -------      --------     -------     --------      -------          --------     --------
                                       58,876       (50,759)      8,117       (1,917)      (7,252)           (1,052)        (637)
                                      -------      --------     -------     --------      -------          --------     --------
Income (loss) before income
  taxes............................    49,182       (40,633)      8,549       86,737      (10,411)           84,875       14,612
Income taxes.......................     3,573           (67)      3,506       27,823       (3,381)(4)(5)     27,948       11,653
                                      -------      --------     -------     --------      -------          --------     --------
Income (loss) before extraordinary
  gain (loss)......................    45,609       (40,566)      5,043       58,914       (7,030)           56,927        2,959
Extraordinary gain (loss), net of
  tax..............................     1,154            --       1,154           --       (1,154)(3)            --           --
                                      -------      --------     -------     --------      -------          --------     --------
    Net income.....................   $46,763      $(40,566)    $ 6,197     $ 58,914      $(8,184)         $ 56,927     $  2,959
                                      =======      ========     =======     ========      =======          ========     ========
Basic net income per share.........                                         $   0.77                       $   0.71
                                                                            ========                       ========
Diluted net income per share.......                                         $   0.76                       $   0.70
                                                                            ========                       ========
Shares used in computing net income
  per share:
  Basic............................                                           76,476                         80,291
  Diluted..........................                                           77,987                         81,864


                                                        QUINTILES
                                                         PMSI AND
                                       PRO FORMA          ENVOY
                                     ADJUSTMENTS(6)     PRO FORMA
                                     --------------     ----------
Net revenue........................     $    --         $1,001,526
Costs and expenses:
  Direct...........................          --            511,068
  General and administrative.......      (1,783)(7)        314,081
  Depreciation and amortization....          --             71,455
  Transaction costs................          --                 --
  Research and development.........          --              1,963
  Other............................          --                 --
                                        -------         ----------
                                         (1,783)           898,567
                                        -------         ----------
Income (loss) from operations......       1,783            102,959
Other income (expense), net........      (1,783)(7)         (3,472)
Gain on sale of operations, net....          --                 --
                                        -------         ----------
                                         (1,783)            (3,472)
                                        -------         ----------
Income (loss) before income
  taxes............................          --             99,487
Income taxes.......................          --             39,601
                                        -------         ----------
Income (loss) before extraordinary
  gain (loss)......................          --             59,886
Extraordinary gain (loss), net of
  tax..............................          --                 --
                                        -------         ----------
    Net income.....................     $    --         $   59,886
                                        =======         ==========
Basic net income per share.........                     $     0.57
                                                        ==========
Diluted net income per share.......                     $     0.54
                                                        ==========
Shares used in computing net income
  per share:
  Basic............................                        104,833
  Diluted..........................                        111,048

                           QUINTILES, PMSI AND ENVOY

                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
           (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS ACTUAL)

NOTE 1

     Pro forma portfolio changes are intended to adjust the PMSI portfolio of businesses, removing results of operations of Other Dispositions to reflect the ongoing businesses being acquired by Quintiles. Accordingly, these adjustments to the results of operations for the nine months ended September 30, 1998, principally affect:

        a. the elimination of the operating results of PMSI's non-US operating assets, which were sold on December 3, 1998 and August 5, 1998;

        b. the elimination of the loss from assets held for sale of IMR, which was sold on March 31, 1998;

        c. the elimination of the net gain on the sale of IMR and PMSI's remaining non-US operating assets;

        d. the elimination of non-recurring transaction costs associated with the sale of IMR and PMSI's remaining non-US operating assets.

NOTE 2

     The pro forma purchase accounting adjustments related to the PMSI business combination are summarized as follows:

Depreciation and amortization expense:
  To eliminate PMSI historical goodwill amortization........  $ (531)
  Amortization of incremental intangible assets.............   3,690
                                                              ------
                                                              $3,159
                                                              ======

     The identifiable intangible asset (software) is being amortized on a straight-line basis over five years and goodwill is being amortized on a straight-line basis over thirty years.

     PMSI historical depreciation expense ($386) has been reclassified to be consistent with the classification used by Quintiles.

                           QUINTILES, PMSI AND ENVOY

                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 -- (CONTINUED)

NOTE 3

     The pro forma presentation assumes PMSI's $69.0 million 6.25% Convertible Subordinated Debentures due 2003, 100% outstanding at January 1, 1998, would have been redeemed for cash at January 1, 1998. The pro forma impact is as follows:

Eliminate interest income on cash used for redemption.......  $(2,760)
Eliminate interest expense..................................    3,132
                                                              -------
                                                              $   372
                                                              =======
Extraordinary income (loss), net of tax
  Eliminate gain on market purchases........................  $(1,154)
                                                              =======

NOTE 4

     To eliminate the gain of $7,624 (and resulting income tax expense of $3,126) recorded related to the sale of NDC shares.

NOTE 5

     Unless otherwise disclosed, income tax expense on pro forma adjustments (excluding goodwill amortization expense) is reflected using a 38.5% tax rate.

NOTE 6

     Non-recurring transaction costs of approximately $20 million (as currently estimated by management), consisting of direct transaction costs, are anticipated to be incurred in connection with the ENVOY business combination. Such costs will be expensed by Quintiles upon closing of the combination. Such costs have not been reflected in the unaudited pro forma combined condensed statement of operations.

NOTE 7

     For the nine months ended September 30, 1998, ENVOY historical transaction related costs ($1,783) have been reclassified as other income (expense) to be consistent with the classification used by Quintiles.

                           QUINTILES, PMSI AND ENVOY

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  PRO FORMA                                             QUINTILES
                                     HISTORICAL   PORTFOLIO      PMSI      HISTORICAL    PRO FORMA      AND PMSI    HISTORICAL
                                        PMSI      CHANGES(1)   PRO FORMA   QUINTILES    ADJUSTMENTS     PRO FORMA     ENVOY
                                     ----------   ----------   ---------   ----------   -----------     ---------   ----------
Net revenue........................   $ 91,677     $(68,186)    $23,491     $852,900      $    --       $876,391     $137,605
Costs and expenses:
  Direct...........................     49,640      (38,768)     10,872      448,920           --        459,792       64,247
  General and administrative.......     32,923      (20,996)     11,927      277,238         (362)(2)    288,803       32,734
  Depreciation and amortization....      1,566         (858)        708       37,930        4,574(2)      43,212       34,432
  In-process R&D writeoff..........     12,046      (12,046)         --           --           --             --        6,600
  Impairment of assets held for
    sale...........................     15,333      (15,333)         --           --           --             --           --
  Income from assets held for
    sale...........................       (486)         486          --           --           --             --           --
  Research and development.........         --           --          --           --           --             --        2,192
                                      --------     --------     -------     --------      -------       --------     --------
                                       111,022      (87,515)     23,507      764,088        4,212        791,807      140,205
                                      --------     --------     -------     --------      -------       --------     --------
Income (loss) from operations......    (19,345)      19,329         (16)      88,812       (4,212)        84,584       (2,600)
Other income (expense):
  Interest income..................      3,849           --       3,849        8,472       (3,588)(3)      8,733        1,312
  Interest expense.................     (4,283)         129      (4,154)      (8,764)       4,154(3)      (8,764)      (1,577)
  Other............................         --           --          --       (1,985)          --         (1,985)          --
  Gain on sale of operations, net
    of loss........................     36,239      (36,239)         --           --           --             --           --
                                      --------     --------     -------     --------      -------       --------     --------
                                        35,805      (36,110)       (305)      (2,277)         566         (2,016)        (265)
                                      --------     --------     -------     --------      -------       --------     --------
Income (loss) before income taxes
  and minority interest............     16,460      (16,781)       (321)      86,535       (3,646)        82,568       (2,865)
Minority interest..................        (29)          29          --           --           --             --           --
Income taxes.......................     10,848      (10,366)        482       30,852         (313)(4)     31,021        6,333
                                      --------     --------     -------     --------      -------       --------     --------
Net income (loss) from continuing
  operations.......................      5,641       (6,444)       (803)      55,683       (3,333)        51,547       (9,198)
Loss from discontinued
  operations.......................     (9,914)       9,914          --           --           --             --           --
                                      --------     --------     -------     --------      -------       --------     --------
Net income (loss) available for
  common shareholders..............   $ (4,273)    $  3,470     $  (803)    $ 55,683      $(3,333)      $ 51,547     $ (9,198)
                                      ========     ========     =======     ========      =======       ========     ========
Basic net income per share.........                                         $   0.76                    $   0.66
Diluted net income per share.......                                         $   0.74                    $   0.65
Shares used in computing net income
  per share:
  Basic............................                                           73,739                      77,799
  Diluted..........................                                           75,275                      79,375

                                                      QUINTILES
                                                       PMSI AND
                                       PRO FORMA        ENVOY
                                     ADJUSTMENTS(5)   PRO FORMA
                                     --------------   ----------
Net revenue........................     $     --      $1,013,996
Costs and expenses:
  Direct...........................           --         524,039
  General and administrative.......           --         321,537
  Depreciation and amortization....           --          77,644
  In-process R&D writeoff..........           --           6,600
  Impairment of assets held for
    sale...........................           --              --
  Income from assets held for
    sale...........................           --              --
  Research and development.........           --           2,192
                                        --------      ----------
                                              --         932,012
                                        --------      ----------
Income (loss) from operations......           --          81,984
Other income (expense):
  Interest income..................           --          10,045
  Interest expense.................           --         (10,341)
  Other............................           --          (1,985)
  Gain on sale of operations, net
    of loss........................           --              --
                                        --------      ----------
                                              --          (2,281)
                                        --------      ----------
Income (loss) before income taxes
  and minority interest............           --          79,703
Minority interest..................           --              --
Income taxes.......................           --          37,354
                                        --------      ----------
Net income (loss) from continuing
  operations.......................           --          42,349
Loss from discontinued
  operations.......................           --              --
                                        --------      ----------
Net income (loss) available for
  common shareholders..............     $     --      $   42,349
                                        ========      ==========
Basic net income per share.........                   $     0.42
Diluted net income per share.......                   $     0.39
Shares used in computing net income
  per share:
  Basic............................                      100,753
  Diluted..........................                      107,980

                           QUINTILES, PMSI AND ENVOY

                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
           (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS ACTUAL)

NOTE 1

     Pro forma portfolio changes are intended to adjust the PMSI portfolio of businesses, removing results of operations of Other Dispositions to reflect the ongoing businesses being acquired by Quintiles. Accordingly, these adjustments to the results of operations for the year ended December 31, 1997, principally affect:

        a. the elimination of non-recurring charges associated with the write-off of in-process research and development related to the acquisition of Source Europe, which was acquired on December 15, 1997.

        b. the elimination of the operating results of PMSI's non-US operating assets, which were sold on December 3, 1998 and August 5, 1998;

        c. the elimination of the loss from assets held for sale and the impairment of assets held for sale associated with PMSI's decision to dispose of IMR, which was sold on March 31, 1998;

        d. the elimination of operating results of Source US and the OTC Business, which were sold on December 15, 1997;

        e. the elimination of the operating results of Bugamor Publishing, which was sold on July 30, 1997;

        f. the elimination of the gain on the sale of Source US, the OTC Business and Bugamor Publishing.

NOTE 2

     The pro forma purchase accounting adjustments related to the PMSI business combination are summarized as follows:

Depreciation and amortization expense:
  To eliminate PMSI historical goodwill amortization........  $ (708)
  Amortization of incremental intangible asset..............   4,920
                                                              ------
                                                              $4,212
                                                              ======

     The identifiable intangible asset (software) is being amortized on a straight-line basis over five years and goodwill is being amortized on a straight-line basis over thirty years.

     PMSI historical depreciation expense ($362) has been reclassified to be consistent with the classification used by Quintiles.

                           QUINTILES, PMSI AND ENVOY

                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1997 -- (CONTINUED)

NOTE 3

     The pro forma presentation assumes PMSI's $69.0 million 6.25% Convertible Subordinated Debentures due 2003, 100% outstanding at January 1, 1997, would have been redeemed for cash at January 1, 1997. The pro forma impact is as follows:

Eliminate interest income on cash used for redemption.......  $(3,588)
Eliminate interest expense incurred by continuing
  operations................................................    4,154
                                                              -------
                                                              $   566
                                                              =======

NOTE 4

     Income tax expense on pro forma adjustments (excluding goodwill amortization expense) is reflected using a 38.5% tax rate.

NOTE 5

     Non-recurring transaction costs of approximately $20 million (as currently estimated by management), consisting of direct transaction costs, are anticipated to be incurred in connection with the ENVOY transaction. Such costs will be expensed by Quintiles upon closing of the combination. Such costs have not been reflected in the unaudited pro forma combined condensed statement of operations.

                              QUINTILES AND ENVOY
             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following unaudited pro forma combined condensed financial data and explanatory notes are presented to show the impact on the historical financial position and results of operations of Quintiles assuming the proposed business combination of Quintiles and ENVOY, which is to be accounted for using the pooling of interests method of accounting, had occurred. ENVOY's year end is December 31. Quintiles' year end is December 31.

     In the ENVOY business combination, each outstanding share of ENVOY common stock and ENVOY Series B convertible preferred stock will be exchanged for 1.166 shares of Quintiles common stock. Based on a total of approximately 24,374,000 shares of ENVOY common stock and preferred stock outstanding on December 14, 1998, Quintiles would issue approximately 28,421,000 shares of Quintiles common stock. Quintiles will pay cash in lieu of fractional shares. Quintiles also will convert any remaining unexercised ENVOY stock options into Quintiles stock options at the exchange ratio.

     The unaudited pro forma combined condensed balance sheet reflects the combined historical balance sheets of Quintiles and ENVOY at September 30, 1998. The unaudited pro forma combined condensed statements of operations for the years ended December 31, 1997, 1996 and 1995 and for the nine months ended September 30, 1998 and 1997 reflect the combined historical operating results of Quintiles and ENVOY for such periods.

     The unaudited pro forma combined condensed results presented do not reflect any incremental direct costs, potential cost savings or revenue enhancements which may result from the consolidation of certain operations of Quintiles and ENVOY. Therefore, the unaudited pro forma combined condensed statements of operations may not be indicative of the results of past or future operations. No assurances can be given with respect to the ultimate level of cost savings and/or revenue enhancements which may be realized following consummation of the proposed transaction.

     The unaudited pro forma combined condensed financial data are not necessarily indicative of the results that would have been obtained had the business combination occurred on the dates indicated. The unaudited pro forma combined condensed financial data should be read in conjunction with the related historical financial statements and notes thereto of Quintiles and ENVOY incorporated by reference in this Current Report on Form 8-K.

                              QUINTILES AND ENVOY
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                HISTORICAL                        QUINTILES
                                           --------------------    PRO FORMA      AND ENVOY
                                           QUINTILES    ENVOY     ADJUSTMENTS     PRO FORMA
                                           ---------   --------   -----------     ----------
ASSETS
Current assets:
  Cash and cash equivalents..............  $ 88,499    $ 22,095   $        --     $  110,594
  Accounts receivable and unbilled
    services.............................   295,425      44,429            --        339,854
  Investments............................    44,448          --            --         44,448
  Prepaid expenses.......................    26,931       1,471            --         28,402
  Other current assets...................    10,738       4,751            --         15,489
                                           --------    --------   -----------     ----------
    Total current assets.................   466,041      72,746            --        538,787
Property and equipment...................   353,095      45,785            --        398,880
Less accumulated depreciation............   113,939      26,887            --        140,826
                                           --------    --------   -----------     ----------
                                            239,156      18,898            --        258,054
Intangibles and other assets
  Intangibles............................    71,369      82,416            --        153,785
  Investments............................    59,514         268            --         59,782
  Deferred income taxes..................    68,683          --            --         68,683
  Deposits and other assets..............    33,189       4,722            --         37,911
                                           --------    --------   -----------     ----------
                                            232,755      87,406            --        320,161
                                           --------    --------   -----------     ----------
    Total assets.........................  $937,952    $179,050   $        --     $1,117,002
                                           ========    ========   ===========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Lines of credit........................  $    366    $     --   $        --     $      366
  Accounts payable and accrued
    expenses.............................   118,819      26,702        20,000(1)     165,521
  Credit arrangements, current...........    13,519          84            --         13,603
  Unearned income........................   120,827       1,596            --        122,423
  Income taxes and other current
    liabilities..........................    14,843      11,143            --         25,986
                                           --------    --------   -----------     ----------
    Total current liabilities............   268,374      39,525        20,000        327,899
Long-term liabilities:
  Credit arrangements, less current
    portion..............................   153,879         561            --        154,440
  Long-term obligations..................    24,172          --            --         24,172
  Deferred income taxes and other
    liabilities..........................    26,580       9,131            --         35,711
                                           --------    --------   -----------     ----------
                                            204,631       9,692            --        214,323
                                           --------    --------   -----------     ----------
    Total liabilities....................   473,005      49,217        20,000        542,222
Shareholders' equity:
  Preferred stock........................        --      41,300       (41,300)(2)         --
  Common stock and additional
    paid-in-capital......................   356,059     135,258        41,300(2)     532,617
  Retained earnings (deficit)............   112,379     (46,725)      (20,000)(1)     45,654
  Other equity...........................    (3,491)         --            --         (3,491)
                                           --------    --------   -----------     ----------
    Total shareholders' equity...........   464,947     129,833       (20,000)       574,780
                                           ========    ========   ===========     ==========
    Total liabilities and shareholders'
      equity.............................  $937,952    $179,050   $        --     $1,117,002
                                           ========    ========   ===========     ==========

-------------------------

(1) To accrue non-recurring transaction costs (as currently estimated by management), consisting of direct transactions costs, anticipated to be incurred in connection with the ENVOY transaction.

(2) To reflect that each outstanding share of ENVOY common stock and ENVOY Series B convertible preferred stock will be exchanged for 1.166 shares of Quintiles common stock. Based on a total of approximately 24,375,000 shares of the ENVOY common stock and preferred stock outstanding on December 14, 1998, Quintiles would issue approximately 28,421,000 shares of Quintiles common stock in the merger. Quintiles will pay cash in lieu of fractional shares.

                              QUINTILES AND ENVOY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      HISTORICAL                           QUINTILES
                                 --------------------     PRO FORMA        AND ENVOY
                                 QUINTILES    ENVOY     ADJUSTMENTS(1)     PRO FORMA
                                 ---------   --------   --------------     ---------
Net revenue....................  $848,379    $132,763      $     --        $981,142
Costs and expenses:
  Direct.......................   444,369      58,875            --         503,244
  General and administrative...   274,925      29,728        (1,783)(2)     302,870
  Depreciation and
     amortization..............    40,431      26,948            --          67,379
  Research and development.....        --       1,963            --           1,963
                                 --------    --------      --------        --------
                                  759,725     117,514        (1,783)        875,456
                                 --------    --------      --------        --------
Income from operations.........    88,654      15,249         1,783         105,686
Other expense, net.............    (1,917)       (637)       (1,783)(2)      (4,337)
                                 --------    --------      --------        --------
Income before income taxes.....    86,737      14,612            --         101,349
Income taxes...................    27,823      11,653            --          39,476
                                 --------    --------      --------        --------
Net income.....................  $ 58,914    $  2,959      $     --        $ 61,873
                                 ========    ========      ========        ========
Basic net income per share.....  $   0.77                                  $   0.61
                                 ========                                  ========
Diluted net income per share...  $   0.76                                  $   0.58
                                 ========                                  ========
Shares used in computing net
  income per share:
  Basic........................    76,476                                   101,018
  Diluted......................    77,987                                   107,171

-------------------------

(1) Non-recurring transaction costs of approximately $20 million (as currently estimated by management), consisting of direct transaction costs, are anticipated to be incurred in connection with the ENVOY transaction. Such costs will be expensed by Quintiles upon closing of the business combination with ENVOY. Such costs have not been reflected in the unaudited pro forma combined condensed statement of operations.
(2) For the nine months ended September 30, 1998, ENVOY historical transaction related costs have been reclassified as other income (expense) to be consistent with the classification used by Quintiles.

                              QUINTILES AND ENVOY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL                      QUINTILES
                                       --------------------    PRO FORMA    AND ENVOY
                                       QUINTILES    ENVOY     ADJUSTMENTS   PRO FORMA
                                       ---------   --------   -----------   ---------
Net revenue..........................  $608,436    $ 97,625    $     --     $706,061
Costs and expenses:
  Direct.............................   321,376      45,852          --      367,228
  General and administrative.........   196,922      23,175          --      220,097
  In-process R&D writeoff............        --       6,600          --        6,600
  Depreciation and amortization......    26,751      25,013          --       51,764
  Research and development...........        --       1,689          --        1,689
                                       --------    --------    --------     --------
                                        545,049     102,329          --      647,378
                                       --------    --------    --------     --------
Income (loss) from operations........    63,387      (4,704)         --       58,683
Other (expense) income, net..........    (2,000)        143          --       (1,857)
                                       --------    --------    --------     --------
Income (loss) before income taxes....    61,387      (4,561)         --       56,826
Income taxes.........................    22,525       3,327          --       25,852
                                       --------    --------    --------     --------
Net income (loss)....................  $ 38,862    $ (7,888)   $     --     $ 30,974
                                       ========    ========    ========     ========
Basic net income per share...........  $   0.53                             $   0.32
                                       ========                             ========
Diluted net income per share.........  $   0.52                             $   0.30
                                       ========                             ========
Shares used in computing net income
  per share:
  Basic..............................    73,283                               96,085
  Diluted............................    74,967                              103,956

                              QUINTILES AND ENVOY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL                      QUINTILES
                                       --------------------    PRO FORMA    AND ENVOY
                                       QUINTILES    ENVOY     ADJUSTMENTS   PRO FORMA
                                       ---------   --------   -----------   ---------
Net revenue..........................  $852,900    $137,605    $     --     $990,505
Costs and expenses:
  Direct.............................   448,920      64,247          --      513,167
  General and administrative.........   277,238      32,734          --      309,972
  Depreciation and amortization......    37,930      34,432          --       72,362
  In-process R&D writeoff............        --       6,600          --        6,600
  Research and development...........        --       2,192          --        2,192
                                       --------    --------    --------     --------
                                        764,088     140,205          --      904,293
                                       --------    --------         ---     --------
Income (loss) from operations........    88,812      (2,600)         --       86,212
Other income (expense):
  Interest income....................     8,472       1,312          --        9,784
  Interest expense...................    (8,764)     (1,577)         --      (10,341)
  Other..............................    (1,985)         --          --       (1,985)
                                       --------    --------    --------     --------
                                         (2,277)       (265)         --       (2,542)
                                       --------    --------    --------     --------
Income (loss) before income taxes....    86,535      (2,865)         --       83,670
Income taxes.........................    30,852       6,333          --       37,185
                                       --------    --------    --------     --------
Net income (loss) available for
  common shareholders................  $ 55,683    $ (9,198)   $     --     $ 46,485
                                       ========    ========    ========     ========
Basic net income per share...........  $   0.76                             $   0.48
Diluted net income per share.........  $   0.74                             $   0.45
Shares used in computing net income
  per share:
  Basic..............................    73,739                               96,693
  Diluted............................    75,275                              103,881

                              QUINTILES AND ENVOY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         HISTORICAL                        QUINTILES
                                    --------------------    PRO FORMA      AND ENVOY
                                    QUINTILES    ENVOY     ADJUSTMENTS     PRO FORMA
                                    ---------   --------   -----------     ---------
Net revenue.......................  $600,100    $ 90,572     $    --       $690,672
Costs and expenses:
  Direct..........................   308,886      43,500          --        352,386
  General and administrative......   206,251      24,631          --        230,882
  Depreciation and amortization...    25,681      25,497          --         51,178
  Non-recurring costs.............    15,431          --       4,664(1)      20,095
  In-process R&D writeoff.........        --       8,700          --          8,700
  Merger and facility integration
     costs........................        --       4,664      (4,664)(1)         --
  EMC losses......................        --         540          --            540
  Research and development........        --       1,779          --          1,779
                                    --------    --------     -------       --------
                                     556,249     109,311          --        665,560
                                    --------    --------     -------       --------
Income (loss) from operations.....    43,851     (18,739)         --         25,112
Other income (expense):
  Interest income.................     7,206       1,032          --          8,238
  Interest expense................    (9,716)     (2,872)         --        (12,588)
  Non-recurring transaction
     costs........................   (17,118)         --          --        (17,118)
  Other...........................        18          --          --             18
                                    --------    --------     -------       --------
                                     (19,610)     (1,840)         --        (21,450)
                                    --------    --------     -------       --------
Income (loss) before income
  taxes...........................    24,241     (20,579)         --          3,662
Income taxes......................    14,808       1,717          --         16,525
                                    --------    --------     -------       --------
Net income (loss).................     9,433     (22,296)         --        (12,863)
Non-equity dividend...............    (1,785)    (14,921)         --        (16,706)
                                    --------    --------     -------       --------
Net income (loss) available for
  common shareholders.............  $  7,648    $(37,217)    $    --       $(29,569)
                                    ========    ========     =======       ========
Basic net income (loss) per
  share...........................  $   0.11                               $  (0.33)
Diluted net income (loss) per
  share...........................  $   0.11                               $  (0.33)
Shares used in computing net
  income (loss) per share:
  Basic...........................    69,148                                 88,409
  Diluted.........................    71,785                                 88,409

-------------------------

(1) For the twelve months ended December 31, 1996, ENVOY historical merger and facility integration costs represent one-time acquisition costs, and as such, have been reclassified as non-recurring costs to be consistent with the classification used by Quintiles.

                              QUINTILES AND ENVOY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL                      QUINTILES
                                        -------------------    PRO FORMA    AND ENVOY
                                        QUINTILES    ENVOY    ADJUSTMENTS   PRO FORMA
                                        ---------   -------   -----------   ---------
Net revenue...........................  $368,056    $34,197    $     --     $402,253
Costs and expenses:
  Direct..............................   192,899     18,967          --      211,866
  General and administrative..........   126,969     11,156          --      138,125
  Depreciation and amortization.......    17,586      2,725          --       20,311
  Non-recurring costs.................     4,702         --          --        4,702
  Research and development............        --      1,466          --        1,466
                                        --------    -------    --------     --------
                                         342,156     34,314          --      376,470
                                        --------    -------    --------     --------
Income (loss) from operations.........    25,900       (117)         --       25,783
Other income (expense):
  Interest income.....................     2,562        380          --        2,942
  Interest expense....................    (3,846)      (659)         --       (4,505)
  Other...............................        39         --          --           39
                                        --------    -------    --------     --------
                                          (1,245)      (279)         --       (1,524)
                                        --------    -------    --------     --------
Income (loss) before income taxes.....    24,655       (396)         --       24,259
Loss in investee......................        --      1,776          --        1,776
Income taxes..........................     9,310        (50)         --        9,260
                                        --------    -------    --------     --------
Net income (loss) from continuing
  operations..........................    15,345     (2,122)         --       13,223
Loss from discontinued operations.....        --     (2,401)         --       (2,401)
                                        --------    -------    --------     --------
Net income (loss).....................    15,345     (4,523)         --       10,822
Non-equity dividend...................      (719)        --          --         (719)
                                        --------    -------    --------     --------
Net income (loss) available for common
  shareholders........................  $ 14,626    $(4,523)   $     --     $ 10,103
                                        ========    =======    ========     ========
Basic net income (loss) per share
  from:
  Continuing operations...............  $   0.23                            $   0.16
  Discontinued operations.............        --                               (0.03)
                                        --------                            --------
                                        $   0.23                            $   0.13
                                        ========                            ========
Diluted net income (loss) per share
  from:
  Continuing operations...............  $   0.23                            $   0.15
  Discontinued operations.............        --                               (0.03)
                                        --------                            --------
                                        $   0.23                            $   0.12
                                        ========                            ========
Shares used in computing net income
  (loss) per share:
  Basic...............................    63,171                              80,357
  Diluted.............................    64,946                              82,717

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         Exhibit Number                        Description of Exhibit
         --------------                        ----------------------

         23.01                                 Consent of Ernst & Young LLP (Envoy)
         23.02                                 Consent of Arthur Andersen LLP (Envoy)
         23.03                                 Consent of PricewaterhouseCoopers LLP (PMSI)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                QUINTILES TRANSNATIONAL CORP.



                                By:  /s/ Rachel R. Selisker
                                   ---------------------------------------------
Dated: January 27, 1999               Rachel R. Selisker
                                      Chief Financial Officer and Executive Vice
                                      President Finance

                                  EXHIBIT INDEX

Exhibit Number                Description of Exhibit
--------------                ----------------------

23.01                         Consent of Ernst & Young LLP (Envoy)
23.02                         Consent of Arthur Andersen LLP (Envoy)
23.03                         Consent of PricewaterhouseCoopers LLP (PMSI)